UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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☐   Soliciting Material Pursuant to §240.14a-12
CHAD THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CHAD THERAPEUTICS, INC.
21622 Plummer Street
Chatsworth, California 91311
(818) 882-0883
SPECIAL MEETING OF SHAREHOLDERS—YOUR VOTE IS CRITICAL TO THE FUTURE OF THE COMPANY
[                      ], 2007
Dear Shareholder:
     You are cordially invited to attend a special meeting of shareholders of CHAD Therapeutics, Inc., to be held on [                      ], [                      ], 2008, beginning at [           ] a.m., local time, at our principal executive offices at 21622 Plummer Street, Chatsworth, California 91311.
     At the special meeting, you will be asked to vote on the proposed sale of our oxygen conserver business pursuant to an Asset Purchase Agreement, dated as of November 16, 2007 between CHAD Therapeutics, Inc. and Inovo, Inc. (the “Asset Sale”). The proposed purchase price of the oxygen conserver business is $5,250,000, subject to adjustment for changes in working capital. A substantial portion of the proceeds from this sale would be used to pay all of our outstanding secured debt. The terms of the Asset Sale are described more fully in the accompanying proxy statement.
     The proposed Asset Sale is part of our strategy for exiting the oxygen therapy business in order to concentrate our efforts on the development and commercialization of products for the sleep disorder market. We believe that we cannot compete effectively in the oxygen therapy business in light of current price pressure on oxygen products and the reductions in, and continued uncertainty with respect to, government reimbursement policies that affect the market for oxygen products. In addition to the proposed Asset Sale, we are actively seeking a purchaser for our transfilling business.
     Our oxygen therapy business is currently unprofitable and generates a significant negative cash flow from operations. We do not currently have the capital resources to fund continuing losses in the oxygen therapy business. Therefore, if the Asset Sale is not approved, we expect to begin a liquidation of our assets and wind down our business.
     We urge you to read the proxy statement materials in their entirety and consider them carefully. Please pay particular attention to the “Risk Factors” beginning on page 16 for a discussion of the risks related to the proposed Asset Sale. There are a number of material risks inherent in the Asset Sale, including the fact that, if we exit the oxygen therapy business, we will rely in the future upon our sleep disorder products, none of which have been commercially introduced.
     After careful consideration, our Board of Directors has unanimously approved the Asset Sale and unanimously recommends that you vote “FOR” approval and adoption of the Asset Purchase Agreement and approval of the Asset Sale. The approval and adoption of the Asset Purchase Agreement and approval of the Asset Sale requires the affirmative vote of holders of at least a majority of the outstanding shares of common stock of CHAD Therapeutics, Inc. as of the record date. Failure to vote may be the equivalent of a “No” vote.
     It is important that your shares be represented at the special meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the special meeting, we urge you to vote promptly by returning the enclosed proxy card. You may revoke your proxy at any time before it has been voted.
     Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.
     Thank you for your cooperation and continued support.

Very truly yours,

Thomas E. Jones	Earl L. Yager
Chairman of the Board	President and Chief Executive Officer
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE ASSET SALE OR PASSED UPON THE MERITS OR FAIRNESS OF THE ASSET SALE NOR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THIS PROXY STATEMENT IS DATED [                     ], 2007
AND IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT [                    ], 2007.

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CHAD THERAPEUTICS, INC.
21622 Plummer Street
Chatsworth, California 91311
(818) 882-0883

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [                    ], 2008

     Notice is hereby given that a special meeting of shareholders of CHAD Therapeutics, Inc. will be held at our principal executive offices at 21622 Plummer Street, Chatsworth, California 91311 on the [          ] day of [          ], 2008 at [          ] a.m., local time, for the following purposes:
1.	To consider and vote upon a proposal to approve the sale of our oxygen conserver business in accordance with the terms and conditions of an Asset Purchase Agreement, dated as of November 16, 2007, between Inovo, Inc., a Florida corporation (“Inovo”), and CHAD Therapeutics, Inc., a California corporation. Pursuant to the Asset Purchase Agreement, CHAD would sell substantially all of the assets related to its oxygen conserver business to Inovo and Inovo would assume certain liabilities related to the oxygen conserver business (the “Asset Sale”).

2.	To consider and vote upon a proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, with respect to the Asset Sale.

3.	To act on any other business properly presented at the special meeting or any postponements or adjournments thereof.
     Pursuant to the Bylaws of the Company, the Board of Directors has fixed [                     ], 2007, as the record date for the determination of such shareholders entitled to notice of and to vote at the Meeting, and all adjournments thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at the Meeting. You are cordially invited to attend the special meeting in person.
     Any proxy may be revoked at any time prior to its exercise by delivery of a later-dated proxy, using the toll-free telephone number or Internet website address or by voting in person at the special meeting.
     We ask that you vote your shares as described above regardless of whether you plan to attend the special meeting in person. If you fail to return your proxy card or fail to submit your proxy by telephone or Internet and do not attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and if a quorum is present, will have the same effect as a vote against approval of the Asset Sale.
     A complete list of our shareholders entitled to vote at the special meeting, or any adjournment thereof, will be available for inspection by shareholders during normal business hours at our offices located at 21622 Plummer Street, Chatsworth, California 91311, beginning the earlier of ten days prior to the special meeting or two business days after delivery of this notice. Such list will also be available for examination at the special meeting.

By Order of the Board of Directors,
/s/ PAULA O’CONNOR
Paula O’Connor
Secretary [ ], 2007

IMPORTANT—PLEASE VOTE YOUR PROXY PROMPTLY. After reading the proxy statement, please mark, sign, date and return the enclosed proxy card in the accompanying reply envelope, or call the toll-free number or use the Internet by following the instructions included with your proxy card, whether or not you plan to attend the special meeting in person. Please vote as promptly as possible. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, VOTE VIA TELEPHONE OR INTERNET OR ATTEND THE SPECIAL MEETING IN PERSON.
If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Morrow & Co., LLC at 1-800-607-0088.

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CHAD THERAPEUTICS, INC.
21622 Plummer Street
Chatsworth, California 91311
(818) 882-0883
PROXY STATEMENT
[                     ], 2007
SUMMARY
          The following summary highlights selected information about the Asset Sale and the special meeting and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “CHAD,” “Company,” “we,” “our,” “ours,” and “us” refer to CHAD Therapeutics, Inc. and its subsidiaries.
The Special Meeting
Time, Place and Purpose of the Special Meeting
          A special meeting of shareholders will be held on [                     ], 2008, beginning at [           ] a.m., local time, at our principal executive offices at 21622 Plummer Street, Chatsworth, California 91311 for the following purposes:
1.	To consider and vote upon a proposal to approve the sale of our oxygen conserver business in accordance with the terms and conditions of an Asset Purchase Agreement, dated as of November 16, 2007, between Inovo, Inc. a Florida corporation (“Inovo”) and CHAD Therapeutics, Inc. Pursuant to the Asset Purchase Agreement, CHAD would sell substantially all of the assets related to its oxygen conserver business to Inovo and Inovo would assume certain liabilities related to the oxygen conserver business (the “Asset Sale”).

2.	To consider and vote upon a proposal to adjourn the special meeting for the purpose of soliciting, if necessary, additional proxies with respect to the Asset Sale.

3.	To act on any other business properly presented at the special meeting or any postponements or adjournments thereof.
Recommendation of CHAD’s Board of Directors; Reasons for the Asset Sale
          The Board of Directors has concluded that, as a small public company, CHAD cannot compete effectively in the oxygen therapy business, which has been characterized in recent years by pressure on selling prices and reduction in, and uncertainty with respect to, government reimbursement policies. After considering a wide variety of strategic alternatives and conducting an extensive market test process with the assistance of Ewing, Bemiss & Co. (“Ewing Bemiss”), an independent investment banking firm, our Board of Directors has:
•	unanimously approved the Asset Purchase Agreement and the Asset Sale and other transactions contemplated thereby; and

•	unanimously recommended that shareholders vote “FOR” the proposal to approve the Asset Sale.

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          The Board of Directors believes the Asset Sale is in the best interests of the Company and its shareholders for the following reasons:
•	We need to exit the oxygen therapy business because we are unable to operate profitably in the current competitive environment.

•	The Board believes our best prospects lie in the sleep disorder market.
•	The Asset Sale will (i) reduce the drain on our cash flow resulting from our current oxygen therapy operations; (ii) reduce the risk that we will be forced to liquidate the Company or seek protection under federal bankruptcy laws; (iii) provide cash to fund pursuit of opportunities in the sleep disorder market, (iv) provide cash to pay all of our secured debt, thereby eliminating existing encumbrances on our sleep disorder assets, and (v) facilitate our ability to find new financing or strategic partners to assist in the development and commercialization of our sleep disorder products.
Effect of the Asset Sale on CHAD
     Our business currently consists of the following elements:
•	Oxygen conserver business

We manufacture and sell oxygen conservers and therapeutic devices for use by ambulatory patients requiring supplementary oxygen under the brand names: Oxymatic, Oxymizer, Lotus, Bonsai, Sequoia, Cypress and Sage. Sales of oxygen conservers and related products accounted for approximately 94% and 91% of our sales for the six month and twelve month periods ended September 30, 2007 and March 31, 2007, respectively. The assets related to our oxygen conserver business comprised approximately 54% of the book value of our total assets as of September 30, 2007.

If the Asset Sale is approved, the oxygen conserver business and related assets will be sold to Inovo.

•	Oxygen transfilling business

We manufacture and sell transfilling systems which combine stationary and ambulatory oxygen systems in a single device. Patients requiring supplementary oxygen may use these systems to provide stationary oxygen in their homes and to fill their portable oxygen cylinders. The systems are sold under the brand names: TOTAL O2, OMNI-2 and OMNI-5. We refer to our oxygen conserver business and the transfilling business together as our “oxygen therapy business.” Sales of transfilling systems accounted for approximately 6% and 9% of our sales for the six month and twelve month periods ended September 30, 2007 and March 31, 2007, respectively. The assets related to our transfilling business comprised approximately 25% of the book value of our total assets as of September 30, 2007.

We are currently seeking a buyer for our transfilling business. The assets related to this business are not part of the Asset Sale.

•	Sleep disorder products

We are currently engaged in the development of products for the sleep disorder market. These products are intended to assist physicians and sleep labs in diagnosing and treating patients with sleep disorders such as sleep apnea. None of these products has been commercially introduced. An application is currently pending with the Food & Drug Administration for approval to market the first device. Our other sleep disorder products are undergoing further development and pre-clinical testing. The assets related to our sleep disorder products consist primarily of intellectual property rights, product prototypes and related parts. As of September 30, 2007, these assets comprised approximately 21% of the book value of our total assets.

We intend to use the net proceeds from the Asset Sale to fund further development and commercialization of our products for the sleep disorder market. We anticipate that the net proceeds from the Asset Sale after payment of all our secured debt and certain other obligations will be approximately $1.1 million.
Record Date, Quorum and Voting Power
     You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [                    ], 2007, the record date for the special meeting. Each record holder of shares of our common stock is entitled to cast one vote per share on each proposal, in accordance with our articles of

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incorporation. Approval of the Asset Sale requires the affirmative vote of a majority of our outstanding shares. As of the record date, there were 10,179,759 shares of common stock outstanding.
     The holders of a majority of the shares of common stock outstanding on the record date, represented in person or by proxy, will constitute a quorum for the special meeting.
Voting by Directors and Executive Officers
     As of the record date, our directors and executive officers held and are entitled to vote, in the aggregate, 857,633 shares of our common stock, representing approximately 8.42% of the outstanding shares of our common stock entitled to vote on the proposals. We have been informed by our directors and executive officers that they intend to vote all of their shares “FOR” approval of the Asset Sale.
Proxies; Revocation
     If you hold shares in your name as the shareholder of record, then you received this proxy statement and a proxy card from us. If you hold shares in street name through a broker, bank or other nominee, then you received this proxy statement from the nominee, along with the nominee’s form of proxy card, which includes voting instructions. In either case, you may vote your shares by Internet, telephone or mail without attending the special meeting. To vote by Internet or telephone 24 hours a day, seven days a week, follow the instructions on the proxy card. To vote by mail, mark, sign and date the proxy card and return it in the postage-paid envelope provided with this proxy statement.
     Internet and telephone voting provide the same authority to vote your shares as if you returned your proxy card by mail. In addition, Internet and telephone voting will reduce our proxy-related postage expenses.
     You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either: (i) advise our Corporate Secretary in writing, (ii) deliver a new executed proxy dated after the date of the proxy you wish to revoke, (iii) submit another vote over the Internet or by telephone, in each case after the date of the proxy you wish to revoke, or (iv) attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.
Approval of Proposed Asset Sale Pursuant to the Asset Purchase Agreement
     We are asking our shareholders to approve the sale of our oxygen conserver business to Inovo pursuant to the Asset Purchase Agreement for the purchase price of $5,250,000 in cash (the “Purchase Price”), subject to an adjustment for changes in our net working capital as of the closing date. The Purchase Price may not exceed $5,500,000. There is no limit on the potential downward adjustment of the Purchase Price if we suffer a decline in our working capital related to the oxygen conserver business. If the Asset Sale had closed as of October 31, 2007, the Purchase Price would have been $5,161,000.
     If our shareholders approve the Asset Sale, we will sell to Inovo substantially all of the assets used in our oxygen conserver business, including without limitation manufacturing equipment and tools, inventory, accounts receivable, contract rights, licenses and permits, patents, trademarks and other intellectual property, the name “CHAD” and associated goodwill. In addition, Inovo would assume certain liabilities related to our oxygen conserver business including trade accounts payable, liabilities under assumed contracts and warranty obligations, not to exceed $100,000, on oxygen conservers sold by us prior to the closing date. We would continue to be responsible for all liabilities not expressly assumed by Inovo.
     If the Asset Sale is approved, we will use a substantial portion of the proceeds to pay all of our outstanding secured debt. After payment of such debt, employee termination expenses, transaction expenses, and funding of operating losses between now and the anticipated closing date, we estimate our net proceeds to be $1,100,000, which will be used to continue the development and marketing of our products for the sleep disorder market. In addition, we will continue to own the assets related to our transfilling business; however, we are actively seeking a buyer for that business. We do not intend to distribute any of the net proceeds from the Asset Sale to our shareholders. See “Approval of Proposed Asset Sale Pursuant to Asset Purchase Agreement” and “The Asset Purchase Agreement—The Transaction.”

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     If the Asset Sale is not approved or otherwise not completed, we expect to significantly curtail our business operations and commence the liquidation of our assets. Our negative cash flow during the past six months has been largely financed through a secured line of credit. However, we have exhausted our borrowing capacity under this line of credit. While we might obtain additional capital through a sale of our transfilling assets or through the sale of our stock or other securities, we have no definitive agreements in place for any such transaction and there is substantial doubt that we would be able to raise sufficient funds in a time frame which would enable us to continue our business operations. In connection with the potential liquidation of our assets, the provider of our secured credit line might foreclose upon our operating assets or we might seek protection under the federal bankruptcy laws.
The Parties to the Transaction
CHAD Therapeutics, Inc.
21622 Plummer Street
Chatsworth, California 91311
(818) 882-0883
     CHAD Therapeutics, Inc., a California corporation (“CHAD” or the “Company”), was organized in August 1982 to develop, produce, and market respiratory care devices designed to improve the efficiency of oxygen delivery systems for both home and hospital treatment of patients who require supplemental oxygen. The Company introduced its first respiratory care device in 1983 and has introduced additional respiratory care devices in subsequent years. Our principal office is located at 21622 Plummer Street, Chatsworth, California 91311. Our telephone number is (818) 882-0883. Our Internet address is www.chadtherapeutics.com.
Inovo, Inc
2975 Horseshoe Drive South, Suite 600
Naples, Florida 34104
(239) 643-6577
     Inovo, Inc. a Florida corporation (“Inovo”), is a privately held company based in Naples, Florida and is a leading manufacturer of oxygen regulators and conserving devices, serving the home healthcare, emergency medical service and hospital markets.
     See “The Asset Purchase Agreement—The Parties to the Asset Purchase Agreement.”
Transition Services Agreement
     If we enter into the Asset Sale, we will provide certain transition services to Inovo for a period that will end no later than June 15, 2008. During the transition period, we will continue to manufacture oxygen conservers in our Chatsworth facility for sale by Inovo and provide certain other services to assist Inovo with the operation of the oxygen conserver business. Inovo will reimburse us in full for all operating expenses incurred in connection with providing these transition services. Inovo is required to transfer the oxygen conserver operations to its facilities in Naples, Florida no later than June 15, 2008.
Employee Matters
     Inovo has advised us that it intends to hire 13 of our employees, including Oscar Sanchez, our Vice President of Business Development.

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     Our employees who are exclusively engaged in the oxygen conserver business and who are not hired by Inovo will be terminated as of the end of the transition services period. We currently anticipate terminating 77 employees. Such terminations will be subject to the WARN Act under federal law which requires us to give not less than 60 days prior notice of such terminations. We currently anticipate that we will incur approximately $421,000 of termination related expenses in connection with the Asset Sale. See also the discussion below under “Interests of CHAD’s Executive Officers.”
     After completion of the Asset Sale and transition services period, we anticipate we will have approximately six employees.
Indemnification
     We have agreed to indemnify Inovo for any and all damage, loss, liability and expense, including all reasonable expenses of investigation and reasonable attorneys’ fees, including in connection with any action, suit or proceeding involving a third-party claim or a claim solely between us and Inovo arising out of:
•	any misrepresentation or breach of warranty or breach of covenant or agreement made or to be performed by us pursuant to the Asset Purchase Agreement; or

•	any liability of CHAD not expressly assumed by Inovo (“Excluded Liabilities”).
     Our indemnity obligations with respect to Excluded Liabilities are unlimited under the Asset Purchase Agreement. Otherwise, subject to certain exceptions, our indemnity obligations only apply to claims made within two years of the closing of the Asset Sale.
     Approximately 6.7% of the Purchase Price ($350,000) will be placed in an escrow account for up to 180 days following closing of the Asset Sale. Inovo will have recourse to the monies held in escrow with respect to any post-closing working capital adjustments or indemnification claims it might have. See “The Asset Purchase Agreement—Survival; Indemnification.”
No Solicitation of Transactions; Competing Offer
     The Asset Purchase Agreement restricts our ability to solicit or engage in discussions or negotiations with, or provide information to, third parties regarding competing transactions for the oxygen conserver business. Our Board of Directors may, however, respond to certain unsolicited proposals from third parties. We are required to notify Inovo immediately if we receive an unsolicited proposal for a competing offer. Our Board of Directors may terminate the Asset Purchase Agreement under certain circumstances and agree to a competing offer, so long as CHAD complies with certain terms of the Asset Purchase Agreement. We are obligated to pay Inovo a termination fee of $200,000 if our Board of Directors withdraws its recommendation in favor of the Asset Sale or if we complete a competing transaction within 12 months after the Asset Purchase Agreement is terminated (other than as a result of Inovo’s breach). See “The Asset Purchase Agreement—No Solicitation of Competing Offers; Right to Consider Superior Proposal.”
Termination of the Purchase Agreement
     Inovo may terminate the Asset Purchase Agreement if the conditions to closing, including receipt of approval by the shareholders of CHAD, have not been satisfied by March 31, 2008. In addition, either party may terminate the Asset Purchase Agreement if the other party is in material breach of a representation or covenant that is not cured within 30 days. We may terminate the Asset Purchase Agreement at any time and enter into a competing transaction subject to the requirements discussed in “The Asset Purchase Agreement—No Solicitation of Transactions; Competing Offer” above. The parties may also terminate the Asset Purchase Agreement at any time by mutual consent. See “The Asset Purchase Agreement—Termination of the Purchase Agreement.”

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Fees and Expenses
     Generally, if the Asset Sale is completed, or if either party terminates the Asset Purchase Agreement for any reason allowed under its terms, the parties are responsible for their own transaction expenses. In addition, we have agreed to pay Inovo a termination fee of $200,000 under certain circumstances described above. See “The Asset Purchase Agreement—Fees and Expenses.”
Tax Consequences of the Asset Sale to our Shareholders
     Our shareholders will not receive any of the proceeds from the Asset Sale and therefore the transaction will not be a taxable event for federal income tax purposes to our shareholders. See “The Asset Purchase Agreement—Material U.S. Federal Income Tax Consequences of the Asset Sale Transaction.”
Interests of CHAD’s Executive Officers
     When considering whether to approve the Asset Sale, you should be aware that our executive officers may be deemed to have an interest in the Asset Sale in addition to their interests as CHAD shareholders, that may be different from, or conflict with, your interests as a CHAD shareholder. We expect that several of our executive officers will be terminated following the Asset Sale and will be entitled to severance payments as set forth below.

Potential Severance Payment Due if
Name of Executive Officer	Terminated Following the Asset Sale

Alfonso Del Toro	$27,346
Erika Laskey	$26,307
     In addition, we have entered into change in control severance agreements with each of our executive officers. The severance agreements were entered into under a Severance and Change in Control Policy that we adopted in 1997 and have been consistently used for substantially all of our employees, including our executive officers. The severance agreements provide for payments if the employee is terminated within two years of a change in control of the Company. The amount payable varies by position; our executive officers would be entitled to a severance payment equal to two times their annual salary if they are terminated within two years of a change in control of the Company. Our Board of Directors has determined that the Asset Sale will not, in and of itself, constitute a change in control under the Severance and Change in Control Policy. However, if, in addition to the Asset Sale, we sell all or a substantial portion of our remaining assets, or if we sell the Company, then severance payments could be triggered for our executive officers. The table below sets forth information about possible additional severance payments that could become payable to our executive officers in the future. See “Approval of Proposed Asset Sale Transaction Pursuant to Asset Purchase Agreement—Interests of CHAD’s Executive Officers.”

Additional Severance Payments
Which May Become Due Subject To
Future Events Constituting a Change
Name of Executive Officer	in Control

Thomas E. Jones	$320,016
Earl L. Yager	$480,000
Alfonso Del Toro	$257,054
Tracy A. Kern	$260,400
Erika Laskey	$525,692
Kevin McCulloh	$330,000

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Appraisal Rights
     Our shareholders do not have appraisal rights under California law in connection with the Asset Sale. See “Approval of Proposed Asset Sale Transaction Pursuant to Asset Purchase Agreement—Appraisal Rights.”
Required Vote
     All holders of CHAD’s common stock on the record date are entitled to vote on the approval of the Asset Sale. The affirmative vote of a majority of the votes entitled to be cast is required to approve the Asset Sale. See “The Special Meeting—Required Vote; Abstentions; Broker Non-Votes.”
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS
     The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed Asset Sale. These questions and answers may not address all questions that may be important to you as a shareholder of CHAD Therapeutics, Inc. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement.

Q:	Where and when is the special meeting?

A:	The special meeting will be held at our principal executive offices at 21622 Plummer Street, Chatsworth, California 91311 on the [ ] th day of [ ], 2008 at [ ]:00 a.m., local time.

Q:	What matters will I vote on at the special meeting?

A:	At the special meeting, you will be asked to consider and vote upon:
•	a proposal to approve the sale of our oxygen conserver business in accordance with the terms and conditions of an Asset Purchase Agreement, dated as of November 16, 2007, between Inovo and CHAD. Pursuant to the Asset Purchase Agreement, CHAD would sell substantially all of the assets related to its oxygen conserver business to Inovo and Inovo would assume certain liabilities related to the oxygen conserver business (the “Asset Sale”);

•	a proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, with respect to the Asset Sale; and

•	any other business properly presented at the special meeting or any postponements or adjournments thereof.

Q:	How does CHAD’s Board of Directors recommend that I vote on the proposals?

A:	After considering the prospects for our oxygen conserver business, evaluating a wide variety of strategic alternatives and conducting an extensive market test process with the assistance of an independent investment banking firm, our Board of Directors unanimously recommends that you vote:
•	“FOR” the proposal to approve the Asset Sale;

•	“FOR” the adjournment proposals.

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Q:	What are the reasons that CHAD’s Board of Directors is recommending that I vote for the proposed Asset Sale?

A.	The oxygen conserver business has been characterized over the past several years by increased concentration of the customer base, pressure on selling prices and reductions in, and uncertainty with respect to, government reimbursement policies. As a result, we are no longer able to operate the oxygen conserver business profitably. Our operating results have deteriorated in the past several years, with the decline worsening since the middle of 2007. During the six months ended September 30, 2007, our negative cash flow from operations was approximately $1.7 million. As a small public company, we are burdened by the costs of compliance with the obligations imposed on public companies, while lacking the diversification necessary to carry us through this difficult time in the oxygen conserver market. Our Board of Directors evaluated this situation and consulted with Ewing Bemiss, an independent investment bank, regarding our strategic options. After exploring a wide variety of options, the Board determined that the most feasible solution to the Company’s current problems would be to exit the oxygen therapy business and concentrate on products for the sleep disorder market.

The sale of our oxygen conserver business is the first step in our planned exit from the oxygen therapy business; we are actively pursuing the possible sale of our transfilling business. Once we have exited the oxygen therapy business, we will devote all our efforts to the development and commercialization of products for the sleep disorder market. Such efforts will likely require us to obtain additional funding and/or to enter into strategic partnerships with other companies who could facilitate the commercialization of our sleep disorder products. We believe our ability to pursue such opportunities will be significantly enhanced once we have exited the oxygen therapy business. A number of investors and potential strategic partners have indicated a preliminary interest in our sleep disorder products; however, their interest in investing or partnering with us has been constrained by the continuing operating losses suffered in our oxygen therapy business and the fact that all of the assets related to the sleep disorder market are pledged as collateral on our secured credit line. If the Asset Sale is approved, we will use the proceeds from such sale to pay all of our outstanding secured debt, including the credit line, thereby enabling us to pursue our strategy for the sleep disorder market.

Q:	What will happen if the Asset Sale is approved?

A:	If our shareholders approve the sale of our oxygen conserver business, we will sell to Inovo substantially all of the assets used in that business, including manufacturing equipment and tools, inventory, accounts receivable, contract rights, licenses and permits, patents, trademarks and other intellectual property, the name CHAD and associated goodwill. We will retain the assets related to our transfilling business as well as the assets related to our products under development for the sleep disorder market. We will actively pursue a buyer for the transfilling business. In addition, we will continue with the development and introduction of our products for the sleep disorder market. At an appropriate time, we will consider the possibility of selling the Company or the remaining assets of the Company and thereafter liquidating the Company. See “The Asset Purchase Agreement—The Transaction.”

Q:	What will happen if the Asset Sale is not approved?

A:	If the Asset Sale is not approved or otherwise not completed, we expect to curtail our oxygen therapy business and commence the liquidation of our assets. The oxygen conserver business is generating a negative cash flow and we do not currently have access to sufficient capital resources to cover continued operating losses. We will attempt to work with our secured creditor to reach an appropriate resolution of our situation, which could include an orderly winding down of our operations or seeking protection under federal bankruptcy laws.

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Q:	Will I receive any distribution or dividend from the Company as a result of the Asset Sale?

A:	No. The Company will receive all of the proceeds from the Asset Sale and it intends to use the net proceeds to fund the development and commercialization of our products for the sleep disorder market.

Q:	Will a fairness opinion be received with respect to the proposed Asset Sale?

A:	No. The Board of Directors concluded that the cost of obtaining a fairness opinion was not appropriate given the limited proceeds to be generated from the Asset Sale. The Board determined that the amount that would have been spent to obtain a fairness opinion could be better used in furthering the development and commercialization of the Company’s products for the sleep disorder market.

Q:	What vote of shareholders is required to approve the Asset Sale?

A:	For us to complete the Asset Sale, shareholders holding a majority of the shares of our common stock outstanding at the close of business on the record date must vote “FOR” the proposed transaction.

Q:	When do you expect to complete the Asset Sale?

A:	We are working toward completing the Asset Sale as quickly as possible, and we anticipate that it will be completed within a few business days following a favorable shareholder vote. Completion of the Asset Sale is not subject to any required governmental approvals nor is it subject to any remaining third party consents. See “The Asset Purchase Agreement—Conditions to the Asset Sale” and “The Asset Purchase Agreement—Closing.”

Q:	What are the federal income tax consequences of the Asset Sale to CHAD and its shareholders?

A:	The Asset Sale is expected to result in a book gain and a taxable loss to the Company. The Asset Sale will not be a taxable event for federal income tax purposes to our shareholders. See “The Asset Purchase Agreement—Material U.S. Federal Income Tax Consequences of the Asset Sale Transaction.”

Q:	Will my shares of common stock continue to be listed on the American Stock Exchange after completion of the Asset Sale?

A:	We have discussed the proposed Asset Sale with representatives of the American Stock Exchange and they have not advised us of any concerns with regard to our continuing as a listed company following the Asset Sale. It should be noted that the American Stock Exchange has broad discretionary authority to initiate delisting proceedings if it believes a company’s financial condition and/or operating results appear to be unsatisfactory or the company has sold its principal assets.

Q:	Are there risks I should consider in deciding whether to vote to approve the Asset Sale?

A:	Yes. There are substantial risks involved with the sale of our primary revenue generating business and the pursuit of a business strategy which relies upon our sleep disorder products which have not yet generated any revenue. In evaluating the proposed Asset Sale, you should carefully consider the factors discussed in “Risk Factors” beginning on page 16 and the other matters discussed in this proxy statement.

Q:	Can I change my vote?

A:	You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either: (i) advise our Corporate Secretary in writing, (ii) deliver a new proxy dated after the date of the proxy you wish to revoke, (iii) submit another vote over the Internet or by telephone, in each case after the date of the proxy you wish to revoke, or (iv) attend the special meeting and vote your

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shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

Q:	What happens if I do not return a proxy card?

A:	The failure to return your proxy card will have the same effect as voting against the Asset Sale, but will have no effect on the adjournment proposals.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the effect of a vote against the Asset Sale (but will have no effect on the adjournment proposal).

Q:	Am I entitled to appraisal rights?

A:	No. Our shareholders have no appraisal rights under California law in connection with the Asset Sale.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope or follow the telephonic or Internet voting procedures on your proxy card as soon as possible so that your shares may be represented at the special meeting.

Q:	Who can help answer my other questions?

A:	If you have more questions about the Asset Sale, you should contact Earl Yager at (818) 882-0883. You may also contact our proxy solicitor:
Morrow & Co, LLC
470 West Avenue
Stamford, CT 06902
(203) 658-9400 (Call Collect)
(800) 607-0088 (Call Toll-Free)
E-mail: chad.info@morrowco.com

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RISK FACTORS
     In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, set forth below are cautionary statements identifying important factors that could cause actual events or results to differ materially from any forward-looking statements made by us or on our behalf, whether oral or written. We wish to ensure that any forward-looking statements are accompanied by meaningful cautionary statements in order to maximize to the fullest extent possible the protections of the safe harbor established in the Private Securities Litigation Reform Act of 1995. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause actual events or results to differ materially from our forward-looking statements.
     In addition to the other information included in this proxy statement, you should consider carefully the matters described below in evaluating the proposed Asset Sale as well as our business. Additional risks and uncertainties that are not presently known to us or that we do not currently believe to be important to you also may adversely affect our business, and the Asset Sale.
RISKS IF THE ASSET SALE IS CONSUMMATED
If the Asset Sale is consummated, we will depend upon our unproven products for the sleep disorder market for our future success.
     If the Asset Sale is consummated, we will endeavor to sell our transfilling assets as quickly as possible, and thereafter focus our efforts on the development and commercialization of products for the sleep disorder market. If this strategy is implemented, our future results will depend upon our ability to successfully complete the development of our sleep disorder products and our ability to commercially introduce such products. These products are electro-mechanical devices designed to be used by physicians and sleep clinics to diagnose and treat sleep disorders such as apnea. All of our historical revenues have been generated from the sale of oxygen therapy products. None of our sleep disorder products are currently available on a commercial basis. Several remain in the development stage. We expect to begin marketing the first of our sleep disorder products in the first calendar quarter of 2008.
     We face significant challenges in executing our plan to enter the sleep disorder market. None of our sleep disorder products have been commercially proven and we do not have an established presence in this sector of the health care market. We will face competition from several well established manufacturers of products for the sleep disorder market, all of whom have substantially greater financial and marketing resources than we have. Our ability to enter this market will depend upon proving the efficacy of our products, persuading physicians, sleep clinics and others of the efficacy and technical advantages which we believe our sleep disorder products will offer, developing a strategy for marketing our sleep disorder products and obtaining the financial resources to support these efforts. As with any business which has not established its commercial viability, there is a high risk that we will fail in our efforts to implement this strategy.
Most of our sleep disorder products remain in the development stage and we do not know when, if ever, we will generate any revenues from such products.
     Most of our products for the sleep disorder market remain in the development stage. Before we can commercially introduce such products, we must complete the development process, undertake clinical tests to demonstrate the efficacy and safety of such products, modify the products to the extent that clinical testing indicates further improvements are necessary and obtain marketing approval from the Food & Drug Administration. Each of these steps is subject to multiple risks which could prevent or delay the commercial introduction of such products. As a result, it is not possible for us to predict when, if ever, we will generate revenues from the sale of such products.

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We will require additional financial resources to implement our strategy with respect to the sleep disorder market. Failure to obtain such resources will diminish our prospects for success.
     In order to have adequate funding to expedite the development and commercialization of our sleep disorder products, we will require additional funding. Although several potential investors and strategic partners have expressed a preliminary interest in our sleep disorder products, we do not currently have in place any commitments for funding to support our strategy for the sleep disorder market. If such funding is not obtained, then we will be dependent upon the net proceeds generated by the Asset Sale and the sale of our transfilling assets. We currently anticipate that the net proceeds from the Asset Sale, after payment of all of our secured obligations, termination expenses and transaction fees, will be approximately $1.1 million, which we anticipate will be sufficient to continue our operations for approximately 12 months. We do not know at this time how much cash we will receive, if any, from the sale of our transfilling assets. However, we expect that the total proceeds from such sale may not be sufficient to enable us to adequately market the sleep disorder products against the much larger competitors who currently dominate that market. If we do not generate adequate cash from a sale of the transfilling assets, then we will need to raise funds through the sale of equity or debt securities in order to be a viable competitor in the sleep disorder market.
     If we do raise additional funding through the sale of securities to support our sleep disorder strategy, the terms of any such financing may significantly dilute the equity interests of our current shareholders. Moreover, such funding may be in the form of senior equity with liquidation and other preferences over our common stock. The funding could also be in the form of convertible or non-convertible debt which could place significant restrictions upon our business operations.
     If we are unable to raise sufficient funds to implement our strategy for the sleep disorder market, then our prospects for success will be materially diminished as we will lack the ability to aggressively market our sleep disorder products.
Our future results will depend upon our ability to continue to successfully introduce new products. Difficulties encountered in introducing new products will harm our future operating results.
     The sleep disorder market is subject to continuing technological change. Our products may become obsolete if we do not stay abreast of such changes and introduce new and improved products.
     There are a number of significant risks involved with new product introductions. Problems encountered in the design and development of new products or in obtaining regulatory clearances to market the products may impair our ability to introduce any new product in a timely manner. Competitors may leapfrog our development efforts, particularly if our development efforts are delayed.
     The commercial success of any new products we do introduce will depend upon the health care community’s perception of such products’ capabilities, clinical efficacy and benefit to patients. In addition, prospective sales will be impacted by the degree of acceptance achieved among patients suffering from sleep disorders. Our prospective customers may be reluctant to try unproven products which we introduce. Our ability to successfully introduce new products in a new market sector such as the sleep disorder market will also be complicated by our lack of experience and our lack of an established reputation in this market. Thus, the success of any new products we may introduce is unpredictable and our future results may suffer if we are unable to successfully introduce new products.
Failure to protect our intellectual property rights could hurt our ability to compete in the sleep disorder market.
     The success of our strategy for the sleep disorder market is dependent to a significant extent upon our ability to develop products that have what we believe will be certain technical advantages over currently available sleep disorder products. Such technical advantages are derived from proprietary technologies and rights to patented inventions. Our ability to adequately protect such intellectual property rights is therefore crucial to our potential success in the sleep disorder market. We pursue a policy of protecting our intellectual property rights through a combination of patents, trademarks, license agreements, confidentiality agreements and protection of trade secrets. To the extent that our products do not receive patent protection, competitors may be able to market substantially similar products, thereby eroding our potential market share. Moreover, claims

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that our products infringe upon the intellectual property rights of any third party could impair our ability to sell certain products or could require us to pay license fees, thereby increasing our costs.
We may not generate any significant cash from the sale of our transfilling business.
     If the Asset Sale is approved, we will continue our efforts to sell the assets related to our transfilling business. While several companies have indicated an interest in such assets, all such discussions are at a preliminary stage and we do not have any binding commitment to acquire such assets. Moreover, any sale of such assets will depend upon receiving the consent of the licensor for certain patented technologies used in the transfilling products. The licensor would only consent to the proposed sale of such assets to Inovo upon conditions which were not acceptable to Inovo. Although the companies with whom we are currently in discussions with respect to the transfilling assets are substantially larger than Inovo, no assurance can be given that the licensor will agree to consent upon terms which are acceptable to the proposed buyer of such assets, or that a sale of such assets can be successfully negotiated.
You will not receive any portion of the proceeds from the Asset Sale.
     All of the proceeds from the Asset Sale will be received by the Company. We intend to use the net proceeds to fund development and commercialization of our products for the sleep disorder market. We do not intend to pay any dividend or make any distribution to shareholders from the proceeds of the Asset Sale. As a result, you will only benefit from the Asset Sale if (i) we are able to successfully implement our strategy for the sleep disorder market and your stock appreciates in value or (ii) we subsequently sell the Company or our sleep disorder assets at a price which represents a premium over your basis in our common stock.
You will not have the benefit of a fairness opinion in deciding whether or not to vote in favor of the Asset Sale.
     Our Board of Directors decided not to obtain a fairness opinion in connection with the proposed Asset Sale. The sole reason for such decision was the cost entailed in obtaining a fairness opinion. The Board concluded that, in view of the two and a quarter years spent pursuing strategic options for the Company, the exhaustive efforts undertaken by Ewing Bemiss on several occasions to canvass the market for potential acquirers or bidders, the financial advice provided by Ewing Bemiss throughout this process, the Company’s continuing operating losses, the difficult market environment for oxygen therapy products and the Company’s limited alternatives to exiting the oxygen therapy business, the Board could exercise its duty of care in evaluating the Asset Sale without the benefit of a fairness opinion. The Board concluded that the funds that would be spent to obtain a fairness opinion could be better used in developing the Company’s sleep disorder products.
     Because no fairness opinion has been obtained, you will not have the benefit of an independent expert’s evaluation of the fairness of the terms of the proposed Asset Sale to the shareholders of CHAD. Rather, you will only have the Board of Directors’ evaluation in this regard.
RISKS IF THE ASSET SALE IS NOT APPROVED
If the Asset Sale is not approved, there is substantial doubt about our ability to continue as a going concern.
     We do not currently have sufficient capital resources to continue our historical operations for the next 12 months. We have incurred significant operating losses for more than two years and, during the six month period ended September 30, 2007, our negative cash flow from operations was approximately $1.7 million. We funded these losses largely from a secured credit line established in July 2007. However, we have exhausted our

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borrowing capacity under the credit line. Our available cash at September 30, 2007 was approximately $400,000.
     In light of these factors, if the Asset Sale is not approved, we will likely be required to commence the liquidation of our operating assets. It is uncertain whether we will be able to realize fair value for our inventory, equipment, accounts receivable and other property under these circumstances. For example, customers may not pay full value for our products if they have concerns about our ability to service such products and honor our warranty obligations.
     No assurance can be given that any such liquidation process would generate sufficient cash to meet our existing obligations. As a result, there is a possibility that our secured creditor could foreclose upon our assets or that we would be forced to seek protection under federal bankruptcy laws. In either event, it is likely our shareholders would receive little or nothing of value following any foreclosure or bankruptcy proceedings.
If the Asset Sale is not approved, we will likely be unable to pursue development of our strategy for the sleep disorder market.
     If the Asset Sale is not approved, we will lack sufficient cash to pursue further development and commercialization of our products for the sleep disorder market. Although several potential investors and strategic partners have indicated an interest in our sleep disorder products, they have been discouraged from pursuing such discussions by our on-going operating losses resulting from our oxygen therapy business. Moreover, the assets related to our sleep disorder products are all pledged as collateral on our secured credit line. Hence, unless this line is paid off, it will be extremely difficult for us to attract an investor or partner for continued development of the sleep disorder products. Our ability to pay down the secured credit line is dependent upon receiving the cash proceeds to be generated by the Asset Sale. While it is possible that the proceeds from the sale of our transfilling business will provide the funds necessary to pay our secured credit line, our discussions regarding the sale of the transfilling business are in a preliminary stage and we cannot predict at this time the proceeds we will receive, if any, from such a sale.
If the Asset Sale is not approved, our operating results, profitability and operating margins will continue to be adversely affected by price pressure on our principal products.
     During the past several years, there has been significant price pressure on oxygen conservers and therapeutic devices. Thus, though our unit sales of conservers and therapeutic devices in fiscal 2007 showed a 10.1% decline, revenues from the sales of such products declined by 16.9%. This trend is magnified by the continuing consolidation of the home care industry as national chains typically negotiate for quantity discounts. Four major national chains accounted for 49% of our sales for the year ended March 31, 2007, up from 43% in the prior year. One customer accounted for 43%, 36% and 36% for the years ended March 31, 2007, 2006, and 2005, respectively. A second customer accounted for 11% of sales for the year ended March 31, 2005. One non-chain customer accounted for 11% of sales for the year ended March 31, 2006. Future sales may be increasingly dependent upon a limited number of customers which increase the risk that our financial performance may be adversely affected if one or more of these customers reduces their purchases of our products or terminates its relationship with us. During the past two years, a significant decline in orders from one national chain contributed to our decline in revenues. We expect continuing price pressure on our principal products for the foreseeable future. We do not believe we can compete effectively in the oxygen therapy market and, as a result, we are likely to commence a liquidation of our assets if the Asset Sale is not approved.

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If the Asset Sale is not approved, we expect that continued uncertainty with respect to government reimbursement policies will continue to depress the market for our oxygen therapy products.
     Approximately 80% of home health care patients are covered by Medicare and other government programs. Federal law has altered the payment rates available to providers of Medicare services. The Medicare Improvement and Modernization Act of 2003 has resulted in several years of reductions in reimbursement for home oxygen therapy. In February 2006, reimbursement procedures were modified again, with a new requirement that ownership of home oxygen equipment be transferred to the patient after 36 months. New proposals related to reimbursement for home health care are routinely introduced in Congress.
     As a result, we expect changes in reimbursement policies to continue to exert downward pressure on the average selling price of our oxygen therapy products. Moreover, the uncertainty resulting from constant change in reimbursement policies has had a deleterious effect upon our market, causing many home care providers to delay or cut back their product purchase plans as they seek to evaluate the impact of the new policies.
If the Asset Sale is not approved, we expect that the highly competitive environment for oxygen therapy products will continue to exert downward price pressure on our oxygen therapy products.
     Our success in the early 1990s drew a significant number of competitors into the home oxygen market. Some of these competitors have substantially greater marketing and financial resources compared with those of the Company. While we believe that our product features and reputation for quality will continue to be competitive advantages, we note that our market is increasingly dominated by price competition. Some of our competitors have successfully introduced lower priced products that do not provide oxygen conserving capabilities comparable to our products. We expect competition to remain keen, with continuing emphasis on price competition for oxygen conservers and therapeutic devices.
     GENERAL BUSINESS RISKS
If we are unable to stay abreast of continuing technological change, our products may become obsolete, resulting in a decline in sales and profitability.
     The health care industry is characterized by rapid technological change. We have limited internal research and development capabilities. Historically, we have contracted with outside parties to develop new products. Many of our competitors have substantially greater funds and facilities to pursue development of new products and technologies. If we are unable to maintain our technological edge, our product sales will suffer and we may not achieve profitability.
Our operating results would be adversely affected if we incur uninsured losses due to product liability claims.
     The nature of our business subjects us to potential legal actions asserting that we are liable for personal injury or property loss due to alleged defects in our products. Although we maintain product liability insurance in an amount which we believe to be customary for our size, there can be no assurance that the insurance will prove sufficient to cover the costs of defense and/or adverse judgments entered against the Company. To date, we have not experienced any significant losses due to product liability claims. However, given the use of our products by infirm patients, there is a continuing risk that such claims will be asserted against us.

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Our dependence upon third party suppliers exposes us to the risk that our ability to deliver products may be adversely affected if the suppliers fail to deliver quality components on a timely basis.
     While we perform most of our manufacturing internally, some of our products depend upon components or processes provided by independent companies. We expect to continue to use outside firms for various processes for the foreseeable future. From time to time, we have experienced problems with the reliability of components produced by third party suppliers. We do not have any long-term supply contracts that are not readily terminable, and we believe there are alternative sources of supply with respect to all the components we acquire from third parties. Nonetheless, any reliability or quality problem encountered with a supplier could disrupt our manufacturing process, thereby delaying our ability to deliver timely product and potentially harming our reputation with our customers.
We will continue to implement additional finance and accounting systems, procedures and controls to satisfy new reporting requirements.
     As a public company, we are required to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, including expanded disclosures and accelerated reporting requirements and more complex accounting rules. We are now subject to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and other requirements that may increase our costs and require additional management resources. We may need to continue to implement additional finance and accounting systems, procedures and controls to comply with new reporting requirements. There can be no assurance that we will be able to maintain a favorable assessment as to the adequacy of our internal control reporting. If we are unable to maintain an unqualified report as to the effectiveness of our internal controls over financial reporting, investors could lose confidence in the reliability of our internal controls over financial reporting and the reliability of our financial statements, which could harm our business and could impact the market price of our common stock.

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THE SPECIAL MEETING
Time, Place and Purpose of the Special Meeting
     This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our Board of Directors for use at a special meeting to be held on [                      ], 2008, beginning at [      ]:00 a.m., local time, at our principal executive offices at 21622 Plummer Street, Chatsworth, California 91311. The purpose of the special meeting is for our shareholders to consider and vote upon:
•	A proposal to approve the sale of our oxygen conserver business in accordance with the terms and conditions of an Asset Purchase Agreement, dated as of November 16, 2007, between Inovo and CHAD. Pursuant to the Asset Purchase Agreement, CHAD would sell substantially all of the assets related to its oxygen conserver business to Inovo and Inovo would assume certain liabilities related to the oxygen conserver business (the “Asset Sale”).

•	A proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, with respect to the Asset Sale.

•	Any other business properly presented at the special meeting or any adjournment thereof.
     A copy of the Asset Purchase Agreement is attached to this proxy statement as Annex A. This proxy statement, the notice of the special meeting and the enclosed form of proxy are first being mailed to our shareholders on [                      ], 2007.
Board Recommendation
     After considering the current state of the oxygen conserver market, evaluating a wide variety of strategic alternatives and conducting an extensive market test process with the assistance of Ewing Bemiss, an independent investment banking firm, our Board of Directors, has:
•	unanimously approved the Asset Purchase Agreement and the Asset Sale contemplated thereby; and

•	unanimously recommended that shareholders vote “FOR” the proposal to approve the Asset Sale.
Record Date, Quorum and Voting Power
     Our Board of Directors has fixed the close of business on [                      ], 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. Accordingly, only holders of record of shares of our common stock at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting.
     Each outstanding share of our common stock on the record date entitles its holder to one vote on each matter submitted to shareholders. As of the record date, there were 10,179,759 shares of our common stock entitled to be voted, which were held by approximately [                      ] shareholders.
     If a quorum is not present at the meeting, the shareholders present may adjourn the meeting, without notice other than by announcement at the meeting, until a quorum is present or represented. Shares represented by proxies that are marked “ABSTAIN” and “broker non-votes” will be counted as present for the purpose of determining the presence or absence of a quorum at the meeting. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote those shares on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
Required Vote; Abstentions; Broker Non-Votes
     All holders of record of CHAD’s common stock are entitled to vote on the proposals being submitted to shareholders. For us to complete the Asset Sale, shareholders holding a majority of the shares of our common stock entitled to vote thereon must vote “FOR” the approval of the Asset Sale (Proposal 1). As a result, shares

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represented at the meeting that are marked “ABSTAIN,” broker non-votes, if any, and shares not represented at the meeting, will have the same effect as votes against this proposal.
     The approval of the adjournment proposal (Proposal 2) requires that that a quorum is present and the affirmative vote of a majority of the shares represented at the special meeting and entitled to vote on the proposal. As a result, shares represented at the meeting that are marked “ABSTAIN” and broker non-votes, if any, will have the same effect as a vote against Proposal 2. Additionally, if you do not complete and return a proxy card, vote by telephone or Internet or do not vote in person, your shares will not be counted towards the establishment of a quorum.
     Although the American Stock Exchange does not have specific provisions relating to which circumstances a broker can or can not exercise discretionary authority, we believe that a broker cannot exercise discretionary authority with respect to any of the proposals.
Voting by Directors and Executive Officers
     As of the record date, our directors and executive officers held and are entitled to vote, in the aggregate, 857,633 outstanding shares of our common stock, representing approximately 8.42% of the outstanding shares of our common stock entitled to vote on the proposals. The directors and executive officers have informed us that they intend to vote all of their shares of our common stock “FOR” the approval of the Asset Sale transaction and “FOR” the adjournment proposal.
Proxies; Revocation
     If you vote your shares of our common stock by signing a proxy, or by voting over the Internet or by telephone as indicated on the proxy card, your shares will be voted at the special meeting in accordance with the instructions given. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the approval of the Asset Sale and “FOR” the adjournment proposal. The proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting at the discretion of the proxy holders. The persons appointed in the proxies as proxy holder are officers or directors of CHAD. Our management is not aware that any other matters are to be presented for action at the meeting.
     You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either: (i) advise our Corporate Secretary in writing, (ii) deliver a new proxy dated after the date of the proxy you wish to revoke, (iii) submit another vote over the Internet or by telephone, in each case after the date of the proxy you wish to revoke, or (iv) attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.
     Shareholders who have questions or requests for assistance in completing and submitting proxy cards should contact Morrow & Co., LLC, our proxy solicitor, at the following telephone numbers: (203) 658-9400 (collect) or (800) 607-0088 (toll-free).
Expenses of Proxy Solicitation
     CHAD will pay the cost of this proxy solicitation, including amounts charged by Morrow & Co., LLC, our proxy solicitor. In addition to soliciting proxies by mail, directors, officers and employees of CHAD may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. In addition, Morrow & Co., LLC will provide solicitation services to us for a fee of approximately $8,500 plus out-of-pocket expenses. CHAD will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

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Shareholder List
     Either ten days prior to the special meeting or two business days after delivery of this notice, whichever is earlier, a complete list of our shareholders entitled to vote at the special meeting, or any adjournment thereof, will be available for inspection by any of our shareholders during normal business hours at our principal executive offices located at 21622 Plummer Street, Chatsworth, California 91311. In addition, the same list will be available for examination by any of our shareholders at the special meeting.

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APPROVAL OF PROPOSED ASSET SALE PURSUANT TO
ASSET PURCHASE AGREEMENT
(PROPOSAL 1)
     We are asking our shareholders to consider and vote upon the Asset Sale as contemplated by the Asset Purchase Agreement, dated as of November 16, 2007, pursuant to which CHAD will sell substantially all of the assets related to its oxygen conserver business to Inovo and Inovo will assume certain liabilities related to the oxygen conserver business.
     The following is a description of the proposed Asset Sale transaction and the Asset Purchase Agreement. Although we believe that this description covers the material terms of the transaction, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire proxy statement, including the copy of the Asset Purchase Agreement attached to this proxy statement as Annex A, for a more complete understanding of the transaction. The following description is subject to, and is qualified in its entirety by reference to, the Asset Purchase Agreement.
Background of the Asset Sale
          The terms and conditions of the Asset Purchase Agreement and the Asset Sale are the result of arm’s length negotiations between our representatives and the representatives of Inovo. Set forth below is a summary of the background of these negotiations.
          Since 2004, the market for our core oxygen therapy products has deteriorated steadily. There has been a consolidation trend among home health care dealers, our primary customers. This increasing concentration, together with cost cutting efforts implemented under government reimbursement policies, has resulted in sustained price pressure on our products. Moreover, a series of actual and proposed changes relating to the level of reimbursement for home oxygen therapy by Medicare, Medicaid and other third-party health insurers, and the methodology according to which the level and timing of reimbursement would be determined in the future, has caused many customers to reduce or defer their purchases. During this same period, our management believed that our sleep disorder technology had significant commercial potential that could only be realized if we could attract sufficient capital to complete the development and marketing of the sleep disorder products or form an alliance with another company with substantial capital resources and distribution capabilities.
          On August 11, 2005 the investment banking firm of Ewing Bemiss outlined to the Board of Directors the potential advantages of our strategic options, including the raising of additional capital and the sale of the Company as a whole or in parts.
          On October 1, 2005 our Board of Directors, after interviewing several investment banks, engaged Ewing Bemiss to assist us in exploring our strategic options, including the possible sale of the Company. Ewing Bemiss was selected based upon the Board’s conclusion that its extensive experience in the home health care market and its commitment of senior investment bankers to our engagement made it an appropriate choice to advise the Company.
          On October 27, 2005, the Board of Directors authorized Ewing Bemiss to initiate contact with potential buyers of the entire Company, our oxygen therapy business or our sleep disorder business. During November and early December 2005, Ewing Bemiss contacted 22 parties to determine their interest in the acquisition of the Company or of our oxygen therapy or sleep disorder business.
          In December 2005, we entered into confidential merger discussions with a major provider of healthcare products and services. Detailed discussions and negotiations with this potential buyer continued through August 8, 2006, but were ultimately unsuccessful. Following the termination of these negotiations, the Board of Directors instructed Ewing Bemiss to go back to other parties that had expressed preliminary interest in the

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possible acquisition of the Company or its assets to determine whether other merger or sale options were available to the Company.
          During September 2006, Ewing Bemiss contacted six parties that had expressed interest in the acquisition of the Company or of either our oxygen therapy or sleep disorder business, and determined that none of these parties was prepared to pursue a merger or acquisition transaction at that time.
          Throughout the remainder of 2006 and the first quarter of 2007, Ewing Bemiss maintained contact with a number of the leading manufacturers of oxygen therapy devices and sleep diagnostic and therapeutic devices and with a number of providers of home respiratory therapy and/or sleep diagnostic and therapeutic services in order to monitor their potential interest in any strategic transaction or joint venture with the Company. On February 1, 2007, Samuel Bemiss, a principal of Ewing, Bemiss, briefed our Board of Directors on the status of such potential opportunities.
          A number of potential buyers executed confidentiality letters with us and initiated due diligence but, ultimately, each of these parties declined to proceed with a strategic transaction involving the Company.
          On May 23, 2007, Mr. Bemiss received a call from Mr. Jack Gary of Raymond James Financial Inc., in which Mr. Gary indicated that Inovo might have an interest in either a merger with us or the acquisition of our oxygen therapy business. Mr. Gary provided an introduction to Mr. Michael Mulroy, Inovo’s Vice President of Finance. Mr. Bemiss initiated discussions with Mr. Mulroy, and on June 11, Inovo executed a confidentiality letter with the Company.
          On June 12, 2007, the Board of Directors approved the execution of a revised engagement letter with Ewing Bemiss & Co. and instructed Mr. Bemiss to continue to explore our options with respect to a merger, an asset sale or a joint development and distribution venture involving the sleep disorder business.
          On June 14, 2007, Mr. Mulroy and Inovo’s Chief Executive Officer, Mr. George Harris, met with our senior management in the Company’s offices in Chatsworth, California to begin a formal due diligence process.
          Throughout the remainder of June, July and early August, Mr. Bemiss and our management continued to hold confidential discussions with Inovo. During this timeframe, Mr. Bemiss also pursued discussions with four other companies, each of which had expressed some interest in acquiring assets of the Company.
          On August 17, 2007, the Board of Directors held a teleconference meeting and Mr. Bemiss reported to the Board on the status of discussions with Inovo and the four other companies. Subsequent to the meeting, Mr. Michael Mulroy, Chief Financial Officer of Inovo, outlined to Mr. Bemiss by telephone a preliminary proposal to acquire our oxygen therapy business for a price in the range of $5,000,000 to $7,000,000.
          On August 22, 2007, Mr. Mulroy delivered to Mr. Bemiss Inovo’s initial Letter of Intent (“LOI”) to acquire the oxygen therapy business for $5,000,000, subject to working capital adjustments. On August 25, 2007, the Board of Directors held a teleconference meeting and Mr. Bemiss advised the Board of the LOI received from Inovo. He also discussed with the Board an indication of interest received from another company to acquire the sleep disorder assets of the Company. The Board of Directors discussed the LOI received from Inovo and agreed to continue negotiations with Inovo. These matters, and the status of negotiations with Inovo, were further discussed at meetings of the Board of Directors held via teleconference on August 31 and September 7, 2007.
          During early September, Messrs. Bemiss, Mulroy and Harris held numerous discussions concerning the terms of the Inovo LOI and, on September 26, 2007, Mr. Harris delivered to Mr. Bemiss a revised LOI, proposing to buy our oxygen therapy business for $6,000,000, subject to working capital adjustments. Mr. Bemiss also continued discussions with the four other companies that had expressed an interest in acquiring a

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portion of our assets. However, by the end of September, it had become clear that none of these other companies was prepared to move forward on terms that were acceptable to us, nor had any companies been identified that were prepared to acquire all of CHAD.
          On September 27, 2007, the Board of Directors held a meeting via teleconference to discuss the revised LOI received from Inovo. Mr. Bemiss participated in the meeting. At the meeting the Board discussed certain aspects of the proposed Asset Sale, including (i) the likely time schedule for due diligence, negotiation, documentation and closing of the proposed transaction; (ii) regulatory requirements and stockholder notice and vote requirements; (iii) the tax consequences of the proposed transaction; and (iv) the terms of a “no shop” agreement and a breakup fee proposed by Inovo. The Board of Directors then authorized management to enter into an LOI with Inovo subject to certain revisions but on terms substantially similar to the revised draft provided by Mr. Mulroy on September 26. Accordingly, on October 5, 2007, we entered into an LOI with Inovo, which provided, among other things, that Inovo would acquire our oxygen therapy business for $6 Million in cash subject to working capital adjustments. Pursuant to the LOI, Inovo would acquire both our oxygen conserver assets and our transfilling assets. The LOI also provided that we would not, subject to certain fiduciary obligations of the Board of Directors, solicit, initiate, or engage in discussions or negotiations with any third party regarding a possible acquisition of the Company or its assets. The LOI and the exclusive negotiation period were scheduled to expire on October 31, 2007. On October 10, 2007, the Board of Directors met via teleconference to review the terms of the executed LOI and to discuss issues related to implementation of the proposed Asset Sale.
          Throughout October and early November, there were frequent discussions and negotiations between Company management, Inovo management, Mr. Bemiss and lawyers and advisors to both parties regarding the Asset Purchase Agreement and related agreements. Our Board of Directors was updated on the status of such negotiations at a meeting held via teleconference on October 19, 2007 and a meeting held in Chatsworth, California on October 23, 2007. On October 31, 2007, the parties extended the LOI and exclusive negotiation period through November 15, 2007.
          On November 12, 2007, the Board of Directors held a special meeting in Chatsworth, California, to discuss the terms of the proposed transaction with Inovo as set forth in a draft Asset Purchase Agreement which had been distributed to the Board. Representatives of Ewing Bemiss, our financial advisers, and Morrison & Foerster LLP, our legal advisers, participated in the meeting. Mr. Bemiss reviewed with the Board of Directors the efforts undertaken by Ewing Bemiss to canvass the market for an acquirer of the Company or its assets. He also reviewed recent economic trends in the industry and the status of continuing uncertainty as to reimbursement policies applicable to oxygen therapy equipment used in a home health care setting. He then reviewed in detail the principal business terms of the draft Asset Purchase Agreement and related documents pertaining to the proposed Asset Sale. Mr. Bemiss discussed, among other things, the potential purchase price adjustments set forth in the Asset Purchase Agreement. Mr. Bemiss next reviewed the financial analyses undertaken by Ewing Bemiss with respect to the proposed Asset Sale. A representative of Morrison & Foerster LLP then reviewed with the Board of Directors the legal terms and conditions contained in the draft Asset Purchase Agreement. The Board of Directors adjourned the meeting with plans to reconvene on the morning of November 14, 2007, to take a final vote on the proposed Asset Sale.
          Late in the day on November 13, 2007, we were advised by the licensor of technology used in the Company’s transfilling business, that the licensor would only consent to an assignment of our rights in such technology to Inovo subject to certain material conditions. Inovo advised us that such conditions were not acceptable to it. We immediately commenced further discussions with Inovo regarding the possibility of selling only our oxygen conserver business and not the transfilling assets which had been part of the original proposed transaction. That evening and the following morning, we engaged in negotiations with Inovo regarding the price Inovo would be willing to pay for the oxygen conserver business.
          On the morning of November 14, 2007, the Board of Directors met via teleconference and was briefed on the licensor’s refusal to consent on terms acceptable to Inovo and the pending discussions with Inovo regarding a restructured deal. The Board of Directors advised management of the terms it would accept for a sale of the oxygen conserver business. Following the Board of Directors meeting, our management reached an

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agreement with Inovo to sell the oxygen conserver business for $5,250,000 in cash, subject to working capital adjustments.
          The Board of Directors reconvened its meeting via teleconference on the afternoon of November 14. The Board was advised of Inovo’s offer to buy the oxygen conserver business for $5,250,000 in cash, subject to working capital adjustments. The Board was further advised that, other than conforming changes to reflect the assets to be sold, the terms and conditions of the Asset Sale were substantially the same as those set forth in the Asset Purchase Agreement reviewed by the Board on November 12. Following a discussion, our Board of Directors unanimously approved the Asset Sale for $5,250,000 in cash, subject to working capital adjustments, pursuant to the terms and conditions set forth in the Asset Purchase Agreement.
Recommendation of CHAD’s Board of Directors; Reasons for the Asset Sale Transaction
          The Board of Directors believes that the Asset Sale is fair to, and in the best interests of the Company and its shareholders and the Board of Directors has unanimously approved the Asset Purchase Agreement and the Asset Sale. The Board believes that the Asset Sale will be beneficial to the Company and its shareholders for several reasons, including the following:
•	We cannot continue to operate the oxygen therapy business. During the six months ended September 30, 2007, our negative cash flow from this business was approximately $1.7 million. We financed this deficit largely with borrowings under our secured credit line. However, we have exhausted our borrowing capability under that credit line and we do not have in place any other capital resources sufficient to fund continuing operating losses of the oxygen therapy business. Accordingly, if we do not sell the oxygen conserver business, we will likely be required to close it down and our ability to continue as a going concern may be jeopardized.

•	The proposed purchase price for a portion of our assets is approximately equal to the entire market capitalization of the Company at the time the proposed Asset Sale was publicly announced.

•	The Board of Directors believes that there may be substantial future value in our products that are being developed for the sleep disorder market. This market is larger than the market for oxygen therapy devices and is not as vulnerable to changes in government reimbursement policies. However, in order to realize the potential for our sleep disorder products, we will need to secure additional financial resources to complete clinical trials of the sleep products and launch these products into the U.S. market. While several potential investors and strategic partners have expressed an interest in our sleep disorder products, none have been prepared to invest in the Company while we continue to incur operating losses from our oxygen therapy business. Moreover, the assets related to the sleep disorder products are currently pledged as collateral on our secured credit line. We will use a portion of the proceeds from the Asset Sale to pay off the credit line, thus freeing these assets from their current encumbered status.

•	The Board of Directors believes that the extensive efforts undertaken during the past two and a quarter years to identify and implement a strategic solution to the Company’s problems, demonstrate that there are limited strategic options available to the Company and none which are superior to the proposed Asset Sale.
          In addition to the factors set forth above, in the course of its deliberations concerning the Asset Sale, the Board of Directors consulted with the Company’s legal and financial advisors as well as our management team, and reviewed a number of other factors relevant to the Asset Sale, including:
•	reports from management and legal and financial advisors on specific terms of the Asset Purchase Agreement and ancillary agreements;

•	information and data received from the Company’s financial advisers regarding the performance of other companies in the oxygen therapy sector;

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•	the Company’s efforts to secure the financing necessary to complete development of the sleep disorder products and to launch them in the U.S. market;

•	the general condition of the respiratory care market in the United States, particularly in light of continuing change and uncertainty with respect to Medicare, Medicaid and other third-party reimbursement policies for home oxygen therapy;

•	the belief that the terms of the Asset Purchase Agreement are reasonable;

•	the expected tax and accounting treatment of the Asset Sale; and

•	the presentations by Ewing Bemiss at the meetings of the Board of Directors held on August 17, September 27 and November 12, 2007 at which Ewing Bemiss discussed their evaluation of our prospects, their efforts to pursue various strategic options on our behalf and their assessment that we were unlikely to receive an offer superior to that made by Inovo.
          The Board of Directors also considered a number of potentially negative factors in its deliberations concerning the Asset Sale, including;
•	the risk of relying upon products which have not yet been commercially introduced;

•	the risk that the net proceeds from the Asset Sale, after payment of our secured credit line and other obligations, would not be sufficient to fund our remaining operations;

•	the possibility of management disruption associated with the Asset Sale and the risk that certain key technical and management personnel might not continue with the Company;

•	the costs of terminating a substantial number of employees; and

•	the risk of market confusion and potential delay or reduction in orders for our products.
          The Board of Directors concluded that, while these risks were not insignificant, they were outweighed by the potential benefits of the Asset Sale.
          The foregoing discussion of information and factors considered by our Board of Directors is not intended to be all-inclusive. In view of the wide variety of factors considered by our Board of Directors, the Board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. However, after taking into account all of the factors set forth above, the Board of Directors unanimously agreed that the Asset Purchase Agreement and the consummation of the Asset Sale were fair to, and in the best interests of, the Company and its shareholders and that we should proceed with the Asset Sale.
Interests of CHAD’s Executive Officers
          When considering whether to approve the Asset Sale, you should be aware that our executive officers may be deemed to have an interest in the Asset Sale in addition to their interests as CHAD shareholders, that may be different from, or conflict with, your interests as a CHAD shareholder. We expect that several of our executive officers will be terminated following the Asset Sale and will be entitled to severance payments as set forth below.

Potential Severance Payment Due if
Name of Executive Officer	Terminated Following the Asset Sale

Alfonso Del Toro	$27,346
Erika Laskey	$26,307

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          In addition, we have entered into change in control severance agreements with each of our executive officers. The severance agreements were entered into under a Severance and Change in Control Policy that we adopted in 1997 and have been consistently used for substantially all of our employees, including our executive officers. The severance agreements provide for payments if the employee is terminated within two years of a change in control of the Company. The amount payable varies by position; our executive officers would be entitled to a severance payment equal to two times their annual salary if they are terminated within two years of a change in control of the Company. Our Board of Directors has determined that the Asset Sale will not, in and of itself, constitute a change in control. However, if, in addition to the Asset Sale, we sell all or a substantial portion of our remaining assets, or if we sell the Company, then severance payments could be triggered for our executive officers. The table below sets forth information about possible additional severance payments that could become payable to our executive officers in the future.

Additional Severance Payments
Which May Become Due Subject To
Future Events Constituting a Change
Name of Executive Officer	in Control

Thomas E. Jones	$320,016
Earl L. Yager	$480,000
Alfonso Del Toro	$257,054
Tracy A. Kern	$260,400
Erika Laskey	$525,692
Kevin McCulloh	$330,000
Regulatory Approvals
     There are no federal or state regulatory requirements with which we must comply, nor are we required to obtain any federal or state approval, in order to consummate the Asset Sale.
Appraisal Rights
     CHAD shareholders will have no appraisal rights under California law in connection with the Asset Sale.
     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
THE ASSET PURCHASE AGREEMENT
     The following is a summary of selected provisions of the Asset Purchase Agreement. While we believe this description covers the material terms of the Asset Purchase Agreement, it may not contain all of the information that is important to you and it is qualified in its entirety by reference to the full text of the Asset Purchase Agreement which is attached as Annex I to this Proxy Statement. We urge you to carefully read the entire Asset Purchase Agreement for a more complete understanding of the Asset Sale.
The Parties to the Asset Purchase Agreement
          CHAD Therapeutics, Inc., a California corporation, was organized in 1982 to develop, produce, and market respiratory care devices designed to improve the efficiency of oxygen delivery systems for both home and hospital treatment of patients who require supplemental oxygen. The Company introduced its first respiratory care device in 1983 and has introduced additional respiratory care devices in subsequent years. CHAD went public in 1983 and its shares are traded on the American Stock Exchange under the symbol “CTU”.

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          Inovo Inc. is a privately held Florida corporation based in Naples, Florida. It is a leading manufacturer of oxygen regulators and conserving devices, serving the home healthcare, emergency medical services and hospital markets.
The Transaction
     At the closing of the Asset Sale, we will transfer and convey to Inovo substantially all of the assets of our oxygen conserver business and Inovo will assume specified liabilities of that business. The oxygen conserver business includes all of the oxygen conservers which we currently market, including the Oxymatic, Oxymizer, Lotus, Bonsai, Sequoia, Cypress and Sage product lines. It also includes accessories such as carrying bags and tubing.
     Purchased Assets
     The purchased assets include:
•	all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles, and other items of tangible personal property associated with the oxygen conserver business, together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto;

•	all inventories of CHAD associated with the oxygen conserver business;

•	all trade accounts receivable and other rights to payment from CHAD’s customers relating to the oxygen conserver business and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to CHAD’s customers, and any claim, remedy, or other right related to any of the accounts receivable listed above;

•	any agreement, contract, lease, consensual obligation, promise, or undertaking (whether written or oral and whether express or implied), whether or not legally binding, that relates to the oxygen conserver business, including all outstanding offers or solicitations made by or to CHAD to enter into any contract or agreement;

•	any consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any governmental body or otherwise made available by or under the authority of any governmental body or pursuant to any legal requirement;

•	all data and records related to the operations of CHAD’s oxygen conserver business;

•	all of the intangible rights and property of CHAD related to the oxygen conserver business, including intellectual property assets related to the oxygen conserver business;

•	all insurance benefits, including rights and proceeds, arising from or relating to the oxygen conserver business prior to the Closing Date;

•	all claims of CHAD against third parties relating to the oxygen conserver business;

•	all rights of CHAD relating to deposits and prepaid expenses, claims for refunds, and rights to offset that are not otherwise excluded;

•	a copy of all proprietary software developed by CHAD which is used by CHAD for both the oxygen conserver business and other operations;

•	the name “CHAD” and associated goodwill; and

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•	all other properties and assets of every kind, character, and description, tangible or intangible, owned by CHAD and used or held for use in connection with the oxygen conserver business, whether or not similar to the items specifically set forth above.
Excluded Assets
          Inovo will not acquire the assets related to our transfilling business (the TOTAL O2, OMNI-2 and OMNI-5 product lines) nor will it acquire the assets related to our products under development for the sleep disorder market (the “Excluded Assets”). The following assets and properties will not be acquired by Inovo:
•	all cash, cash equivalents, and short-term investments;

•	all real property and real property leases;

•	all minute books, stock records, and corporate seals and the shares of capital stock of CHAD held in treasury;

•	all personnel records and other records that CHAD is required by law to retain in its possession;

•	all claims for refund of taxes and other governmental charges of whatever nature and all tax returns;

•	all rights in connection with, and assets of, our employee plans;

•	all of our rights under the Asset Purchase Agreement and other ancillary agreements related to the Asset Sale;

•	any and all intellectual property or other assets directly and primarily related to the transfilling business and the sleep disorder products, including oxygen technologies embedded in CHAD’s sleep therapy license agreements;

•	any and all intellectual property or other assets not related to the oxygen conserver business, but used for corporate administrative purposes, including without limitation, software used for corporate accounting and financial reporting purposes;

•	the Total O2 Delivery System, the OMNI-2 In-Home Filing System, the OMNI-5 In-Home Filing System, plus all related inventory, components, parts, accessories, fixed assets, test fixtures and tooling, accounts receivable, contract rights, patents, trademarks, licenses, governmental authorizations, data, records, manuals, and intangible rights and properties;

•	any tax benefits (including net operating losses of CHAD or other similar tax attributes); and

•	any and all leasehold improvements, fixtures, general office furniture, equipment, and all operation and maintenance manuals and records relating to the excluded assets.
Assumed Liabilities
          Upon the terms and subject to the conditions of the Asset Purchase Agreement, Inovo has agreed, effective at the time of the closing, to assume only the following liabilities, which we refer to as assumed liabilities:
•	any trade account payable associated with the oxygen conserver business that remains unpaid as of the closing date;

•	certain liabilities to CHAD’s customers incurred by CHAD in the ordinary course of business for non-delinquent orders outstanding as of the closing;

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•	certain liabilities arising after the closing under certain CHAD contracts or arising out of or relating to a breach that occured prior to the closing;

•	any liability of CHAD arising after the closing under any CHAD contract included in the assets related to the oxygen conserver business that are entered into by CHAD after the date of the Asset Purchase Agreement (other than any liability arising out of or a relating to a breach that occured prior to the closing date); and

•	any liability of CHAD under any warranty issued by CHAD in connection with the sale of any oxygen conserver before the closing, but not to exceed $100,000 in goods and materials (the “Warranty Cap”).
Retained Liabilities
          Other than the assumed liabilities, all of our other liabilities and obligations will be retained by us, which liabilities and obligations we refer to as retained liabilities, and include:
•	any liability, including royalty payments accrued or accruable to the closing, arising out of or relating to our products to the extent manufactured or sold prior to the closing other than certain assumed payments;

•	any liability under any contract assumed by Inovo that arises after the closing but that arises out of or relates to any breach that occurred prior to the closing;

•	any liability for taxes, including (a) any taxes arising as a result of CHAD’s operation of its business or ownership of the assets prior to the closing, (b) any taxes that will arise as a result of the sale of the assets pursuant to the Asset Purchase Agreement, and (c) any deferred taxes of any nature;

•	any liability under any contract not assumed by Inovo;

•	any environmental, health, and safety liabilities as defined in the Asset Purchase Agreement;

•	any liability under the employee plans or relating to payroll, vacation, sick leave, workers’ compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits, or any other employee plans or benefits of any kind for our employees or former employees or both;

•	any liability under any employment, severance, retention, or termination agreement with any employee, or related party, of CHAD;

•	any liability arising out of or relating to any employee grievance whether or not the affected employees are hired by Inovo;

•	any liability of CHAD to any of its shareholders or any related party of CHAD;

•	any liability to indemnify, reimburse, or advance amounts to any officer, director, employee, or agent of CHAD;

•	any liability to distribute to any of CHAD’s shareholders or otherwise apply all or any part of the consideration received pursuant to the asset purchase agreement;

•	any liability arising out of any proceeding pending as of the closing, unless expressly assumed by Inovo;

•	any liability arising out of any proceeding commenced after the closing and arising out of or relating to any occurrence or event happening prior to the closing, including any Warranty claims related to products sold by Chad prior to the closing to the extent such Warranty claims exceed the Warranty Cap (as such term is deferred in the asset purchase agreement);

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•	any liability arising out of or resulting from CHAD’s compliance or noncompliance with any legal requirement or order of any governmental body;

•	any liability of CHAD under the Asset Purchase Agreement or any other document executed in connection with the proposed Asset Sale; and

•	any liability of CHAD based upon its acts or omissions occurring after the closing.
Assignment of Contracts and Rights
          In the event that the conveyance of a purchased asset would constitute a breach of our obligations related to such purchased asset or in any way adversely affect our rights or Inovo’s rights without the consent of third parties, we have agreed to obtain the consent of appropriate parties for the conveyance.
Purchase Price
          Inovo has agreed to pay $5,250,000 in cash for the purchased assets, which amount we refer to as the purchase price. The purchase price is subject to adjustment as follows: the purchase price may be adjusted on a dollar-for-dollar basis up, to a ceiling of $250,000 or down, with no floor, by subtracting CHAD’s interim working capital from the closing working capital. The closing working capital is calculated on the same basis and applying the same accounting practices and policies that were used in preparing the interim balance sheets. At closing, Inovo is required to deliver to us $4,900,000 in cash. The remaining $350,000 of the purchase price will be deposited into an escrow account pursuant to the Escrow Agreement. Following the closing, Inovo shall calculate the working capital of the oxygen conserver business as of the closing date. We may accept Inovo’s calculation or we may challenge it. If an agreement cannot be reached between us and Inovo with respect to the working capital as of the closing date, then the matter will be submitted for final determination to an independent accounting firm, Hill, Barth & King, LLP. Once the closing date working capital has been finally determined, an adjusting payment will be made by one party to the other to reflect changes in the working capital from September 30, 2007 to the closing date. If a payment is due Inovo based on such final calculation, the first $250,000 of such payment shall be taken from the escrow account. Any remaining funds will remain in escrow until the earlier of 180 days after the closing or 150 days after the closing in the event we enter into a subsequent transaction to sell our sleep disorder business.
Closing
          If the Asset Sale is approved and adopted by our shareholders, the closing will take place as soon as possible after the special shareholder meeting. We are not aware of any regulatory requirements which would delay the closing.
Representations and Warranties
          The Asset Purchase Agreement contains certain representations and warranties of CHAD and Inovo. We have made representations and warranties relating to, among other things:
•	corporate organization, good standing and corporate power to operate our businesses;

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•	our corporate power and authority to enter into the Asset Purchase Agreement and to consummate the Asset Sale;

•	the absence of any violation or breach of, our organizational documents or applicable law as a result of entering into the Asset Purchase Agreement and consummating the Asset Sale;

•	required consents, approvals and notifications under any agreement, contract or other instrument binding us, or any permit, as a result of the Asset Sale;

•	our audited financial statements as of March 31, 2007, our audited financial statements as of March 31, 2006, and an unaudited interim financial statements as of September 30, 2007;

•	that our books and records relating to the oxygen conserver business have been made available to Inovo and the minute books of CHAD since January 1, 2002 contain complete and accurate records of all meeting held and all actions taken by CHAD shareholders, Board of Directors and committees of the Board of Directors;

•	sufficiency of and title to the purchased assets;

•	each item of tangible personal property is in good repair and good operating condition, ordinary wear and tear excepted;

•	all accounts receivable associated with the oxygen conserver business reflected in the balance sheet or the interim balance sheet or on the account records of CHAD as of the closing represent valid obligations arising from sales actually made or services actually performed by CHAD;

•	all items included in the inventories consist of a quality and quantity usable and, with respect to finished goods, saleable;

•	the absence of undisclosed liabilities;

•	all tax returns have been filed and all taxes paid on a timely basis;

•	CHAD has delivered or made available to Inovo all copies of tax returns filed since January 1, 2004 and disclosed all tax returns that have been audited;

•	no material adverse change in the business, financial condition, operations, prospects, assets, results of operations, or condition (financial or other) related to the oxygen conserver business;

•	employee benefits;

•	compliance with legal requirements and governmental authorizations;

•	the absence of legal proceedings or outstanding court orders against us, the oxygen conserver business or any of the purchased assets;

•	the absence of certain changes and events since September 30, 2007, including the absence of changes or events that have had or would have a material adverse effect on us;

•	the terms of and our compliance with contracts related to the oxygen conserver business;

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•	our insurance policies;

•	environmental compliance matters;

•	certain information about the status and compensation of our employees;

•	our compliance with applicable employment laws;

•	the ownership and legal status of our intellectual property;

•	possession of all licenses and permits necessary to carry on the oxygen conserver business;

•	our compliance with the Foreign Corrupt Parties Act and export control and antiboycott laws;

•	the absence of undisclosed broker’s fees;

•	we are not now insolvent and will not be rendered insolvent by the Asset Sale;

•	neither we nor Inovo need to comply with any legal requirements related to bulk-transfer provisions of the uniform Commercial code or similar legal requirements; and

•	the truth and correctness of our representations and warranties in the Asset Purchase Agreement.
          The Asset Purchase Agreement also contains customary representations and warranties made by Inovo, which relate to, among other things:
•	its proper organization, good standing and corporate power to operate its businesses;

•	its power and authority to enter into the Asset Purchase Agreement and to consummate the transactions contemplated by the Asset Purchase Agreement;

•	the enforceability of the Asset Purchase Agreement against it;

•	the absence of conflict with, or breach of, its organizational documents, or applicable law;

•	the absence of any litigation, pending or otherwise, before any governmental body related to the Asset Sale; and

•	no relationship with related persons.
          These representations and warranties have been made solely for the benefit of the parties to the Asset Purchase Agreement and are not intended to be relied on by any other person. You should rely on the disclosure in this proxy statement rather than the representations and warranties in the Asset Purchase Agreement.
          In addition, these representations and warranties are qualified by specific disclosures made to the other parties in connection with the Asset Purchase Agreement, are subject to the materiality standards contained in the Asset Purchase Agreement which may differ from what may be viewed as material by investors and were

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made only as of the date of the Asset Purchase Agreement or such other date as is specified in the Asset Purchase Agreement.
Conduct of Our Business Pending the Closing
          During the period between the signing of the Asset Purchase Agreement and the closing of the Asset Sale, we have agreed, subject to certain exceptions, that we will conduct the oxygen conserver business only in the ordinary course of business and in a manner consistent with past practice, and use commercially reasonable efforts to maintain and preserve intact our business organization, our licenses and permits, the services of our key employees, and the goodwill of those having business relationships with us. In addition, we have also agreed that during the same time period, subject to certain exceptions or unless Inovo gives its prior written consent, we will not:
•	conduct the oxygen conserver business only in the ordinary course of business;

•	except as otherwise directed by Inovo in writing, and without making any commitment on Inovo’s behalf, use our best efforts to preserve intact the current oxygen conserver business and business organization, keep available the services of our officers, employees, and agents, and maintain our relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with us;

•	confer with Inovo prior to implementing operational decisions of a material nature affecting the oxygen conserver business;

•	otherwise report periodically to Inovo concerning the status of the oxygen conserver business, its operations, and its finances;

•	make no material changes in management personnel of the oxygen conserver business without prior written consent of Inovo, other than changes necessitated by management resignations or terminations for cause;

•	maintain the oxygen conserver assets in a state of repair and condition that complies with legal requirements and is consistent with the requirements and normal conduct of the oxygen conserver business;

•	keep in full force and effect, without amendment, all material rights relating to the oxygen conserver business;

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•	comply in all material respects with all legal requirements and contractual obligations applicable to the operations of the oxygen conserver business;

•	continue in full force and effect the insurance coverage under the policies used by us or substantially equivalent policies;

•	except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Internal Revenue Code, not amend, modify, or terminate any employee plan without the express written consent of Inovo, and except as required under the provisions of any employee plan, not make any contributions to or with respect to any employee plan without the express written consent of Inovo, provided that we will contribute that amount of cash to each employee plan necessary to fully fund all of the benefit liabilities of such employee plan on a plan-termination basis as of the closing date;

•	cooperate with and assist Inovo, to the extent reasonably requested by Inovo, in identifying the governmental authorizations required by Inovo to operate the oxygen conserver business from and after the closing date and either transferring existing governmental authorizations of CHAD to Inovo, where permissible, or obtaining new governmental authorizations for Inovo;

•	upon request from time to time, execute and deliver all documents, make all truthful oaths, testify in any proceedings, and do all other acts that may be reasonably necessary or desirable in the opinion of Inovo to consummate the Asset Sale, all without further consideration; and

•	maintain all books and records of CHAD relating to the oxygen conserver business in the ordinary course of business.
Non-Compete
          We have agreed, for a period of five (5) full years after the closing date, not to engage in any business that competes with the oxygen conserver business or engage in the business of marketing, distributing and selling devices related to the oxygen therapy business, provided however, that we may continue to develop, manufacture, distribute, and market products that are primarily designed for diagnosis and treatment of sleep disorders, some of which may have collateral therapeutic benefits for patients requiring supplemental oxygen, and we may continue to develop, manufacture, distribute and market our transfilling products. Further, we have agreed, for a period of five (5) full years after the closing date, not to directly or indirectly attempt or cause or induce any customer, supplier, licensee, licensor, franchisee, employee consultant or other business relation of Inovo or CHAD to in any way interfere with its relationship with Inovo. We may also not hire, retain, or attempt to hire or retain any employee of Inovo or in anyway interfere with the relationship between Inovo and any of its employees or independent contractors.
No Solicitation of Competing Offers; Right to Consider Superior Proposal
          We have agreed not to, and we will not authorize or permit any of our officers, directors, employees, financial advisors, attorneys, accountants or other advisors or representatives retained by us to, directly or indirectly, solicit, initiate, encourage, or, except to the extent necessary for our Board of Directors to comply with its fiduciary duties as advised by counsel, entertain, any inquiry, offer or proposal relating to the transfer or acquisition by purchase, merger, lease, recapitalization, or otherwise of any of our capital stock, the oxygen conserver business or any combination of the foregoing (a “Competing Transaction”). We will notify Inovo within twenty-four hours of receipt or awareness of a Competing Transaction.
          However, if any of our officers, directors, employees, financial advisors, attorneys, accountants or other advisor or representative retained by us, receives an unsolicited offer or proposal providing for the acquisition of us, the oxygen conserver business or the assets relating to the oxygen conserver business, or a similar transaction (a “Competing Offer”), and our Board of Directors determines in good faith, after consulting with outside counsel, that responding to such Competing Offer is necessary in order for the Board to comply with its fiduciary duties to the our shareholders, then we and our representatives may (i) participate in discussions and

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negotiations with the person making the Competing Offer, and (ii) furnish information with respect to us and our oxygen conserver business to such person, provided that (x) the Competing Offer was not made in violation of the Asset Purchase Agreement (y) we entered into a customary non-disclosure agreement with such person, and (z) we do not enter into any agreement with such person providing for exclusive negotiations.
          Notwithstanding the foregoing, we are free to take all reasonable and necessary steps to pursue the sale of any of (i) our assets not associated with the oxygen conserver business, (ii) our sleep disorder assets, (iii) our transfilling assets and (iv) our capital stock, so long as any such sale of capital stock will not interfere with the Asset Sale.
          Our Board of Directors may, in response to a Competing Offer that does not result from any breach of the Asset Purchase Agreement, cause CHAD to terminate the Asset Purchase Agreement in connection with CHAD entering into a definitive agreement with respect to a Competing Offer. In such situation, or if the Asset Purchase Agreement is terminated for any reason other than Inovo’s breach and, within 12 months thereafter, we complete a Competing Transaction, CHAD will be required to pay Inovo a fee of $200,000. See “The Asset Purchase Agreement—Fees and Expenses.”
Employee Benefits
          On the closing date, Inovo will offer employment to certain employees who we refer to as transferred employees. Any such offers will be subject to final employment interviews, compliance with Inovo’s employment criteria, and agreement on the terms of employment between Inovo and each transferred employee. We have agreed not to take any action that would interfere or compete with Inovo’s effort to hire transferred employees.
          Except as otherwise provided in the Asset Purchase Agreement, we will retain all obligations and liabilities under our employee benefit plans with respect to our employees who are not hired by Inovo. In addition, all transferred employees will become fully vested in their accrued benefits under our retirement plans as of the closing date, and we will amend such plans if necessary to achieve this result. We will retain all liabilities and obligations with respect to benefits accrued as of the closing date by transferred employees under our employee benefit plans.
Conditions to the Asset Sale
          The obligations of the parties to complete the Asset Sale are subject to certain conditions, including:
•	the absence of any law prohibiting the consummation of the closing;

•	the parties entering into certain ancillary agreements; and

•	the approval of the Asset Sale by our shareholders.
          The obligation of Inovo to complete the Asset Sale is subject to certain additional conditions, including:

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•	the accuracy of representations and warranties made by us to Inovo;

•	the performance of our obligations under the Asset Purchase Agreement;

•	the absence of any action taken, or law, ordinance, principle of common law, code, regulation, statute, or treaty or any order, injunction, judgment, decree, ruling, assessment, or arbitration award, adopted, issued, or otherwise effective to the purchase of our assets, by any governmental authority that could, directly or indirectly, adversely affect the purchase of our assets or Inovo’s other business or assets;

•	the receipt by us of all required consents, authorizations or approvals;

•	a certified copy of the articles of incorporation and all amendments thereto;

•	the receipt by Inovo of all documents reasonably requested relating to the our good standing and authority to enter into the Asset Purchase Agreement;

•	releases of all encumberances on the oxygen conserver assets, other than permitted encumberances;

•	the receipt of a legal opinion from our counsel, Morrison & Foerster LLP;

•	no conflict with or which could result in a violation of or could cause Inovo to suffer any adverse consequence under any applicable legal requirement or order; and

•	Inovo shall have received such governmental authorizations as necessary or desirable to allow it to operate the assets of the oxygen conserver business after the closing.
Our obligation to complete the Asset Sale is subject to certain additional conditions, including:

•	the accuracy of representations and warranties made by Inovo to us;

•	the performance of Inovo’s obligations under the Asset Purchase Agreement;

•	the receipt by Inovo of all material consents, as such term is defined in the Asset Purchase Agreement;

•	the receipt by us of all documents reasonably requested relating to Inovo’s good standing and authority to enter into the Asset Purchase Agreement;

•	the absence of any action taken, or law, ordinance, principle of common law, code, regulation, statute, or treaty or any order, injunction, judgment, decree, ruling, assessment, or arbitration award, adopted, issued, or otherwise effective to the purchase of our assets, by any governmental authority that could, directly or indirectly, adversely affect the purchase of our assets or Inovo’s other business or assets; and

•	shareholder approval of the Asset Sale.
Survival; Indemnification
          The representations and warranties of each of the parties to the Asset Purchase Agreement will survive the closing until the second anniversary of the closing date or for the shorter period explicitly specified therein, except that for such other representations and warranties as to which a claim may be made at any time, breaches thereof will survive indefinitely or until the latest date permitted by law.
          We have agreed to indemnify Inovo for any loss, liability, claim, damage, expense, diminuition of value, including all reasonable expenses of investigation and reasonable attorneys’ fees, in connection with any action, suit or proceeding involving a third-party claim or a claim solely between us and Inovo arising out of:
•	any misrepresentation or breach of warranty or breach of covenant or agreement made or to be performed by us pursuant to the Asset Purchase Agreement;

•	any liability arising out of the ownership or operation of the oxygen conserver assets prior to the closing other than the assumed liabilities;

•	any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any person with CHAD (or any person acting on CHAD’s behalf) in connection with the Asset Sale;

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•	the operation of the oxygen conserver business or any product or component thereof manufactured or shipped, or any services provided, by CHAD on or prior to the closing date (other than the warranty obligations assumed by Inovo);

•	any noncompliance with any bulk sales laws or fraudulent transfer law in respect of the Asset Sale;

•	any liability under the WARN Act or any similar state or local legal requirement that may result from an “Employment Loss”, as defined by 29 U.S.C. sect. 2101(a)(6), caused by any action of CHAD prior to the closing or by Inovo’s decision not to hire previous employees of CHAD;

•	any employee plan established or maintained by us; or

•	any Excluded Liability.
          Inovo has agreed to indemnify us for any loss, liability, claim, damage, expense, diminuition of value, including all reasonable expenses of investigation and reasonable attorneys’ fees, in connection with any action, suit or proceeding involving a third-party claim or a claim solely between us and Inovo arising out of:
•	any breach of any representation or warranty or any covenant made by Inovo pursuant to the Asset Purchase Agreement;

•	any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any person with Inovo (or any person acting on Inovo’s behalf) in connection with the Asset Sale;

•	the operation of the oxygen conserver business or any product or component thereof manufactured or shipped, or any services provided, by Inovo after the closing date; or

•	any assumed liabilities.
Termination of the Purchase Agreement
          The parties to the Asset Purchase Agreement may terminate the agreement at any time without completing the Asset Sale under certain circumstances, including:

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•	By either Inovo or us:
•	in the event that any representation or warranty contained in the Asset Purchase Agreement of the other party is breached in any material respect and such breach is not cured within 30 days after the giving of written notice to such terminating party of such inaccuracy and which breach would provide the terminating party the ability to refuse to consummate the Asset Sale; or

•	in the event of a material breach by the non-terminating party of any covenant or agreement contained in the Asset Purchase Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the other party of such breach.
•	By Inovo if:
•	any conditions precedent to Inovo’s obligations to close have not been satisfied on or before March 31, 2008, or such later date upon which the parties may agree, or if satisfaction of any such condition by such date is or becomes impossible (other than as a result of Inovo’s material breach of the Asset Purchase Agreement), and Inovo has not waived such condition on or before such date.
•	By us if:
•	any conditions precedent to our obligations to close have not been satisfied on or before March 31, 2008, or such later date upon which the parties may agree, or if satisfaction of any such condition by such date is or becomes impossible (other than as a result of our material breach of the Asset Purchase Agreement), and we have not waived such condition on or before such date; or

•	if we receive a Competing Offer prior to shareholder approval of the Asset Purchase Agreement, and our Board of Directors determines, after consultation with our legal counsel, that accepting the Competing Offer is necessary in order for the Board to comply with its fiduciary duties to the Company’s shareholders under applicable law.
•	By mutual consent of the Company and Inovo.
Transition Services Agreement
          If we enter into the Asset Sale, then we will provide certain transition services to Inovo for a period that will end no later than June 15, 2008 (unless earlier terminated or extended by the mutual written agreement of the parties). During the transition period, we will continue to manufacture oxygen conservers in our Chatsworth facility for sale by Inovo and provide certain other services to assist Inovo with the operation of the oxygen conserver business. Services to be provided by CHAD will include all activities ordinarily associated with the manufacture and sale of oxygen conserver business, under Inovo’s oversight. Inovo will be responsible for the payment of certain fees relating to the operation of the oxygen conserver business, the actual wages, salaries, incentive compensation for three sales personnel associated with the oxygen conserver business, and employment benefits for the transition employees, including any employees hired on a temporary basis to assist with the transition. Inovo will also be required to pay CHAD a daily fee for the costs and expenses incurred in maintaining and operating the Chatsworth, California, facility during such time that Inovo’s equipment remains in that facility and cover certain other out of pocket expenses incurred by CHAD.
          Furthermore, Inovo will indemnify CHAD and its representatives, directors, officers, agents, employees, successors, and assigns from and against any and all losses, liabilities, damages, and deficiencies (including costs of defense and attorneys’ fees), which are not covered by CHAD’s insurance, that such persons or parties may suffer, sustain, incur, or become subject to as a result of performing any services under the Transition Services Agreement in accordance with specific written instructions, authorizations, or approvals provided by Inovo or its representatives to CHAD or its employees or agents.

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          Inovo will transfer the oxygen conserver operations to its facilities in Naples, Florida no later than June 15, 2008.
Fees and Expenses
     Generally, the parties to the Asset Purchase Agreement are responsible for their own transaction expenses if the transaction is completed or if either party terminates the Asset Purchase Agreement for any reason allowed under the Asset Purchase Agreement.
     We have agreed to pay Inovo a termination fee of $200,000 if (i) we consummate a Competing Transaction within 12 months after the Asset Purchase Agreement is terminated for any reason other than a breach by Inovo of its obligations, (ii) our Board of Directors fails to recommend approval of the Asset Sale, (iii) we terminate the Asset Purchase Agreement prior to the shareholder meeting as a result of receiving a Competing Bid or (iv) we fail to honor our obligations not to solicit a Competing Bid.
Amendment and Waiver
     The Asset Purchase Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Asset Purchase Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
Material U.S. Federal Income Tax Consequences of the Asset Sale Transaction
     The following is a general summary of the material United States federal income tax consequences of the Asset Sale. This summary is based on the Internal Revenue Code, existing, temporary and proposed U.S. Treasury regulations, and published rulings, guidance, and court decisions, all as currently in effect on the date hereof, and all of which are subject to change by legislative, judicial, or administrative action, possibly with retroactive effect.
     While this summary addresses the material United States federal income tax consequences of the Asset Sale, neither state, foreign nor local tax consequences of the Asset Sale are discussed. Further, this summary is not a complete description of all of the federal income tax consequences that may be relevant to the Asset Sale. Our shareholders should consult with their own tax advisers for advice regarding the Untied States federal, state, local and other tax consequences of the Asset Sale.
     The Asset Sale will be a taxable transaction to the Company, and we generally will recognize gain or loss based on the difference between the consideration received in respect of the Asset Sale and our adjusted tax basis in the assets transferred pursuant thereto. The Asset Sale is expected to result in a taxable loss to the Company.
     The Asset Sale is a corporate action of the Company. Therefore, the Asset Sale will not be a taxable event for federal income tax purposes to our shareholders.

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THE ASSET SALE TRANSACTION ADJOURNMENT PROPOSAL
(Proposal 2)
     We are asking our shareholders to authorize the holder of the proxy solicited by our Board of Directors to vote in favor of adjourning the special meeting to a future date in order to enable our Board of Directors to solicit additional proxies, if necessary, to obtain approval of the Asset Sale by a majority of our outstanding shares.
     If at the special meeting the number of shares of our common stock voting in favor of the Asset Sale transaction is insufficient to approve such proposal, the chairperson of the meeting may move to adjourn the special meeting to enable us to solicit additional proxies in favor of the Asset Sale. If such a proposal is made at the meeting by the chairperson, the proxy holder will only be able to vote in favor of this proposal the shares for which it has received a valid proxy indicating that it has authority to vote in favor of this proposal to adjourn the meeting. The authority granted to the holder of the proxy pursuant to this proposal will be limited and will not authorize the holder to vote in favor of adjourning the meeting with respect to any proposals other than the Asset Sale as contemplated by the Asset Purchase Agreement.
Required Vote
     The approval of this Proposal 2 requires that a quorum is present and the affirmative vote of a majority of the shares represented at the special meeting and entitled to vote on the proposal. As a result, shares represented at the meeting that are marked “ABSTAIN” and broker non-votes, if any, will have the same effect as a vote against the proposal.
     Under the California Corporations Code, a corporation can convene a meeting of shareholders, take a vote on certain of the proposals presented at the meeting and, assuming the adjournment proposal or proposals receive the necessary number of favorable votes, adjourn the meeting with respect to such proposal or proposals to allow for the additional solicitation of proxies.
     If we were to adjourn the special meeting in order to solicit additional proxies, we expect to continue to use the original proxy card for such solicitation.
Recommendation of Our Board of Directors
     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

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BUSINESS OF CHAD THERAPEUTICS, INC.
Overview
     CHAD Therapeutics, Inc., a California corporation (“CHAD” or the “Company”) was organized in 1982 to develop, produce, and market respiratory care devices designed to improve the efficiency of oxygen delivery systems for both home and hospital treatment of patients who require supplemental oxygen. The Company introduced its first respiratory care device in 1983 and has introduced additional respiratory care devices in subsequent years.
Pulmonary Disease and Oxygen Therapy
     The Company was organized to pursue the development and marketing of devices that improve the efficiency of systems used to administer oxygen to patients requiring supplemental oxygen. These are primarily patients suffering from chronic obstructive pulmonary diseases.
     Chronic obstructive pulmonary diseases (COPD) are progressive, debilitating conditions that affect millions of Americans, severely limiting their activities and shortening their lives. Such conditions, which include chronic bronchitis, emphysema, and severe asthma, decrease the capacity of the lungs to oxygenate the blood. To make up for this deficiency, it is common medical practice to administer supplemental oxygen (usually on a 24 hours per day basis) in an amount sufficient to increase blood oxygenation to near normal levels.
     According to the National Heart, Lung and Blood Institute of the National Institutes of Health (NIH), COPD represents the fourth leading cause of death in the United States and is predicted to be the third largest cause of death by 2020.
     The American Lung Association reported that in 2004 there were 11.4 million Americans suffering from COPD. This report also notes that in 2004 the annual cost to the nation for COPD in health care and indirect costs was estimated to be $37.2 billion.
     Although precise data are not available, various individual and institutional sources and reports estimate that there are more than one (1) million home care patients receiving supplementary administration of oxygen. Medicare, which accounts for about 60% of home oxygen providers’ revenues, spent approximately $1.8 billion in 2002 for home oxygen, according to a report by the Centers for Medicare and Medicaid Services Office of Actuary. This represented a 13% increase over the previous year, according to the report.
     Chronic obstructive pulmonary diseases are also prevalent in other countries, particularly in some European nations and the Far East, where the incidence is higher than in the United States. We believe the potential international market for home oxygen is expected to grow to 150% of the U.S. market over the next five to ten years.
     The primary oxygen supply options for home patients are concentrators that concentrate oxygen from the ambient air (85-90%), and reservoirs containing liquid oxygen (10-15%). Cylinders containing compressed gaseous oxygen account for less than one percent (1%).
     Standard oxygen delivery systems are characteristically inefficient, permitting over 67% of the oxygen supply delivered to the patient to be wasted, primarily because the oxygen is administered steadily to the patient, even while he is exhaling. Since the normal breathing cycle consists of an exhalation period that is approximately twice as long as the inhalation period, at least two-thirds (2/3) of the oxygen from this continuous

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flow system is wasted. Furthermore, it is generally accepted that the oxygen breathed in during the first one-third (1/3) of the inhalation period provides most of the oxygenation benefit to the patient.
     Currently Medicare provides a prospective flat-fee monthly payment for home oxygen services based solely on the patient’s prescribed oxygen requirement and disregards modality, the type of system in use. In accordance with the federal budget reconciliation bill approved by the Senate in February 2006, title to oxygen equipment transfers to the beneficiary after 36 months. Consequently, with the incentive to operate efficiently, inexpensive concentrators have grown in popularity because of their low cost and less frequent servicing requirements. At the same time, interest in oxygen conserving devices, which can extend the life of oxygen supplies and reduce service calls by providers, has heightened. There is also a separate fixed allowance from Medicare for patients who need to be mobile and therefore require portable oxygen systems.
     In November 2003 Congress enacted the Medicare Improvement and Modernization Act, which had and will continue to impact reimbursement for home oxygen over the next several years. The new legislation will result in continued pressure on home care providers to reduce the cost of providing home oxygen services as it mandated that the monthly fee that home care providers receive will be subject to competitive bidding. This will first be implemented in ten (10) major markets on April 1, 2008. In January of 2007, Medicare implemented a new reimbursement category for transfilling systems, like the Company’s TOTAL O2 Delivery System, which may improve the marketability of these devices.
     While these cost pressures have intensified, mobility has increased in importance as the treatment of pulmonary patients has moved away from hospitals and into home care. Also, the American Lung Association has advised that, to reduce and control symptoms, pulmonary patients should live a healthy lifestyle that includes exercise. Maintaining quality of life and compliance with prescribed exercise programs require that the patient be as mobile as possible, thereby increasing the demand for portable oxygen equipment.
CHAD’s Products
     Since its inception, the Company has recognized the need for more efficient oxygen delivery systems and has pursued the development and marketing of devices that are designed to conserve oxygen. The benefits of such improvements include substantial cost savings for the home care provider, as well as increased mobility for ambulatory patients who require portable oxygen supplies. These devices extend the life of oxygen supplies and make possible more compact and longer lasting portable systems, thereby improving the quality of life for home oxygen patients.
     OXYMIZER® and OXYMIZER Pendant Oxygen Conserving Devices. In June 1983 the Company began marketing its first product, the OXYMIZER disposable oxygen conserving device, a unique, patented, disposable device developed to provide up to four-to-one (4:1) savings of oxygen as compared to continuous flow systems when used with any oxygen supply source.
     The OXYMIZER device contains a collapsible reservoir that captures incoming oxygen delivered during expiration and prevents its waste. The oxygen captured in this reservoir is then inhaled by the patient during the first instant of his next inspiration. Thus the OXYMIZER device both conserves oxygen and provides the patient with an extra rich supply of oxygen at the beginning of the inhalation period when it can be most effectively utilized.
     Extensive clinical testing and trials over the past 23 years have repeatedly demonstrated that patients using the OXYMIZER device are able to achieve equivalent blood oxygenation levels while using significantly less oxygen. There have been more than 32 clinical evaluations from institutions worldwide that have confirmed the efficacy and oxygen savings of the OXYMIZER devices.

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     The greater efficiency provided by these devices over standard oxygen delivery systems also permits home health care patients to achieve greater mobility by enabling them to use smaller portable cylinders or by obtaining two (2) to four (4) times the life from standard sized portable cylinders.
     For home oxygen providers, the disposable OXYMIZER devices afford the cost advantages of oxygen conservation without capital investment in expensive equipment. In addition, the OXYMIZER devices can be utilized to achieve higher flow setting equivalencies for standard oxygen concentrators.
     In hospitals, the OXYMIZER devices are used for maintenance of certain patients requiring higher flow levels of oxygen without having to resort to uncomfortable oxygen masks.
     The Company has pursued a marketing strategy that emphasizes the cost savings, efficiencies, and level of patient comfort associated with the use of the OXYMIZER devices. See “Marketing” and “Competition.”
     The OXYMIZER Pendant device is similar to the OXYMIZER device except that its reservoir is located in a “pendant” that hangs over the patient’s chest rather than under the nose. The OXYMIZER Pendant has a more traditional appearance than the OXYMIZER. The Company began marketing the OXYMIZER Pendant in August 1984.
     OXYMATIC® Electronic Oxygen Conservers. The Company began marketing the OXYMATIC conserver in March 1986. This product is a small electronic device designed for use with portable oxygen systems. The OXYMATIC conserver electronically senses the optimal moment in the breathing cycle for delivery of oxygen and at that moment releases a very brief pulse of oxygen to the patient. The OXYMATIC conserver concentrates the administration of oxygen during the first one-third (1/3) of the inhalation phase, when oxygen is most efficiently utilized. There have been at least 12 controlled clinical trials and studies of patient groups using the OXYMATIC conserver, all of which have confirmed its efficacy and efficiency.
     In July 2000 the Company introduced the first of the OXYMATIC 400 series of conservers. Additional models were added to this line in January and March of 2001. This new line of conservers was designed to capitalize on the proven reliability and efficiency of the Company’s previous models. In addition, features and options were added to create state-of-the-art conservers that would give home care providers a wide choice of products to service their patients’ individual needs and preferences. These new conservers include a built-in regulator and expanded flow rates that provide average savings of five-to-one (5:1) over continuous flow oxygen systems.
     In November 2001 the Company introduced the SEQUOIA OXYMATIC line of conservers. These conservers utilize the same electronic features as the OXYMATIC 400 series conservers but do not contain a built-in regulator.
     LOTUS Electronic Oxygen Conservers. The Company received clearance from the Food and Drug Administration (FDA) to market the LOTUS Electronic Oxygen Conserver in October 2004 and began shipment of the device in November 2005. The LOTUS weighs less than one (1) pound and is offered with or without a breath-sensing alarm. It also offers additional liter flow settings and an extended battery life of up to four (4) months of normal usage on two (2) AA-size batteries.
     CYPRESS OXYPneumatic® Conservers. In July 2002 the Company began marketing the CYPRESS pneumatic conserver, which allowed the Company to compete in the pneumatic segment of the conserver market for the first time. This device incorporates no electronic parts, thus eliminating the need for batteries. It is lightweight, small and allows the use of a standard, single-lumen cannula, unlike many other pneumatic conservers that require special cannulas. The CYPRESS conserver provides flow rates from one (1) to six (6) liters per minute and oxygen savings greater than three-to-one (3:1) over continuous flow oxygen.

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     The OXYMATIC electronic and CYPRESS pneumatic conservers extend the length of time the contents of the cylinders will last over continuous flow oxygen systems. They provide ambulatory patients with greater mobility and less weight. The Company believes these systems offer a superior alternative to commonly used liquid oxygen systems for mobile patients and are more cost effective for home care providers to supply.
     BONSAI Pneumatic Conservers. In April 2007 the Company announced the new BONSAI pneumatic conserver. The BONSAI conserver incorporates a number of new features, including lightweight design (less than 10 ounces), conserving ratios of up to six-to-one (6:1), eight (8) settings and an adjustable continuous flow feature. The Company received FDA Clearance to market this new device in May 2007 and began shipments in the summer of 2007.
     SAGE Oxygen Therapeutic Device. In May 2004 the Company received clearance from the FDA to market its new SAGE Oxygen Therapeutic Device. The SAGE device uses the Company’s proprietary technologies to sense a patient’s movements and automatically adjust the rate of oxygen delivery to reduce the risk of desaturation as activity increases. The SAGE device combines the industry’s first truly dynamic, patented delivery technology with the proven oxygen sensor technology in the Company’s OXYMATIC 400 series conserver. As a result, the device addresses the common problem of oxygen desaturation, which causes a patient to feel weak and out of breath when activity increases, yet it still maximizes patient ambulatory capability.
     Sales of electronic and pneumatic conservers, therapeutic devices and related equipment and accessories accounted for 91%, 89% and 90% of the Company’s sales in 2007, 2006 and 2005 respectively.
     OXYCOIL® Coiled Oxygen Tubing. In January 1986 the Company began marketing the OXYCOIL coiled oxygen tubing, a device which replaces the standard supply tubing for the OXYMIZER devices, the OXYMATIC conservers or conventional nasal cannulas. The OXYCOIL tubing is a convenience and a safety device that can be used with any oxygen system to help keep the supply tubing out of the patient’s way, thus minimizing the tripping and tangling problems associated with standard supply tubing.
     TOTAL O2® Delivery System. In January 1998 the Company began marketing the TOTAL O2 Delivery System. This system provides stationary oxygen for patients at home, portable oxygen including an oxygen conserving device for ambulation, and a safe and efficient mechanism for filling portable oxygen cylinders. The TOTAL O2 Delivery System was designed to provide home care providers with a more cost effective means to provide home oxygen services while at the same time providing the patients with a higher quality of service. This can be accomplished as the home care provider will no longer be required to make regular monthly service calls to deliver full portable cylinders, and the patient will no longer be dependent on the provider for those deliveries to obtain full cylinders.
     Initial sales of the TOTAL O2 system were adversely affected by several factors, including the overall home oxygen market climate and home care providers’ reluctance to invest in the higher cost of the TOTAL O2 system to achieve the lower monthly operating costs it affords. Recent changes in home oxygen reimbursement appear to be causing home care providers to examine their operating costs more carefully, which could have a positive impact on sales of the TOTAL O2 system. No assurances can currently be given regarding the level of success the Company could achieve with the TOTAL O2 system. Sales of the TOTAL O2 system and other transfilling products accounted for approximately 9%, 11%, and 10% of the Company’s sales in 2007, 2006, and 2005, respectively.
     The technology for each of the devices described above has been licensed from the inventors thereof, with the exception of the CYPRESS OXYPneumatic and LOTUS conservers, which belongs to the Company. The Company has acquired exclusive licenses to manufacture and market the OXYMIZER devices, the OXYMATIC conservers, the SAGE device, the OXYCOIL tubing, and the TOTAL O2 system. See “Licensing and Related Agreements.”

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     Other Products. The Company also offers a variety of ancillary products that support the principal oxygen conserving products. These include oxygen cylinders of various sizes and compositions, regulators, cannulas and connecting tubing, and assorted carrying bags. In addition, with a field sales force of manufacturer’s representatives and direct sales representatives covering the entire United States (see “Marketing”), the Company will utilize this team as part of a strategy to market and sell additional products that are targeted for the Company’s current customer base, the home care provider.
Products Under Development
     During the fiscal years ended March 31, 2004 and 2003, the Company entered into contracts with outside vendors to develop products in the home oxygen market and sleep disorder market. Development efforts continue on these products, some of which have begun pre-clinical testing. No assurance can be given that any products developed pursuant to these contracts will be successfully marketed or that the Company will ever derive significant revenues or earnings from the sale of such products.
Research and Development
     For the year ended March 31, 2007, 2006 and 2005, the Company expended approximately $1,466,000, $1,574,000, and $1,473,000 respectively, on research and development and has expended approximately $12,132,000 since its inception in August of 1982. The Company operates in an industry that is subject to rapid technological change, and its ability to compete successfully depends upon, among other things, its ability to stay abreast or ahead of new technological developments. Accordingly, the Company expects to expend significant amounts for the development or acquisition of new products or the improvement of existing products. The Company conducts research and development internally and also utilizes the services of outside firms and consultants for its research and development activities.
Licensing and Related Agreements
     The Company has entered into license agreements (the “Inventor’s License Agreements”) with Brian L. Tiep, M.D., Robert E. Phillips, and Ben A. Otsap, the inventors of the OXYMIZER device (the “Inventors”), with respect to that device and each of the additional oxygen conserving devices developed by them.
     Pursuant to the Inventor’s License Agreements, the Inventors granted to the Company an exclusive license (with the right to grant sublicenses) to manufacture, use, and sell such devices. Through September 2003, the Inventor’s License Agreements provided that the Company pay royalties to the Inventors on the net proceeds of sales of the device covered by the agreement at the rate of six percent (6%) on amounts up to ten (10) million dollars and three percent (3%) on amounts of ten (10) million dollars or more. As of September 2003, no further royalty payments are due. The Company is obligated to prosecute and defend, at its own expense, any infringement suits related to manufacture or sale of each device covered by any such agreement. Each Inventor’s License Agreement continues until the expiration of the last to expire of any patent covering the related device or, if no patent is issued, for 17 years.
     The Company has also entered into a license agreement (the “Carleton License Agreement”) with the Life Support Division of Carleton (formerly Litton Life Support) for the TOTAL O2 Delivery System. Pursuant to the Carleton License Agreement, the Licensors granted to the Company an exclusive license (with the right to grant sublicenses) to manufacture, use, and sell such device in the health care market. The Carleton License Agreement provides that the Company pay royalties to the Licensor on the net proceeds of sales of the device covered by the agreement at the rate of seven percent (7%) and currently requires minimum annual royalties of $500,000. The Carleton License Agreement continues until the expiration of the last to expire of any patent covering the related device or until the Company ceases use of the licensed technology. The Licensors may terminate the Carleton License Agreement at an

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earlier date if the Company is in arrears for 30 days on any royalty payment or if the Company defaults in performing any other material obligation of the agreement and fails to cure such default within 30 days.
     The Company has also entered into a license agreement (the “Phillips and Otsap License Agreement”) with Robert E. Phillips and Ben A. Otsap for the SAGE Oxygen Therapeutic Device. Pursuant to the Phillips and Otsap License Agreement, the Licensor grants to the Company an exclusive license (with the right to grant sublicenses) to manufacture, use, and sell such devices in the health care market. The Phillips and Otsap License Agreement provides that the Company pay royalties to the Licensor on the net proceeds of sales of the device covered by the agreement at the rate of three percent (3%) for unit sales up to 1,499 units, four percent (4%) for unit sales from 1,500 to 1,999 units per month, five percent (5%) for unit sales from 2,000 to 2,499 units per month and six percent (6%) for unit sales of 2,500 or more per month. The agreement also requires minimum annual royalties of $15,000 in the first year after FDA clearance is received to market the product and $30,000 per annum thereafter. The Phillips and Otsap License Agreement continues until the expiration of the last to expire of any patent covering the related devise or until the Company ceases use of the licensed technology. The Licensors may terminate the Phillips and Otsap License Agreement at an earlier date if the Company is in arrears for six (6) days on any royalty payment or if the Company defaults in performing any other material obligation of the agreement and fails to cure such default within 30 days.
Manufacturing and Sources of Supply
     The Company tests and packages its products in its own facility and performs some manufacturing operations on certain products. Some manufacturing processes are conducted by other firms and the Company expects to continue using outside firms for certain manufacturing processes for the foreseeable future. All outside manufacturing is conducted under the supervision and control of the Company and with tooling provided by the Company.
     Pursuant to a written agreement, the Company purchases finished units of the OXYMIZER devices from a supplier in Hong Kong. The Company believes that other injection molding facilities would be available in the event of a termination of this arrangement.
     Production of the OXYMATIC 300 series, 2400, and 400 series conservers, the LOTUS, the CYPRESS and BONSAI pneumatic conservers, and the SAGE Oxygen Therapeutic Device are being handled internally with only a portion of the electronic assembly for electronic conservers being subcontracted outside the Company. The Company is currently subcontracting with two (2) electronic assembly facilities and believes that other facilities would be available in the event of an interruption of supply from the existing facilities.
     Production of the TOTAL O2 system is being handled internally with a number of subassemblies being subcontracted outside the Company. The Company believes that there are alternate sources of supply for these subassemblies, including internal manufacturing as production quantities increase.
     The Company is not aware of any shortages of materials necessary for the manufacture of its products. The Company provides customers the right to return merchandise for credit and requires payment within a time frame consistent with industry standards. The Company provides warranties for certain of its products based on industry standards and accrues for the estimated expenses associated with those warranties based on the best information available, primarily historical claims experience.
     The Company has received ISO 13485 certification for its manufacturing facility based on criterion developed by the International Organization for Standardization, a quality standards organization with headquarters in Geneva, Switzerland. The Company has also received authorization for the same facility under the European Union’s Medical Devices directive, to affix the “CE Mark” to the Company’s products marketed throughout the world. The primary component of the certification process was an audit of the facility’s quality

50

systems conducted by an independent agency authorized to perform conformity assessments under ISO guidelines and the Medical Devices Directive.
Marketing
     The Company’s products are designed to reduce the cost of health care while maintaining or enhancing the therapeutic benefits to the patient and improving the user’s quality of life. The Company’s marketing efforts have focused primarily on providing home oxygen suppliers with products that they can utilize to increase their revenues and provide a better quality of care at less cost.
     Home care providers have reportedly increased their revenues by assembling small portable systems incorporating the Company’s OXYMATIC electronic conserver or CYPRESS pneumatic conserver as a vehicle to attract new and additional patients to their business. The Company believes these lightweight, long-lasting, portable systems have both high professional and patient acceptance that allows the supplier promoting these products to attract new and additional customers.
     A large portion of home oxygen patients is covered by Medicare or other government programs. Since June 1989 home oxygen suppliers have been reimbursed on a fixed, monthly-fee basis by Medicare. The monthly reimbursement amount does not vary with either the type of oxygen delivery equipment provided or the amount of oxygen supplied. Since monthly, per-patient revenues are fixed, home oxygen suppliers can only increase their per-patient profitability by reducing costs. The Company’s oxygen conserving products and TOTAL O2 Delivery System allow these suppliers to decrease their costs while providing their patients with improved therapeutic benefits and quality of life.
     While the home respiratory care provider remains the primary focus of the Company’s marketing efforts, this focus has been augmented by a major effort to increase professional awareness. Promotional programs target respiratory care physicians, nurses, and therapists.
     The Company markets its products directly to home oxygen suppliers throughout the U.S. The Company currently has a Senior Vice President of Sales & Marketing, two (2) Regional Vice Presidents of Sales, a manager of customer relations, an art and media manager, and two (2) in-house sales and customer service representatives who are in regular and frequent proactive telephone sales contact with customers and potential customers. In addition, the Company has a field sales force of seven (7) direct sales representatives and independent manufacturer’s sales representatives to handle direct selling to customers. This field sales force is currently comprised of five (5) direct sales representatives and 15 manufacturer’s sales representatives with coverage throughout the United States. The Company also utilizes direct mail, trade show attendance, trade advertising, and a web site to promote the benefits of its products to home care providers. Additionally, the Company actively seeks to increase professional awareness of its products through professional advertising and participation in professional meetings.
     Home oxygen therapy markets outside the United States are, in most cases, at a much earlier stage of development. In many countries, these patients are cared for in institutional settings. As the trend develops to move patients into home care, opportunities for the Company’s products may increase. Sales of conservers in Europe, Canada, and Japan have become an important part of the Company’s business.
     The Company has entered into exclusive distributorship agreements in Germany, Japan, and several other countries. The Company also has non-exclusive distributors in many other countries. Sales outside of the United States subject the Company to certain risks, including those involving political and economic factors, interruption of shipments of products, currency fluctuations and devaluations, and governmental restrictions and regulations.

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Customers, Backlog and Orders
     The Company presently has an active list of over 4,000 providers and hospital customers. Based upon information developed from various lists the Company believes that there are approximately 7,000 to 8,000 home oxygen providers and 3,000 general hospitals in the United States that are potential customers or customer sources for the Company. Of these 7,000 to 8,000 home care providers, approximately 48% are represented by three  major national chain accounts. One  national chain customer accounted for 41%, 36%, and 36% of net sales during 2007, 2006, and 2005, respectively, and one (1) other chain accounted for 11% of sales in 2005. One non-chain customer accounted for 11% of sales in 2006.
Financial Information Relating to Foreign and
Domestic Operations and Export Sales
(in 000’s)

	2007	2006	2005

Sales
United States	$15,795	$17,996	$22,912
Canada	174	193	306
Japan	346	506	405
Europe	2,054	3,337	418
Indonesia	271	42	20
All other countries	341	280	226

Total	$18,981	$22,354	$24,287
          All identifiable assets are located in the United States.
          At March 31, 2007, the Company had no backlog of orders for any of its products. The Company endeavors to maintain sufficient inventory to ship all of its products immediately upon receipt of orders. The Company believes that maintaining such levels of inventory is necessary to meet the requirements of its customers.
Competition
     Competition in the Company’s market has increasingly focused upon pricing, rather than product features. The Company is aware of several demand-valve, electronically controlled devices currently being marketed. Of these devices, those that have been the principal competitors of the OXYMATIC conserver in the past were targeted primarily to a specific segment of the market — liquid oxygen usage. Several companies, including Caire Inc. and Puritan Bennett, market small (3.4 to 5.5 pounds) portable liquid oxygen systems incorporating simple oxygen conserving devices that double the useful life of these systems. Some of these companies have substantially greater marketing and financial resources than the Company. However, these units are more expensive than systems utilizing the OXYMATIC conservers and still require the supplier to make frequent and costly oxygen deliveries. The Company does not know the levels of sales achieved by the companies marketing these systems.
     Several of these competitors are now marketing conservers in direct competition with the Company’s OXYMATIC electronic and CYPRESS pneumatic conservers. Some of these conservers provide only two-to-one (2:1) to three-to-one (3:1) savings ratios compared to continuous flow. As a result, these units, while weighing about the same as the OXYMATIC conserver, provide only one-third or one-half as much ambulation time. In addition, the Company is aware of two  companies marketing oxygen conserving devices that claim similar oxygen savings ratios as the OXYMATIC conserver. The Company believes that some of these competitors have been able to offer their oxygen conservers as part of a bundle of products with perceived pricing advantages over the Company’s products. The Company does not know the level of sales achieved by these companies.
     There are several other types of portable oxygen systems which compete with the Company’s OXYMATIC conservers but do not utilize oxygen conserving devices. Aluminum and steel oxygen cylinders

52

with continuous flow regulators are utilized by some oxygen suppliers as portable systems. Although they do provide users with some portability, their size and bulk limit their use by patients who need or want to be truly ambulatory. The most commonly used of these cylinders is approximately three feet high, weighs over 20 pounds, and provides an average patient with less than five  hours of oxygen. These systems are enjoying some level of success due to their lower unit-price advantage. The OXYMATIC electronic and CYPRESS pneumatic conservers allow the use of smaller, lighter cylinders and thus provide greater mobility.
     Until the availability of portable systems utilizing the OXYMATIC conservers and the previously cited changes in Medicare oxygen reimbursement, liquid oxygen was the modality of choice for truly mobile users. Portable liquid oxygen systems that weigh 3.4 to 10  pounds, provide an average patient with six  to eight  hours of oxygen, compared to the smallest portable system which weighs 4.5 pounds and provides an average patient with 7.3 hours of oxygen. These systems are more costly than systems utilizing the OXYMATIC conservers and require frequent and expensive (often weekly) deliveries of bulk liquid oxygen to the patient’s home. In addition, the patient must remain within range of the base unit for refilling, unlike with the systems utilizing the OXYMATIC conservers with which a patient can take as many cylinders as needed to provide the amount of time necessary to be away from the base unit.
     The Company is aware of one (1) combination oxygen concentrator and transfilling station being marketed in competition with the TOTAL O2 system. This system is larger and heavier and does not contain some of the integrated features found in the TOTAL O2 system. In addition, another competitor has recently introduced a transfilling station that also competes with the TOTAL O2 system. These competitors have substantially greater financial and marketing resources than the Company and have used these resources to aggressively market their products. The Company does not know the level of sales achieved for these systems by the competition.
Patents and Trademarks
     The Company regards the products that it develops or licenses and its manufacturing processes as proprietary and relies on a combination of patents, trademarks, trade secret laws, and confidentiality agreements to protect its rights in its products. U.S. patents have been issued covering the original OXYMATIC conserver, the Lotus conserver, the CYPRESS OXYPneumatic conserver, the TOTAL O2 Delivery System, and the SAGE Oxygen Therapeutic Device. A number of foreign patent applications pertaining to the Company’s activities have also been issued.
     The Company pursues a policy of obtaining patents for appropriate inventions related to products marketed or manufactured by the Company. The Company considers the patentability of products developed for it to be significant to the success of the Company. To the extent that the products to be marketed by the Company do not receive patent protection, competitors may be able to manufacture and market substantially similar products. Such competition could have an adverse impact upon the Company’s business.
     There can be no assurance that patents, domestic or foreign, will be obtained with respect to the Company’s products, or that, if issued, they will provide substantial protection or be of commercial benefit to the Company. In addition, the patent laws of foreign countries may differ from those of the United States as to the patentability of the Company’s products and processes and, accordingly, the degree of protection afforded by foreign patents may be more or less than in the United States.
     In the United States, although a patent has a statutory presumption of validity, the issuance of a patent is not conclusive as to such validity or as to the enforceable scope of its claims therein. The validity and enforceability of a patent can be attacked by litigation after its issuance by the U.S. Patent and Trademark Office. If the outcome of such litigation is adverse to the owner of the patent in that the patent is held to be invalid, other parties may then use the invention covered by the patent. Accordingly, there can be no assurance that patents with respect to the Company’s products, if issued, will afford protection against competitors with

53

similar products, nor can there be any assurance that the patents will not be infringed upon or designed around by others.
     Through patent searches, contacts in the industry, and representations and indemnities received from licensors and development partners, the Company seeks to ensure that its products do not infringe on the intellectual property rights claimed by others. However, interpretation of the scope and validity of existing patent rights may differ, and no assurance can be given that the Company products will in all cases not infringe on the rights of others. Moreover, any dispute regarding potential infringement may require substantial management and financial resources to defend.
     The Company has obtained U.S. registration for the trademarks “OXYMIZER,” “OXYMATIC,” “LOTUS,” “OXYPneumatic,” “CHAD,” “OXYCOIL,” and “TOTAL O2.” A series of foreign applications to register the trademark “OXYMIZER” in a number of countries of commercial interest to the Company have been filed.
Governmental Regulation
     The commercialization of the conservers and transfill devices is subject to the Federal Food, Drug and Cosmetic Act (the “Food and Drug Act”) and to regulations issued thereunder. The Company anticipates that commercialization of other devices that it intends to market will also be subject to the Food and Drug Act. The Food and Drug Act is administered by the FDA, which has authority to regulate the marketing, manufacturing, labeling, packaging, and distribution of products subject to the Food and Drug Act. In addition, there are requirements under other federal laws and under state, local, and foreign statutes that may apply to the manufacture and marketing of the Company’s products. The Medical Device Amendments of 1976 to the Food and Drug Act (the “Amendments”) and the Safe Medical Device Act of 1990 significantly extended the authority of the FDA to regulate the commercialization of medical devices. The Amendments established three classifications of medical devices: Class I, Class II, and Class III. With respect to all three  classes, the general provisions of the Food and Drug Act prohibit adulteration and misbranding. A medical device may be adulterated if the device is or could be adversely affected by its methods of manufacture, storage, or packaging. A medical device may be misbranded if its labeling is false or misleading or if its labeling does not contain specific information required by law applicable to such type of device. In addition, failure to register a medical device covered under the Food and Drug Act will render it misbranded under the Food and Drug Act.
     All manufacturers of medical devices must register with the FDA and list all medical devices produced by them. This listing must be updated annually. In addition, prior to commercial distribution of additional devices, the manufacturer must file with the FDA and receive approval prior to the commencement of such commercial distribution, a notice setting forth certain information about the device, including the classification into which the manufacturer believes it falls.
     Class I devices are subject only to the general controls concerning adulteration, misbranding, good manufacturing practices, record keeping, and reporting requirements. Class II devices must, in addition, comply with performance standards as promulgated by the FDA.
     The Company has registered with the Bureau of Medical Devices of the FDA as a Medical Device Establishment and with the Department of Health Services of the State of California as a Medical Device Manufacturer. In addition, the Company has developed procedures to comply with FDA standards concerning good manufacturing practices, record keeping, and reporting and is ISO 13485 certified.
     The Company has been granted permission by the FDA to market the OXYMIZER and the OXYMIZER Pendant as Class I devices. Permission has been granted to market the OXYMATIC, the CYPRESS OXYPneumatic, the BONSAI pneumatic, the LOTUS Electronic Oxygen conserver, the OXYCOIL, the TOTAL O2 Delivery System, and the SAGE Oxygen Therapeutic Device as Class II devices.

54

Employees
          As of November 30, 2007, CHAD had 96 full-time employees and 2 part-time employees with 63 of the Company’s employees engaged in manufacturing and the remaining engaged in marketing, sales, administration, and management. None of the Company’s employees is represented by unions, and the Company believes its employee relations are satisfactory.
Properties
          The Company’s offices and manufacturing facilities are situated in premises located in Chatsworth, California, and consist of approximately 55,500 square feet, at a monthly rental fee of $36,000 pursuant to a lease expiring on June 30, 2008. The Company intends to move to smaller facilities suitable for its scaled down operations if the Asset Sale is approved. The Company does not own any real property and does not anticipate acquiring any in the foreseeable future.
MARKET PRICES OF THE COMPANY’S STOCK
          The Company’s common stock is quoted on the American Stock Exchange under the symbol “CTU.” The following table sets forth the high and low closing sale prices for the common stock for the calendar quarters indicated:

Quarter Ended	High	Low
June 30, 2005	3.87	3.62
September 30, 2005	3.81	3.71
December 31, 2005	3.60	3.36
March 31, 2006	2.90	2.50
June 30, 2006	3.05	2.41
September 30, 2006	2.85	1.46
December 31, 2006	3.06	1.86
March 31, 2007	2.42	1.42
June 30, 2007	1.60	1.36
September 30, 2007	0.75	0.70

     On November 16, 2007, the last trading day before the announcement of the execution of the Asset Purchase Agreement, the closing price for our common stock was $0.50 per share. On [ ], 2007, the last trading day before this proxy statement was printed, the closing price for our common stock on the American Stock Exchange was $[     ] per share. You are encouraged to obtain current market quotations for CHAD’s common stock in connection with voting your shares.
     No dividends have ever been paid on our common stock, and we are currently restricted by the terms of the Asset Purchase Agreement and our secured credit facility from paying cash dividends.
     As of [     ], 2007, the record date for the special meeting, there were approximately [     ] beneficial holders and [     ] registered holders of record of our common stock.

55

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
Selected Financial Data

	Six Month
	Period Ended September 30	Years Ended March 31,
Selected Financial Data	2007	2007	2006	2005	2004	2003
Net sales	$7,179,000	$18,981,000	$22,354,000	$24,287,000	$21,541,000	$19,541,000
Interest Expense (income, net)	(175,000)	(57,000)	(20,000)	(39,000)	(22,000)	(20,000)
Net earnings (loss)	(2,643,000)	(3,414,000)	(673,000)	1,811,000	1,001,000	(433,000)
Basic earnings (loss) per share	(.26)	(.34)	(.07)	.18	.10	(.04)
Diluted earnings (loss) per share	(.26)	(.34)	(.07)	.17	.10	(.04)
Net working capital	4,976,000	7,266,000	9,806,000	10,393,000	9,175,000	8,224,000
Total assets	10,371,000	11,748,000	14,356,000	15,790,000	13,043,000	12,105,000
Shareholders’ equity	6,506,000	9,094,000	12,395,000	13,024,000	11,153,000	10,100,000
     No cash dividends have been declared or paid during the periods presented.
Summary Unaudited Pro Forma Financial Data
The following summary unaudited pro forma financial data is based on the historical financial statements of CHAD. The pro forma statement of operations has been prepared assuming the Asset Sale and the sale of the transfilling assets was completed as of March 31, 2006. The pro forma financial data and notes thereto should be read in conjunction with the historical financial statements of CHAD included herein. The unaudited pro forma financial data is based on certain assumptions and estimates of management which are subject to change. The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the Asset Sale had actually occurred on the indicated dates.
Statement of Operations Data
(in thousands, except per share data)

	Six Months Ended September 30, 2007			Year Ended March 31, 2007
		Pro Forma	Pro Forma		Pro Forma	Pro Forma
	Historical	Adjustments(1)	as Adjusted	Historical	Adjustments(1)	as Adjusted
Net sales	$7,179	7,179	$0	$18,981	18,981	$0
Cost of sales	5,785	5,785	0	13,677	13,677	0
Gross profit	1,394	1,394	0	5,304	5,304	0
Selling, general and administrative expenses	2,957	2,272	685	6,323	4,875	1,448
Research and development	853	392	461	1,466	648	818
Operating loss	-2,416	-1,270	-1,146	-2,485	-219	-2,266
Interest expense	175	175 (2)	0	0		0
Interest income	0		0	-57		-57
Other expense	48		48	-6		-6
Loss before income taxes	-2,639	-1,445	-1,194	-2,422	-219	-2,203
Income taxes	4		4	992	988	4
Net loss	-$2,643	-$1,445	-$1,198	-$3,414	-$1,207	-$2,207
Basic loss per share	-$0.26		-$0.12	-$0.34		-$0.22
Diluted loss per share	-$0.26		-$0.12	-$0.34		-$0.22
Weighted shares outstanding
Basic	10,180,000		10,180,000	10,170,000		10,170,000
Diluted	10,180,000		10,180,000	10,170,000		10,170,000
Balance Sheet Data: (in thousands)

	As of September 30, 2007
		Pro Forma Adjustments
		Assets to be sold		Proceeds	Debt	Pro Forma
	Historical	Conserving(3)	Transfilling(4)	of Sale	Repayment	as Adjusted
Assets
Current Assets:
Cash	$387	$0	$0	$3,773 (5)	-$2,688 (6)	$1,472
Accounts receivable, net	1,775	-1,485	-290			0
Income taxes refundable	2					2
Inventories	5,785	-3,504	-2,281			0
Prepaid expenses and other assets	434	-108			-147	179
Total current assets	8,383	-5,097	-2,571	3,773	-2,835	1,653
Property and Equipment, net	619	-369	-54			196
Intangible assets	1,068	-130				938
Other assets	301				-271	30
Total assets	$10,371	-$5,596	-$2,625	$3,773	-$3,106	$2,817
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$858	-360	-208			$290
Accrued expenses	1,163	-428	-25			710
Revolving line of credit	1,094			656	-1750	0
Current portion of long term debt	292				-292	0
Total current liabilities	3,407	-788	-233	656	-2,042	1,000
Long term debt	458				-458	0
Total liabilities	3,865	-788	-233	656	-2,500	1,000
Shareholders’ equity	6,506	-4808	-2392	3117	-606	1,817
Total liabilities and shareholders equity	$10,371	-$5,596	-$2,625	$3,773	-$3,106	$2,817
The unaudited pro forma financial information as of and for the six month period ended September 30, 2007, and for the year ended March 31, 2007, gives effect to the following pro forma adjustments:
Statement of Operations Data:
1 To give retroactive effect to the decrease in net sales, cost of sales and operating expenses estimated to be attributable to substantially all of the operating activities of the Company , other than that which is required to support the on going development of the sleep product line.
2 To reflect a reduction in interest expense related to the Company’s revolving credit line and long term debt, assuming the proceeds from the Asset Sale had been utilized to repay the outstanding indebtedness on these loans.
Balance Sheet Data:
3 Represents assets to be sold to and liabilities assumed by Inovo relative to the conserving product line.
4 Represents assets and liabilities of the transfilling product line that the Company intends to sell. No proceeds from the proposed sale of the transfilling assets have been included in the pro forma financial data.
5 Represents the gross cash sales price of $5,250,000 less estimated fees to be incurred upon the closing and operating losses to the closing date.
6 Reflects the repayment of amounts outstanding on the Company’s revolving line of credit and long term debt, as well as a prepayment penalty on the long term debt and the write-off of the unamortized debt financing fees associated with such debt.
(Note that the revolving line of credit repayment includes estimated additional borrowings through the estimated closing date of the Asset Sale to fund operating losses).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION
Overview
     The Company develops, assembles and markets medical devices that furnish supplementary oxygen to home health care patients. The Company was a pioneer in developing oxygen conserving devices that enhance the quality of life for patients by increasing their mobility and, at the same time, lowering operating costs by achieving significant savings in the amount of oxygen actually required to properly oxygenate patients. The market for oxygen conserving devices has been, and continues to be, significantly affected by increased competition, consolidation among home oxygen providers, and revisions (and proposed revisions) in governmental reimbursement policies. All of these factors, as described more fully below, have contributed to a more difficult market for the Company’s products.
     The procedures for reimbursement by Medicare for home oxygen services provide a prospective flat-fee monthly payment based solely on the patient’s prescribed oxygen requirement. Beginning January 1, 2006, the reimbursement procedures have been modified to provide that title for the equipment being used by a patient transfers to the patient after 36 months. Under this system, inexpensive concentrators have grown in popularity because of low cost and less frequent servicing requirements. At the same time, oxygen conserving devices, such as the Company’s products, have also grown in popularity due to their ability to extend the life of oxygen supplies and reduce service calls by home care providers, thereby providing improved mobility for the patient and cost savings for home care providers. However, the uncertainties created by the new reimbursement procedures have adversely affected the market for our products by causing many home health care providers to delay product purchases as they seek to assess the impact of the new procedures and revisions.
     On January 1, 2007, new rates that include a new reimbursement category for transfilling systems, like the Company’s TOTAL O 2 ® Delivery System, became effective. These new rates may have a positive impact on the market for these types of devices. However, in 2003 Congress enacted the Medicare Improvement and Modernization Act, which mandates that the monthly fees that homecare providers receive for servicing oxygen patients will be subject to competitive bidding. The current schedule is that this process will first be implemented in ten major markets on April 1, 2008. Continuing concern among home care providers about the potential impact of these changes in reimbursement may affect demand for the Company’s products.
     In addition, other changes in the health care delivery system, including the increase in the acceptance and utilization of managed care, have stimulated a significant consolidation among home care providers. Major national and regional home medical equipment chains have continued to expand their distribution networks through the acquisition of independent home care providers in strategic areas. Margins on sales to national chains are generally lower due to quantity pricing, and the Company is experiencing continued downward pressure on its average selling price. Four major national chains accounted for approximately 49%, 43%, and 53% of the Company’s net sales, for the years ended March 31, 2007, 2006, and 2005, respectively. One chain accounted for 41%, 36%,and 36% of sales in the years ended March 31, 2007, 2006, and 2005, respectively, and one other chain accounted for 11% of sales in the year ended March 31, 2005. The Company also had one significant non-chain customer that accounted for 11.0% of sales in the year ended March 31, 2006.
     Continuing price pressure on our oxygen conservers and concerns about reimbursement changes have depressed operating results for the last two fiscal years. In addition, the Company’s increased dependence on a limited number of large customers has increased the volatility of our operating results. The Company believes that price competition and continuing industry consolidation will continue to affect the marketplace for oxygen therapy for the foreseeable future.
     The Company has invested in the development of diagnostic and therapeutic devices for the high-growth sleep disorder market. We have applied to the FDA for permission to market the first of these products..

57

The Company cannot predict at this time when it will commercially introduce such products, nor can it estimate the level of success it might achieve in selling products for the sleep market.
     Results of Operations for the Three and Six Month Periods Ended September 30, 2007
     The Company’s operating results deteriorated significantly during the three-month period ended September 30, 2007. Net sales for the three and six-month periods ended September 30, 2007 decreased by $1,777,000 (35.7%) and $3,279,000 (31.4%), respectively, as compared to the same periods in the prior year. The primary reasons for the decrease in sales for the three and six-month periods ended September 30, 2007, were (i) a decline of 23.4% and 13.6%, respectively, in unit sales of conservers, (ii) price reductions on domestic conservers, (iii) decreases in TOTAL O2 sales and (iv) a decline in sales to foreign distributors. Unit sales of conservers and therapeutic devices for the three and six-month periods ended September 30, 2007, decreased 35.6% and 28.0% as compared to the same periods in the prior year. Revenues from conserver and therapeutic device sales decreased by 44.6% and 35.7%, respectively for the three and six-month periods ended September 30, 2007 as compared to prior year. The Company believes that the reduction in unit sales is largely the result of continuing uncertainty regarding government reimbursement polices, which has caused many dealers to defer or reduce their purchases of new equipment. In addition, conserver sales to the Company’s largest customer declined by approximately 43.9% and 24.5%, respectively, for the three and six months ended September 30, 2007, as compared to the prior year’s period as the Company has encountered increased competition in the sale of pneumatic conservers to such customer. As noted above, management expects continued downward pressure on its average selling price. In addition, future operating results may be increasingly dependent upon purchasing decisions of a limited number of large customers.
     Revenues from TOTAL O2 sales decreased 51.4% and 50.4% for the three and six-month periods ended September 30, 2007, as compared to the same period in the prior year. Ongoing concerns regarding potential additional changes to reimbursement procedures continue to negatively impact sales of the TOTAL O2 System.
     Sales to foreign distributors represented 19.6% and 24.0% and 14.2% and 22.1% of net sales for the three and six-month periods ended September 30, 2007 and 2006, respectively. Foreign sales declined by 47.8% and 55.9% for the three and six-month periods as compared to the same periods in the previous year. This decrease was driven by a 76.4% and an 80.8% decrease in conserver sales for the three and six-month periods ended September 30, 2007, as compared to the same period in the prior year. Notwithstanding these declines, management believes there may be substantial growth opportunities for the Company’s products in a number of foreign markets, and currently expects an increase in sales to foreign distributors during the upcoming twelve months. However, quarter-to-quarter sales may fluctuate depending on the timing of shipments. All foreign sales are denominated in US dollars.
     Cost of sales as a percent of net sales increased from 67.5% to 81.3% for the three-month period ended September 30, 2007, and from 67.2% and 80.6% for the six-month period ended September 30, 2007, as compared to the same periods in the prior year. The increase in cost of sales as a percentage of net sales was primarily due to the decrease in sales as compared to consistent fixed manufacturing costs, as well as continued downward price pressures in the marketplace and an increase in sales to high volume purchasers that receive discounted rates. We currently expect downward price pressure for the foreseeable future. While the Company has sought to reduce manufacturing costs by transferring some operations to overseas contractors, such efforts have not yet produced significant cost savings, largely as a result of quality and reliability issues encountered in qualifying such overseas contractors.
     Selling, general, and administrative expenditures increased from 33.8% to 43.9% and from 32.4% and 41.2%, respectively as a percentage of net sales for the three and six-month periods ended September 30, 2007, as compared to the same periods in the prior year. While the Company’s ongoing cost reduction efforts have decreased actual selling, general, and administration expenditures, decreases in sales revenues have resulted in

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selling, general, and administrative costs increasing as a percentage of net sales. Research and development expenses increased by $70,000 and $196,000, respectively for the three and six-month periods ended September 30, 2007, as compared to the same periods in the prior year. Currently management expects research and development expenditures to total approximately $1,754,000 in the fiscal year ending March 31, 2008, on projects to enhance and expand the Company’s sleep product line. During fiscal year 2007, the Company spent $1,466,000 on research and development. The Company wrote down a $48,000 license fee during the three months ended September 30, 2007 when the Company determined to stop development of the product lines related to that license fee.
     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. As of March 31, 2007, the Company has Federal net operating loss carryforwards of $1,459,000 expiring in 2027 and California net operating loss carryforwards of $3,442,000 expiring in 2010 through 2013. At September 30, 2007, the Company has fully reserved against all of its Federal and State net operating loss carryforwards. The Company will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required, the tax benefit of the remaining net deferred tax assets will be recognized in the future.
     Results of Operations for the Years Ended March 31, 2007 and 2006
     Net sales for the years ended March 31, 2007 and 2006 decreased by $3,373,000 (15.1%) and $1,933,000 (8.0%), respectively, as compared to the same periods in the prior years. The primary reasons for the decrease in sales for the years ended March 31, 2007 and 2006, respectively as compared to the previous years have been a reduction in sales volume, and the price reductions on conservers, as well as decreases in TOTAL O 2 system sales and a decrease in sales to foreign distributors. Worldwide unit sales of conservers and therapeutic devices for the years ended March 31, 2007 and 2006 decreased 10.0% and increased .8% respectively, while the decrease in worldwide revenues from conserver and therapeutic device sales was 16.9% and 11.3% for the same periods. Domestic conserver and therapeutic device unit sales decreased 2.6% and 13.6%, while international conserver and therapeutic device unit sales decreased 40.1% and increased 203.7% for the years ended March 31, 2007 and 2006 respectively. Decreased per-unit conserver revenues over the past two years are due to price reductions, the impact of national chain contract pricing, and the changing product mix, as pneumatic conservers are generally priced lower than electronic conservers. As noted above, the Company is experiencing continued downward pressure on its average selling price. In addition, future operating results may be increasingly dependent upon purchase decisions of a limited number of large customers.
     Revenues from TOTAL O2 system sales decreased 25.5% for the year ended March 31, 2007, and increased 2.8% for the year ended March 31, 2006 as compared to the same periods in the prior years. The Company believes that the January 2, 2006, modification of reimbursement procedures that provides for the title of equipment being used by a patient to transfer to the patient after 36 months, and concern over the implementation of competitive bidding and its potential impact on reimbursements negatively impacted sales of TOTAL O2 during the year ended March 31, 2007. The new reimbursement category created by CMS for transfilling systems that went into effect on January 1, 2007, may have a positive impact on the market for transfilling systems, such as the TOTAL O2 system, once the impact of the implementation of competitive bidding becomes settled.
     Sales to foreign distributors represented 16.8% and 19.5% of net sales the years ended March 31, 2007 and 2006, respectively. Foreign sales declined by 26.9% for the year ended March 31, 2007 after showing a 208.4% increase for the year ended March 31, 2006 as compared to the respective prior year periods. The decrease for the year ended March 31, 2007 was driven by a 40.6% decrease in conserver sales compared to the prior year. The year ended March 31, 2006 saw a 331.2% increase in conserver sales to foreign distributors over the previous year. Management believes the spike in conserver sales to foreign distributors in the 2006 fiscal year resulted in large part from certain foreign customers ramping up their inventory of conservers in order to comply with regulatory requirements.

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     Cost of sales as a percent of net sales increased from 67.6% to 72.12% and from 60.0% to 67.6% for the years ended March 31, 2007 and 2006, respectively. This was partially a result of the downward price pressures in the market place, as well as increased sales to chain customers and those with quantity pricing arrangements. We currently expect continued downward price pressure for the foreseeable future. In accordance with the Company’s policy to provide a reserve against excess or slow-moving inventory, in March 2006 the Company established a $739,000 reserve against certain slow-moving inventories related to its SAGE Oxygen Therapeutic Device. In the latter part of fiscal 2005, the Company had a significant inventory build up to fill certain customer orders and anticipated customer orders. Certain of these orders did not materialize. Prior to the application of the reserve, the book value of the SAGE inventory was approximately $1,484,000. In March of 2007 the Company increased its reserve for slow-moving inventory by $185,000 as a result of the impact of current market conditions on sales of the SAGE device as well as the impact of the introduction of the new OMNI-5 and OMNI-2 oxygen transfilling systems. Sales of the SAGE inventory continue, and the Company intends to continue to market and support the SAGE Oxygen Therapeutic Device in the future.
     Selling, general, and administrative expenditures increased from 30.4% to 33.3% and from 28.6% to 30.4% of net sales for the year ended March 31, 2007 and 2006, respectively, as compared to the same period in the prior year primarily due to the decrease in sales. While the Company’s ongoing cost reduction efforts have helped align staffing and operating expenses more closely with current sales expectations, and have decreased actual selling, general, and administrative expenditures, decreases in sales revenues have resulted in selling, general and administrative costs increasing as a percentage of net sales. Research and development expenses decreased by $108,000 and increased $101,000 for the years ended March 31, 2007 and 2006, respectively, as compared to the prior years.
     Based on current earnings performance and projections, a full valuation allowance $2,046,000 has been placed on the Company’s deferred tax assets. The Company has Federal net operating loss carryforwards of $1,459,000 expiring in 2027 and California net operating loss carryforwards of $3,442,000 expiring in 2013.
Financial Condition
     The significant deterioration in the Company’s operating results during the three months ended September 30, 2007 has contributed to a worsening of the Company’s financial condition. During that period, the Company’s negative cash flow from operations was approximately $1,647,000 as compared to the negative cash flow from operations of approximately $69,000 in the three months ended June 30, 2007. The cash raised by the Company through its borrowings from Calliope Capital Corporation (discussed below) have largely been exhausted to fund on-going operations in light of the decline in operating results. The Company does not have in place additional capital resources to continue to fund operating losses at the level experienced during the three months ended September 30, 2007.
     In order to address this situation, on November 16, 2007, the Company entered into a definitive agreement, subject to shareholder approval, to sell to Inovo substantially all of the assets of the Company related to the oxygen conserver business (the “Asset Sale”). Pursuant to the Asset Purchase Agreement, Inovo would assume certain liabilities and obligations related to the Company’s oxygen conserver business. If the Asset Sale is approved, the Company will no longer develop and sell oxygen conserver products. The Company will retain the assets related to its transfilling business, as well as products in development for the sleep disorder market. The Company’s future efforts will focus on the sleep disorder market and the Company will seek to sell the transfilling assets.
     The selling price for the Assets is $5,250,000, subject to adjustment for changes in working capital between the execution date of the Asset Purchase Agreement and closing date (the “Selling Price”). The Selling Price may not exceed $5,500,000. There is no limit on the potential downward adjustment of the Selling Price based upon a decline in the Company’s working capital. If the Asset Sale is approved, the Company will use the proceeds to pay down

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its secured credit line and other obligations. After paying such obligations and transaction fees, the Company expects it will receive net proceeds of approximately $1.1 million from the Asset Sale.
     The Asset Sale is subject to certain closing conditions including approval by the Company’s shareholders. If the Asset Sale is approved and closes during the first calendar quarter, then the Company anticipates it will have sufficient working capital in place for the next 12 months to continue operations. If the Asset Sale is not approved by the shareholders or is not completed during the first calendar quarter of 2008, then the Company would require additional capital resources which may only be available pursuant to terms and conditions that would result in significant cost to the Company and significant dilution of the shareholders’ interest in the Company and its assets. Moreover, such additional financing may not be available at all, in which event the Company would need to consider other alternatives, including an orderly liquidation of its assets, curtailment of its current operations and seeking protection under the federal bankruptcy laws.
     In order to fund its operations pending the shareholder vote on the Asset Sale, the Company will be dependent upon its secured credit line. As of November 16, 2007, the Company had drawn approximately $1,557,000 on this $2,750,000 facility. However, based upon the lender’s calculation of the Company’s borrowing base, the Company had largely exhausted its available drawings on the secured credit line as of that date. Future draws on the secured credit line will depend upon a number of factors, including the value of eligible assets owned by the Company and the lender’s calculation of the Company’s borrowing base. If the Company is unable to continue to draw funds under the secured credit line, then it would likely lack sufficient cash resources to continue its business operations. Limitations imposed by the lender on the availability of funds under the secured credit line could also constrain the Company’s ability to meet all of its obligations on a timely basis. The Company does not currently have in place any other sources of short term funding. Consequently, inability to draw adequate funds under the secured credit line could force the Company to cease or curtail its business operations.
     At September 30, 2007, the Company had cash totaling $387,000 or 3.7% of total assets, as compared to $375,000 (3.2% of total assets) at March 31, 2007. Net working capital decreased from $7,266,000 at March 31, 2007, to $4,976,000 at September 30, 2007. Net accounts receivable decreased $601,000 during the six months ended September 30, 2007, due to the decrease in sales and the timing of payments from significant customers. Future increases or decreases in accounts receivable will generally coincide with sales volume fluctuations and the timing of shipments to foreign customers. During the same period, inventories decreased $772,000. The Company attempts to maintain sufficient inventories to meet its customer needs as orders are received and new products are introduced. Thus, future inventory and related accounts payable levels will be impacted by the ability of the Company to maintain its safety stock levels. If safety stock levels drop to target amounts, then inventories in subsequent periods will increase more rapidly as inventory balances are replenished. The Company experienced a significant inventory build up in the latter part of fiscal 2005 to fill certain customer orders and anticipated customer orders of the SAGE device. Certain of these orders did not materialize or were deferred. As of September 30, 2007, the Company has a reserve of $797,000 against its SAGE inventory.
Liquidity and Capital Resources
     Historically, the Company has depended primarily upon its cash flow from operations to finance its inventory and operating expenses and to meet its capital requirements. However, recent operating trends have required the Company to seek outside financing in order to enhance its cash resources. The Company’s cash flow for the six months ended September 30, 2007 was negative and the Company cannot predict when it will generate a positive cash flow from operations. The Company anticipates capital expenditures during the next twelve months to be approximately $100,000. Moreover, the Company’s efforts to enter the sleep disorder market may require significant cash resources for product development, manufacturing, and marketing. At the date of filing, the Company had substantially exhausted any available funds on its secured credit line and its term note.

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In March 2007, the Company entered into a one-year factoring arrangement that provided for the sale of up to $1,500,000 of the Company’s accounts receivable. Assignments under the agreement incurred interest at the bank’s prime rate plus two percent (2%) to three percent (3%) depending on the total accounts receivable balance. The Company had a minimum monthly interest payment of $6,000 beginning April 2007. The Company voluntarily terminated the factoring agreement on July 30, 2007.
     On July 30, 2007, the Company entered into a financing transaction with Calliope Capital Corporation , a Delaware corporation (the “Investor”) pursuant to which the Company issued to the Investor a $750,000 convertible term note (“Convertible Note”) and a $2,750,000 revolving credit line (“Credit Line”), all secured by the Company’s assets. The Convertible Note is payable in equal installments over 36 months and bears interest at prime plus 2%, and the Credit Line bears interest at prime plus 1.5%. A portion of the financing was used to pay all outstanding obligations on the Company’s factoring arrangement. Total borrowings against the line of credit were $1,094,000 at September 30, 2007 while total borrowings against the Convertible Note were $750,000.
     At the Investor’s option, the Convertible Note may be converted into shares of the Company’s common stock any time during the term of the note at a conversion price of $1.18. In addition, warrants to purchase up to 976,744 shares of the Company’s common stock were issued to the Investor with an exercise price of $1.24 per share. The Investor was granted registration rights with respect to the shares underlying the warrants. The warrants include a lock-up feature for a period of 12 months after any warrants are exercised.
     The following table aggregates all of the Company’s material contractual obligations as of September 30, 2007:

	Payments Due by Period
		Less than 1	1-3	3-5	After 5
Contractual Obligations	Total	Year	Years	Years	Years
Operating lease obligations	$356,000	$347,000	$9,000	—	—
Minimum royalty obligations	$1,782,000	$530,000	$1,132,000	$90,000	$30,000
Employee obligations	$200,000	$160,000	$40,000	—	—
Convertible Note	$750,000	$250,000	$250,000	$250,000	—
Operating lease commitments consist primarily of a real property lease for the Company’s corporate office, as well as minor equipment leases. Payments for these lease commitments have been provided for by cash flows generated from operations. Please see Note 8 to the financial statements in the 2007 Annual Report.
     Employee obligations consist of an employment agreement (the “Employment Agreement”) with Thomas E. Jones, Chairman of the Board of Directors. The Employment Agreement does not have a specific term and provides for a base salary of $160,000 per year, which is subject to annual review of the Board of Directors. The Employment Agreement may be terminated at any time by the Company, with or without cause, and may be terminated by Mr. Jones upon 90-days’ notice. If Mr. Jones resigns or is terminated for cause (as defined in the Employment Agreement), he is entitled to receive only his base salary and accrued vacation through the effective date of his resignation or termination. If Mr. Jones is terminated without cause, he is entitled to receive a severance benefit in accordance with the Company’s Severance and Change of Control Plan, or if not applicable, a severance benefit equal to 200% of his salary and incentive bonus for the prior fiscal year. In estimating its contractual obligation, the Company has assumed that Mr. Jones will voluntarily retire at the end of the year he turns 65 and that no severance benefit will be payable. This date may not represent the actual date the Company’s payment obligations under the Employment Agreement are extinguished.
     The Company has not adopted any programs that provide for post-employment retirement benefits; however, it has on occasion provided such benefits to individual employees. The Company does not have any off-balance sheet arrangements with any special purpose entities or any other parties, does not enter into any transactions in derivatives, and has no material transactions with any related parties.

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Significant Accounting Policies
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates under different assumptions and conditions. Management believes that the following discussion addresses the accounting policies and estimates that are most important in the portrayal of the Company’s financial condition and results.
     Allowance for doubtful accounts — the Company provides a reserve against receivables for estimated losses that may result from our customers’ inability to pay. The amount of the reserve is based on an analysis of known uncollectible accounts, aged receivables, historical losses, and credit-worthiness. Amounts later determined and specifically identified to be uncollectible are charged or written off against this reserve. The likelihood of material losses is dependent on general economic conditions and numerous factors that affect individual accounts.
     Inventories — the Company provides a reserve against inventories for excess and slow-moving items. The amount of the reserve is based on an analysis of the inventory turnover for individual items in inventory. The likelihood of material write-downs is dependent on customer demand and competitor product offerings.
     Intangible and long-lived assets — The Company assesses whether or not there has been an impairment of intangible and long-lived assets in evaluating the carrying value of these assets. Assets are considered impaired if the carrying value is not recoverable over the useful life of the asset. If an asset is considered impaired, the amount by which the carrying value exceeds the fair value of the asset is written off. The likelihood of a material change in the Company’s reported results is dependent on each asset’s ability to continue to generate income, loss of legal ownership or title to an asset, and the impact of significant negative industry or economic trends.
     Deferred income taxes —the Company provides a valuation allowance to reduce deferred tax assets to the expected to be realized. The likelihood of a material change in the expected realization of these assets depends on the Company’s ability to generate future taxable income.
Accounting Standards
     In June 2006, the Financial Accounting Standards Board ratified EITF Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income Statement.” The EITF provides guidance on the proper presentation of tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer and requires disclosure of the Company’s accounting policy decision. The consensus becomes effective for periods beginning after December 15, 2006. The Company is evaluating the impact of this interpretation and does not anticipate a significant impact to its financial statements upon implementation.
     In June 2006, the Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” Interpretation No. 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is evaluating the impact of this interpretation and does not anticipate a significant impact to its financial statements upon implementation.
     In September 2006, the Financial Accounting Standards Board issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB 108 requires registrants to quantify misstatements using both the balance sheet and income-statement approaches and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. The requirements are effective for annual

63

financial statements covering the first fiscal year ending after November 15, 2006. The implementation of this interpretation did not have a significant impact on the Company’s financial statements.
     In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 157 “Share-Based Payment.” SFAS 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. SFAS 157 applies only to fair-value measurements that are already required or permitted by other accounting standards. The Statement is effective for fair-value measures already required or permitted by other standards for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is evaluating the impact of this interpretation and does not anticipate a significant impact to its financial statements upon implementation.
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 158 “Employer’s Account for Defined Benefit Pension and Other Post-retirement Plans.” SFAS 158 requires employers to recognize on their balance sheets the funded status of pension and other post-retirement benefit plans as of December 31, 2006, for the calendar-year public companies. SFAS 158 will also require fiscal-year-end measurements of plan assets and benefit obligations, eliminating the use of earlier measurement dates currently permissible. The Company does not have a defined benefit pension plan, nor does it have any other post-retirement plans and therefore does not anticipate a significant impact to its financial statements upon implementation.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth as of November 30, 2007, the ownership of the Common Shares by those persons known by the Company to own beneficially five percent (5%) or more of such shares, by each director who owns any such shares, and by all officers and directors of the Company as a group:

		Percent
Name and Address (1)	Amount (2)	Owned

Thomas E. Jones	346,651	3.3%
Earl L. Yager	296,484	2.8%
Tracy A. Kern	30,861	0.3%
Erika Laskey	34,000	0.3%
Kevin McCulloh	60,149	0.6%
John C. Boyd	162,481	1.6%
Philip T. Wolfstein	156,142	1.5%
James M. Brophy	53,579	0.5%
Kathleen M. Griggs	27,405	0.3%
All Officers & Directors as a group (11 people)	1,377,310	13.5%
Kevin Kimberlin (3)	836,560	8.2%

(1)	The address of each director is 21622 Plummer Street, Chatsworth, CA 91311.

(2)	Includes shares subject to options which are currently exercisable or which become exercisable within sixty (60) days: Thomas E. Jones — 127,779 shares, John C. Boyd — 39,310 shares, Philip T. Wolfstein — 39,310 shares, James M. Brophy — 43,174 shares, Kathleen M. Griggs — 15,000 shares, Earl L. Yager — 88,107 shares, Tracy A. Kern — 23,000 shares, Erika Laskey — 34,000 shares, Kevin McCulloh — 41,000 shares, all Officers and Directors as a group — 510,680 shares.

(3)	Mr. Kimberlin’s address is c/o Spencer Trask, 535 Madison Avenue, New York, NY 10022.

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OTHER MATTERS
Proposals for 2008 Annual Meeting
     Any proposal, relating to a proper subject, which a shareholder may intend to present for action at the Annual Meeting of Shareholders to be held in September 2008, and which such shareholders may wish to have included in the proxy materials for such, in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, must be received in proper form by the Secretary of the Company at 21622 Plummer Street, Chatsworth, California 91311, not later than May 9, 2008, which is 120 calendar days prior to the anniversary of the mailing date of this year’s proxy materials. It is suggested that any such proposal be submitted by certified mail, return receipt requested.
     If a shareholder wishes to present a proposal at our 2008 annual meeting and the proposal is not intended to be included in the Company’s Proxy Statement relating to the 2008 annual meeting, the shareholder must give advance notice to the Company prior to the deadline for the annual meeting. In order to be deemed properly presented, the notice of a proposal must be delivered to the Company’s Corporate Secretary no later than September 9, 2008, which is 45 calendar days prior to the anniversary of the 2007 annual meeting. However, in the event the 2008 annual meeting is called for a date which is not within 30 days of the anniversary date of the 2007 annual meeting, shareholder proposals intended for presentation at the 2007 annual meeting must be received by the Corporate Secretary no later than the close of business on the tenth (10th) day following the date on which public announcement of the date of the 2008 annual meeting is first made. If a shareholder gives notice of such proposal after September 9, 2008, the proxy solicited by the Board of Directors for the 2008 annual meeting will confer discretionary authority to vote on such proposal at that meeting, which may include a vote against such shareholder proposal.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     CHAD files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. CHAD’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.
     Any person, including any beneficial owner, to whom this proxy statement is delivered, may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at CHAD Therapeutics, Inc., 21622 Plummer Street, Chatsworth, California 91311, not later than [          ], 2007, Attention: Corporate Secretary. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [                 ], 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

By	Order of the Board of Directors,
/s/ Paula O’Connor
Paula O’ Connor
Secretary
[ ], 2007

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Index to Financial Statements

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm on Financial Statements	F-2
Report of Independent Registered Public Accounting Firm on Financial Statements	F-3
Financial Statements as of March 31, 2007 and March 31, 2006 and for each of the last three years in the period ended March 31, 2005:
Consolidated Balance Sheets	F-4
Consolidated Statements of Operations	F-5
Consolidated Statements of Cash Flows	F-7
Consolidated Statements of Shareholders’ Equity	F-6
Notes to Consolidated Financial Statements	F-8
Unaudited Financial Statements
Financial Statements as of September 30, 2007 and March 31, 2007 and for each of the six month periods ended September 30, 2006 and September 30, 2005:
Consolidated Balance Sheets	F-19
Consolidated Statements of Operations	F-20
Consolidated Statements of Cash Flows	F-23
Notes to Unaudited Consolidated Financial Statements	F-24
Unaudited Financial Statements with respect to the Sleep business
Financial Statements as of September 30, 2007 and March 31, 2007 and for the six month period ended September 30, 2006
Consolidated Balance Sheets	F-
Consolidated Statements of Operations	F-
Consolidated Statement of Changes in Net Product Line Surplus (Deficit)	F-
Consolidated Statements of Cash Flows	F-
Notes to Unaudited Consolidated Financial Statements	F-

Audit Report
The Board of Directors
and Shareholders
CHAD Therapeutics, Inc.
We have audited the accompanying balance sheet of CHAD Therapeutics, Inc. as of March 31, 2007, and the related statement of operations, stockholders’ equity, and cash flows for the year ended March 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CHAD Therapeutics, Inc. as of March 31, 2007, and the results of its operations and its cash flows for the year ended March 31, 2007, in conformity with accounting principles generally accepted in the United States of America.
/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California
May 25, 2007

Report of Independent Registered Public Accounting Firm
The Board of Directors
and Shareholders
CHAD Therapeutics, Inc.
We have audited the accompanying balance sheet of CHAD Therapeutics, Inc. as of March 31, 2006, and the related statements of operations, shareholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CHAD Therapeutics, Inc. as of March 31, 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
KPMG LLP
Los Angeles, California
May 5, 2006

Balance Sheets

	March 31,
	2007	2006
Assets
Current assets:
Cash	$375,000	$935,000
Accounts receivable, less allowance for doubtful accounts of $38,000 and $52,000 in 2007 and 2006, respectively	2,376,000	3,220,000
Income taxes refundable	291,000	383,000
Inventories (Note 2)	6,557,000	6,381,000
Prepaid expenses and other assets	321,000	178,000
Deferred income taxes (Note 3)	—	666,000

Total current assets	9,920,000	11,763,000

Property and equipment, at cost:
Office equipment and furniture	1,787,000	1,761,000
Machinery and equipment	969,000	954,000
Tooling	1,531,000	1,489,000
Leasehold improvements	1,899,000	1,897,000

	6,186,000	6,101,000
Less accumulated depreciation and amortization	5,501,000	5,151,000

Net property and equipment	685,000	950,000

Intangible assets, net (Note 4)	1,107,000	972,000
Deferred income taxes (Note 3)	—	600,000
Other assets	36,000	71,000

	$11,748,000	$14,356,000

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$1,282,000	$522,000
Accrued expenses (Note 7)	1,372,000	1,435,000

Total current liabilities	2,654,000	1,957,000

Other liabilities	—	4,000
Commitments (Note 8)

Shareholders’ equity (Note 5):
Common shares, $0.01 par value Authorized 40,000,000 shares; 10,180,000 and 10,158,000 shares issued and outstanding	13,526,000	13,413,000
Accumulated deficit	(4,432,000)	(1,018,000)

Shareholders’ equity	9,094,000	12,395,000

	$11,748,000	$14,356,000

See accompanying notes to financial statements.

Statement of Operations

	Years Ended March 31,
	2007	2006	2005
Net sales	$18,981,000	$22,354,000	$24,287,000
Cost of sales	13,677,000	15,113,000	14,581,000

Gross profit	5,304,000	7,241,000	9,706,000
Costs and expenses:
Selling, general and administrative	6,323,000	6,788,000	6,947,000
Research and development	1.466,000	1,574,000	1,473,000

Total costs and expenses	7,789,000	8,362,000	8,420,000

Operating income (loss)	(2,485,000)	(1,121,000)	1,286,000
Interest income, net	57,000	20,000	39,000
Other income (expense)	6,000	(3,000)	2,000

Earnings (loss) before income taxes	(2,422,000)	(1,104,000)	1,327,000
Income tax expense (benefit) (Note 3)	992,000	(431,000)	(484,000)

Net earnings (loss)	$(3,414,000)	$(673,000)	$1,811,000

Basic earnings (loss) per share	$(.34)	$(.07)	$.18

Diluted earnings (loss) per share	$(.34)	$(.07)	$.17

Weighted shares outstanding:
Basic	10,170,000	10,146,000	10,122,000
Diluted	10,170,000	10,146,000	10,625,000

See accompanying notes to financial statements.

Statements of Shareholders’ Equity
For the years ended March 31, 2007,
2006, and 2005

	Common Shares		Accumulated
	Shares	Amount	Deficit

Balance at March 31, 2004	10,096,000	$13,309,000	$(2,156,000)

Exercise of stock options	38,000	60,000	—

Net earnings	—	—	1,811,000

Balance at March 31, 2005	10,134,000	13,369,000	(345,000)

Exercise of stock options	24,000	29,000	—

Tax benefit from exercise of non-qualified stock options	—	15,000	—

Net loss	—	—	(673,000)

Balance at March 31, 2006	10,158,000	13,413,000	(1,018,000)

Stock based compensation — options	—	33,000	—

Stock based compensation — restricted stock	22,000	80,000	—

Net loss	—	—	(3,414,000)

Balance at 3/31/07	10,180,000	$13,526,000	$(4,432,000)

See accompanying notes to financial statements.

Statements of Cash Flows

	Years Ended March 31,
	2007	2006	2005
Cash flows from operating activities:
Net earnings (loss)	$(3,414,000)	$(673,000)	$1,811,000
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	350,000	418,000	378,000
Amortization of intangibles	42,000	40,000	39,000
Provision for losses on receivables	(14,000)	13,000	(31,000)
Loss on asset disposition	—	12,000	—
Tax benefit attributable to stock options	—	15,000	—
Decrease (increase) in deferred income taxes	1,266,000	(237,000)	(805,000)
Stock based compensation	113,000	—	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	858,000	512,000	(803,000)
Decrease (increase) in inventories	(176,000)	2,131,000	(3,523,000)
Decrease (increase) in income taxes refundable	92,000	(383,000)	—
Decrease (increase) in prepaid expenses and other assets	(108,000)	85,000	(70,000)
Increase (decrease) in accounts payable	767,000	(681,000)	694,000
Increase (decrease) in accrued expenses	(63,000)	65,000	185,000
Increase (decrease) in income taxes payable		(200,000)	(3,000)

Net cash provided by (used in) operating activities	(287,000)	1,117,000	(2,128,000)

Cash flows from investing activities:
Additions to intangible assets	(177,000)	(210,000)	(112,000)
Capital expenditures	(85,000)	(175,000)	(351,000)

Net cash used in investing activities	(262,000)	(385,000)	(463,000)

Cash flows from financing activities:
Exercise of stock options	—	29,000	60,000
Other liabilities	(11,000)	(3,000)	—

Net cash provided by financing activities	(11,000)	26,000	60,000

Net increase (decrease) in cash	(560,000)	758,000	(2,531,000)

Cash beginning of year	935,000	177,000	2,708,000

Cash end of year	$375,000	$935,000	177,000

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$—	$348,000	$325,000
Acquisition of capital assets through capital lease	$—	$14,000	$—

See accompanying notes to financial statements.

Notes to Financial Statements
1.	Summary of Significant Accounting Policies
The Company
CHAD Therapeutics, Inc. (the “Company”) is in the business of developing, producing, and marketing respiratory care devices designed to improve the efficiency of oxygen delivery systems for home health care and hospital treatment of patients suffering from pulmonary diseases.
Fair Value of Financial Instruments
The carrying amounts of financial instruments approximate fair value as of March 31, 2007 and 2006. The carrying amounts related to cash, accounts receivable, other current assets, and accounts payable approximate fair value due to the relatively short maturity of such instruments.
Inventories
Inventories are valued at lower of cost or market. Cost is determined based on standard cost which approximates the first-in, first-out method.
Property and Equipment
Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method based on the estimated useful lives of the related assets as follows:

Office Equipment and Furniture	5-10 Years
Machinery and Equipment	3-10 Years
Tooling	4 Years
Amortization of leasehold improvements is over the life of the related lease or asset, whichever is shorter.
Use of Estimates
Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date and the reporting of revenues and expenses during the periods to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.
Significant estimates include the allowance for doubtful accounts, inventory valuation, deferred income tax asset valuation allowances, and the estimated future operating cash flows from the Company’s long-lived assets, including its intangible assets. Considerable management judgment is necessary to estimate future operating cash flows as future cash flows are impacted by competitive and other factors that are generally out of management’s control. Accordingly, actual results could vary significantly from management’s estimates.
Valuation of Accounts Receivable
The Company makes judgements as to the collectibility of accounts receivable based on historical trends and future expectations. Management estimates an allowance for doubtful accounts, which represents the collectability of accounts receivable. This allowance adjusts gross accounts receivable downward to its estimated net realizable value. To determine the allowance for doubtful accounts, management reviews specific customer risk and the Company’s accounts receivable aging.

Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.
Revenue Recognition
Revenue from product sales is recognized upon shipment of merchandise when title and risk of loss transfers to the customer and the earnings process is complete. Products are shipped FOB shipping point and title to the products transfers to the purchaser upon shipment. Under a sales-type lease agreement, revenue is recognized at the time of shipment with interest income recognized over the life of the lease. Shipping charges billed to customers are included in net sales. Allowances for customer returns have not been established, as historically customer return experience has been minor. Costs paid to shipping companies are recorded as a cost of sales.
Comprehensive Income (Loss)
The Company did not have components of other comprehensive income other than its net earnings (loss) during the periods ended March 31, 2007, 2006, and 2005. As a result, comprehensive income (loss) is the same as net earnings (loss) for the periods ended March 31, 2007, 2006, and 2005.
Royalty Expense
The Company charges royalties incurred on product licenses to costs of sales.
Earnings (Loss) Per Common Share
Following is a calculation of basic and diluted earnings (loss) per common share for the years ended March 31, 2007, 2006, and 2005, respectively:

	2007	2006	2005
Basic earnings (loss) per share Numerator — net earnings (loss)	$(3,414,000)	$(673,000)	$1,811,000
Denominator — weighted common shares outstanding	10,170,000	10,146,000	10,122,000

Basic earnings (loss) per share	$(.34)	$(.07)	$.18

Diluted earnings (loss) per share Numerator — net earnings (loss)	$(3,414,000)	$(673,000)	$1,811,000
Denominator — weighted common shares outstanding	10,170,000	10,146,000	10,122,000
Diluted potential common shares	—	—	503,000

	10,170,000	10,146,000	10,625,000

Diluted earnings (loss) per share	$(.34)	$(.07)	$.17

Options to purchase 904,000, 945,000, and 128,000 shares of common stock at prices ranging from $.50 to $11.50 and from $5.00 to $12.54 per share were not included in the computation of diluted earnings per share in 2007, 2006, and 2005, respectively, because their inclusion would have been anti-dilutive.
Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are it is more likely than not that we will recognize tax benefits associated with deferred tax assets. In making this determination, we consider future taxable income and tax planning strategies that are both prudent and feasible. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
Major Customer

	2007	2006	2005
Customer A**	41.3%	36.0%	35.8%
Customer B**	*	*	10.8%
Customer C	*	11.0%	*

*	Indicates sales less than 10% of the Company’s net sales.

**	Indicates national chain customer.
The Company’s customers are affected by Medicare reimbursement policy as approximately 80% of home oxygen patients are covered by Medicare and other government programs.
Concentration of Credit Risk
At times the Company maintains balances of cash that exceed $100,000 per account, the maximum insured by the Federal Deposit Insurance Corporation. The Company’s right to the cash is subject to the risk that the financial institution will not pay when the cash is requested. The potential loss is the amount in any one account over $100,000 and/or all funds in the interest bearing account. At March 31, 2007, the amount at risk was approximately $275,000.
At March 31, 2007 and 2006, significant accounts receivable balances were as follows:

	2007	2006
Customer A**	41.0%	25.4%
Customer B	*	21.6%
Customer C**	12.6%	*

*	Indicates accounts receivable balance less than 10% of gross accounts receivable.

**	Indicates national chain customer.
Stock Option Plan
On April 1, 2006, the Company adopted Statement of Financial Accounting Standards 123R, “Share-Based Payment,” which revised SFAS 123, “Accounting for Stock-Based Compensation.” The Company adopted FAS 123R using the modified prospective transition method. Previously, the Company had followed Accounting Principles Board Opinion No. 25, accounting for stock issues to employees, and accounting for employee stock options at intrinsic value. Accordingly, during the year ended March 31, 2007, the Company recorded stock-based compensation expense for awards granted prior to, but not yet vested, as of April 1, 2006, as if the fair value method required for pro forma disclosure under FAS 123 were in effect for expense recognition purposes, adjusted for estimated forfeitures. For stock- based awards granted after April 1, 2006, the Company will recognize compensation expense based on the estimated grant date fair value method using the Black-Scholes valuation model. For these awards, the Company will recognize compensation expense using a straight-line method.

As FAS 123R requires that stock-based compensation expense be based on awards that are ultimately expected to vest, stock-based compensation for year ended March 31, 2007, has been reduced for estimated forfeitures. For the year ended March 31, 2007, stock-based compensation expense of $113,000 was recorded to selling, general, and administrative expenses. Of the $113,000 in stock-based compensation, $33,000 related to FAS 123R option expense with the remaining $80,000 related to restricted stock issued to directors that vested April 1, 2006 and March 31, 2007. Due to the prospective adoption of SFAS No.123R, results for prior period have not been restated.
The Company has an equity incentive plan (the “Plan”) for key employees as defined under Section 422(A) of the Internal Revenue Code. The Plan provides that 750,000 common shares be reserved for issuance under the Plan, which expires on September 8, 2014, of which approximately 720,000 were available for future grant at March 31, 2007. In addition, the Plan provides that non-qualified options can be granted to directors and independent contractors of the Company. Stock options are granted with an exercise price equal to the market value of a share of the Company’s stock on the date of the grant. Historically, grants to non-employee directors have vested over two years, while the majority of grants to employees have vested over two to five years of continuous service. In fiscal year 2006, 40,000 options were issued with vesting periods less than one year. All options granted to date have ten-year contractual terms from the date of the grant.
The fair value of each stock option award is estimated on the date of the grant using the Black-Scholes option valuation model. Expected volatility is based on the historical volatility of the Company’s stock. No expected dividend yield is used since the Company has not historically declared or paid dividends and no dividends are expected in the foreseeable future. The risk-free interest rate is based on the U.S. treasury yield curve on the grant date for the expected term of the option. The Company did not grant any stock options during the year ended March 31, 2007. The following weighted-average assumptions were used in calculating the fair value of stock options granted during the year ended March 31, 2006, using the Black-Scholes option valuation model:

Expected life (in years)	8.0
Expected volatility factor	79.0%
Risk free interest rate	4.3%
Dividend yield	0.0
Forfeiture rate	4.0%
A summary of stock option activity as of and for the year ended March 31, 2007, is presented below:

			Remaining
		Exercise	Contractual
		Price Per	Term
	Shares	Share	(in years)

Outstanding at March 31, 2006	945,000	$2.22
Granted	—	—
Exercised	—	—
Forfeited or expired	41,000	4.99

Outstanding at March 31, 2007	904,000	$2.09	4.06

As of March 31, 2007
Exercisable	892,000	$2.13	4.1
Vested and expected to vest	902,000	$2.14	4.1

The Company granted 25,000 options at $3.45 per share on July 28, 2005, and 15,000 options at $3.35 per share on August 2, 2005. The options were granted at the market price on the day of grant, and fully vested six months subsequent to the grant date. In addition, there were 26,000 options exercised at prices ranging from $.50 to $3.75 in the year ended March 31, 2006. No options were granted or exercised during fiscal year 2007. The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s common stock at March 31, 2007, for the options that were in-the-money at March 31, 2007.

As of March 31, 2007, there was approximately $10,000 of unrecognized compensation cost related to unvested stock-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 9 months. Prior to the adoption of FAS 123R, the Company provided the disclosures required under FAS 123, as amended by FAS No. 148, “Accounting for Stock- Based Compensation — Transitions and Disclosures.” Employee stock-based compensation expense recognized under FAS 123R was not reflected in our results of operations for the year ended March 31, 2006, as all options were granted with an exercise price equal to the market value of the underlying common stock on the date of the grant. The pro forma information for the years ended March 31, 2006 and 2005, is as follows:

	Year Ended March 31,
	2006	2005

Net earnings (loss), as reported	$(673,000)	$1,811,000
Deduct: Total stock-based employee compensation expense determined under fair-value-based method for all awards, net of related tax effects	(128,000)	(108,000)

Pro forma net earnings (loss)	$(801,000)	$1,703,000

Earnings (loss) per share:
Basic — as reported	$(.07)	$.18
Basic — pro forma	(.08)	.17
Diluted — as reported	(.07)	.17
Diluted — pro forma	$(.08)	$.16
Segment Information
The Company operates in one segment, the respiratory care market.
Reclassifications
The Company added provisions for losses on receivables and amortization of intangibles to its statements of condensed cash flows.
2. Inventories
At March 31, 2007 and 2006, inventories consisted of the following:

	2007	2006
Finished goods	$1,841,000	$1,706,000
Work in process	2,240,000	1,234,000
Raw materials and supplies	2,476,000	3,441,000

	$6,557,000	$6,381,000

3. Income Taxes
Income tax expense (benefit) for fiscal 2007, 2006, and 2005 consisted of the following:

	2007	2006	2005
Current:
Federal	$(282,000)	$(217,000)	$307,000
State	8,000	7,000	15,000

	(274,000)	(210,000)	322,000

Deferred:
Federal	837,000	(149,000)	(466,000)
State	429,000	(72,000)	(340,000)

	1,266,000	(221,000)	(806,000)

Total	$992,000	$(431,000)	$(484,000)

A reconciliation of the difference between the Company’s income tax expense (benefit) and the statutory income tax for the years ended March 31, 2007, 2006, and 2005, respectively, is as follows:

	2007	2006	2005
Statutory tax expense (benefit)	$(825,000)	$(375,000)	$451,000
State income tax, net	(57,000)	(51,000)	72,000
Valuation allowance	1,858,000	9,000	(1,004,000)
Warranty and other	16,000	(14,000)	(3,000)

	$992,000	$(431,000)	$(484,000)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at March 31, 2007 and 2006 are presented as follows:

	2007	2006
Bad debt reserves	$15,000	$21,000
Accrued expenses	286,000	263,000
Inventories	426,000	344,000
Depreciation and amortization	245,000	241,000
Intangible assets	191,000	261,000
Net operating loss	860,000	147,000
Other	23,000	2,000

Total deferred tax assets	2,046,000	1,279,000
Deferred tax liabilities:
Valuation allowance	(2,046,000)	(13,000)

Net deferred tax assets	$—	$1,266,000

The Company has Federal net operating loss carryforwards of $1,459,000 expiring in 2027 and California net operating loss carryforwards of $3,442,000 expiring in 2013. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. At March 31, 2007, the Company’s deferred tax assets are fully offset by a valuation allowance. The Company will carryback Federal net operating losses of $894,000 to prior years, which will generate $281,000 in refundable federal income tax payments.
4. Intangible Assets
Intangible assets include amounts paid for licenses on new and existing products. License fees are being amortized using the straight-line method over the life of the related patents. Accumulated amortization on the license fees amounted to $138,000 and $96,000 at March 31, 2007 and 2006, respectively. Annual amortization on intangible assets currently in service will be $42,000 for each of the next five years. Intangible assets were $1,107,000 and $972,000, and amortization expense was $42,000 and $40,000 at March 31, 2007 and 2006, respectively.

5. Shareholders’ Equity
The Company has an equity incentive plan (the “Plan”) for key employees as defined under Section 422(A) of the Internal Revenue Code. The Plan provides that 750,000 common shares be reserved for issuance under the Plan, which expires on September 8, 2014. In addition, the Plan provides that non-qualified options can be granted to directors and independent contractors of the Company. Transactions involving the equity plan and the 1994 stock option plan, which expired in 2004, are summarized as follows:

		Weighted
		Average
		Price
	Option	Per
	Shares	Share
Incentive options:

Outstanding — March 31, 2004	779,000	2.37
Cancelled	(13,000)	2.51
Exercised	(17,000)	1.02
Expired	(83,000)	8.19

Outstanding — March 31, 2005	666,000	1.98
Cancelled	(7,000)	3.33
Granted	40,000	3.41
Exercised	(24,000)	1.16

Outstanding — March 31, 2006	675,000	2.10

Cancelled	(28,000)	3.42

Outstanding — March 31, 2007	647,000	$2.02

Exercisable — March 31, 2007	635,000	$2.01

Non-qualified options:

Outstanding — March 31, 2004	322,000	4.30
Cancelled	(41,000)	8.33
Granted	55,000	3.71
Exercised	(21,000)	2.07
Expired	(6,000)	5.18

Outstanding — March 31, 2005	309,000	3.83
Expired	(39,000)	11.88

Outstanding — March 31, 2006	270,000	9.56
Cancelled	(5,000)	3.90
Expired	(8,000)	11.50

Outstanding — March 31, 2007	257,000	2.26

Exercisable — March 31, 2007	249,000	$2.26

At March 31, 2007, information regarding outstanding options is summarized as follows:

	Range of Exercise Prices
	$.50-6.69	$7.62-12.54

Number outstanding	896,000	8,000
Weighted average remaining life (yrs.)	4.1	1.0
Weighted average exercise price	$2.01	$7.62
Number exercisable	884,000	8,000
Weighted average exercise price	$2.08	$7.62
Incentive and non-qualified options were granted at prices not less than 100% of market value at dates of grant. Options under the Plan become exercisable on the anniversary of the grant date on a pro rata basis over a defined period and expire ten (10) years after the date of grant. To the extent the Company derives a tax benefit from options exercised by employees, such benefit is credited to Common Shares.
6. Employee Benefit Plan
In December 1992, the Company adopted a defined contribution profit sharing plan, including features under Section 401(k) of the Internal Revenue Code. The purpose of the plan is to provide an incentive for employees to make regular savings for their retirement. Company contributions to the profit sharing plan are discretionary and are determined by the Board of Directors. There have been no contributions since 2002.
7. Accrued Expenses
Accrued expenses consist of the following:

	2007	2006
Accrued royalties	$301,000	$267,000
Accrued vacation	216,000	205,000
Warranty reserve	163,000	139,000
Payroll and incentive compensation	102,000	86,000
Accrued inventory in transit	200,000	175,000
Customer deposits	103,000	152,000
Accrued extended warranty	91,000	95,000
Other	196,000	316,000

	$1,372,000	$1,435,000

8. Commitments
The Company is currently leasing its administrative and plant facilities and certain office equipment under noncancelable operating leases which expire through June 2008. Rent expense amounted to $571,000, $570,000, and $577,000 for the years ended March 31, 2007, 2006, and 2005, respectively. The Company is also responsible for common area maintenance costs, including taxes, insurance, and other maintenance costs.
The Company has minimum annual royalty requirements pursuant to the terms of license agreements related to certain products in the amount of $515,000. Annual royalty expense on all products amounted to $559,000, $542,000 and $552,000 for the years ended March 31, 2007, 2006, and 2005, respectively. License agreements with minimum annual royalty requirements are in place through fiscal year 2016.
Employee obligations consist of an employment agreement (the “Employment Agreement”) with Thomas E. Jones, Chairman of the Board of Directors. The Employment Agreement does not have a specific term and provides for a base salary of $160,000 per year, which is subject to annual review by the Board of Directors.

The Employment Agreement may be terminated at any time by the Company, with or without cause, and may be terminated by Mr. Jones upon 90 days’ notice. If Mr. Jones resigns or is terminated for cause (as defined in the Employment Agreement), he is entitled to receive only his base salary and accrued vacation through the effective date of his resignation or termination. If Mr. Jones is terminated without cause, he is entitled to receive a severance benefit in accordance with the Company’s Severance and Change of Control Plan, or if not applicable, a severance benefit equal to 200% of his salary and incentive bonus for the prior fiscal year. In estimating its contractual obligation, the Company has assumed that Mr. Jones will voluntarily retire at the end of the year he turns 65 and that no severance benefit will be payable. This date may not represent the actual date the Company’s payment obligations under the Employment Agreement are extinguished.
In March 2007, the Company entered into a one-year factoring arrangement which provides for the sale of certain of the Company’s accounts receivable up to $1,500,000. Assignments under the agreement bear interest at the bank’s prime rate plus 2% to 3% depending on the total accounts receivable balance assigned. The Company has a minimum monthly interest payment of $6,000 beginning in April 2007.
In the second quarter of fiscal year 2006, the Company entered into a capital lease agreement for certain plant equipment totaling $14,000, with annual lease payments of $7,000, a fixed interest rate of 7%, and a purchase option at lease end in September 2007. Amortization of plant equipment under capital leases will be included in depreciation expense.
The following table aggregates all of the Company’s material contractual obligations as of March 31, 2007:

		Minimum
	Operating Lease	Royalty	Employee	Capital Lease	Factoring
	Obligation	Obligation	Obligations	Obligations	Agreement
2008	$459,000	$530,000	$160,000	$4,000	$72,000
2009	118,000	530,000	200,000	—	—
2010	2,000	530,000	—	—	—
2011	—	447,000	—	—	—
2012	—	30,000	—	—	—
Thereafter	$—	$105,000	$—	$—	$—
The Company is involved in certain legal actions resulting from the ordinary course of business. The Company believes the ultimate outcome of the legal actions will not have a material adverse impact on the Company’s financial statements as a whole.
9. Geographic Information
The Company has one reportable operating segment as defined in Note 1. Geographic information regarding the Company’s net sales is as follows:

	2007	2006	2005

United States	$15,795,000	$17,996,000	$22,912,000
Canada	174,000	193,000	306,000
Japan	346,000	506,000	405,000
Europe	2,054,000	3,337,000	418,000
Indonesia	271,000	42,000	20,000
All other countries	341,000	280,000	226,000

	$18,981,000	$22,354,000	$24,287,000

All long-lived assets are located in the United States.

Sales of OXYMATIC ® and CYPRESS conservers accounted for 69%, 70% and 73% of the Company’s net sales for the years ended March 31, 2007, 2006, and 2005, respectively.
10. Valuation and Qualifying Accounts and Reserves
The following is the Company’s schedule of activity in the valuation and qualifying accounts and reserves for the years ended March 31, 2007, 2006, and 2005:

	Balance at	Charged to		Balance at End
	Beginning of	Costs		of
	Year	and Expenses	Deductions	Year
Allowance for doubtful accounts:
2005	$68,000	—	29,000	$39,000
2006	39,000	28,000	15,000	52,000
2007	$52,000	27,000	41,000	$38,000

Warranty reserve:
2005	$103,000	57,000	51,000	$109,000
2006	109,000	64,000	34,000	139,000
2007	$139,000	46,000	22,000	$163,000
11. Quarterly Financial Data (Unaudited)
The following table presents summarized, unaudited, quarterly financial data for 2007 and 2006:

				Diluted
				Earnings
				Loss
		Gross	Net	Per
	Revenue	Profit	Loss	Share
2007
First quarter	$5,476,000	$1,814,000	$(116,000)	$(.01)
Second quarter	4,983,000	1,617,000	(307,000)	(.03)
Third quarter	4,307,000	1,059,000	(435,000)	(.04)
Fourth quarter	4,215,000	814,000	(2,556,000)	(.26)

Year	$18,981,000	$5,304,000	$(3.414.000)	$(.34)

2006
First quarter	$5,895,000	$2,101,000	$(42,000)	$.00
Second quarter	5,375,000	1,781,000	(210,000)	(.02)
Third quarter	5,907,000	2,101,000	39,000	.00
Fourth quarter	5,177,000	1,258,000	(460,000)	(.05)

Year	$22,354,000	$7,241,000	$(673,000)	$(.07)

12. Accounting Standards
In June 2006, the Financial Accounting Standards Board ratified EITF Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income Statement.” The EITF provides guidance on the proper presentation of tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer and requires disclosure of the Company’s accounting policy decision. The consensus becomes effective for periods beginning after

December 15, 2006. The Company is evaluating the impact of this interpretation and does not anticipate a significant impact to its financial statements upon implementation.
In June 2006, the Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” Interpretation No. 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is evaluating the impact of this interpretation and does not anticipate a significant impact to its financial statements upon implementation.
In September 2006, the Financial Accounting Standards Board issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB 108 requires registrants to quantify misstatements using both the balance sheet and income-statement approaches and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. The requirements are effective for annual financial statements covering the first fiscal year ending after November 15, 2006. The implementation of this interpretation did not have a significant impact on the Company’s financial statements.
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 157 “Share-Based Payment.” SFAS 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. SFAS 157 applies only to fair-value measurements that are already required or permitted by other accounting standards. The Statement is effective for fair-value measures already required or permitted by other standards for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is evaluating the impact of this interpretation and does not anticipate a significant impact to its financial statements upon implementation.
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 158 “Employer’s Account for Defined Benefit Pension and Other Post-retirement Plans.” SFAS 158 requires employers to recognize on their balance sheets the funded status of pension and other post-retirement benefit plans as of December 31, 2006, for calendar-year public companies. SFAS 158 will also require fiscal-year-end measurements of plan assets and benefit obligations, eliminating the use of earlier measurement dates currently permissible. The Company does not have a defined benefit pension plan, nor does it have any other post-retirement plans and therefore does not anticipate a significant impact to its financial statements upon implementation.

CHAD THERAPEUTICS, INC.
Condensed Balance Sheets
September 30, 2007 and March 31, 2007
(Unaudited)

	September 30,	March 31,
	2007	2007
ASSETS
Current assets:
Cash	$387,000	$375,000
Accounts receivable, less allowance for doubtful accounts of $25,000 at September 30, 2007, and $38,000 at March 31, 2007	1,775,000	2,376,000
Income taxes refundable	2,000	291,000
Inventories (Note 5)	5,785,000	6,557,000
Prepaid expenses and other assets	434,000	321,000

Total current assets	8,383,000	9,920,000

Property and equipment, at cost	6,272,000	6,186,000
Less accumulated depreciation	5,653,000	5,501,000

Net property and equipment	619,000	685,000

Intangible assets, net	1,068,000	1,107,000
Other assets	301,000	36,000

Total assets	$10,371,000	$11,748,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$858,000	$1,282,000
Accrued expenses	1,163,000	1,372,000
Revolving line of credit	1,094,000	—
Current portion of long-term debt	292,000	—

Total current liabilities	3,407,000	2,654,000
Long-term debt	458,000	—

Total liabilities	3,865,000	2,654,000

Shareholders’ equity:
Common shares, $.01 par value, authorized 40,000,000 shares; 10,180,000 and 10,180,000 shares issued and outstanding	13,581,000	13,526,000
Accumulated deficit	(7,075,000)	(4,432,000)

Total shareholders’ equity	6,506,000	9,094,000

Total liabilities and shareholders’ equity	$10,371,000	$11,748,000

See accompanying notes to condensed financial statements.

CHAD THERAPEUTICS, INC.
Condensed Statements of Operations
For the three months ended September 30, 2007 and 2006
(Unaudited)

	Three Months Ended
	September 30,
	2007	2006
Net sales	$3,206,000	$4,983,000
Cost of sales	2,607,000	3,366,000

Gross profit	599,000	1,617,000
Costs and expenses:
Selling, general, and administrative	1,408,000	1,682,000
Research and development	391,000	322,000

Total costs and expenses	1,799,000	2,004,000
Operating loss	(1,200,000)	(387,000)
Interest expense	153,000	—
Other income	—	(16,000)

Loss before income taxes	(1,353,000)	(371,000)
Income tax expense (benefit)	—	(64,000)

Net loss	$(1,353,000)	$(307,000)

Basic loss per share	$(0.13)	$(0.03)

Diluted loss per share	$(0.13)	$(0.03)

Weighted shares outstanding:
Basic	10,180,000	10,169,000
Diluted	10,180,000	10,169,000
See accompanying notes to condensed financial statements.

CHAD THERAPEUTICS, INC.
Condensed Statements of Operations
For the six months ended September 30, 2007 and 2006
(Unaudited)

	Six Months Ended
	September 30,
	2007	2006
Net sales	$7,179,000	$10,459,000
Cost of sales	5,785,000	7,028,000

Gross profit	1,394,000	3,431,000
Costs and expenses:
Selling, general, and administrative	2,957,000	3,384,000
Research and development	853,000	657,000

Total costs and expenses	3,810,000	4,041,000

Operating loss	(2,416,000)	(610,000)
Interest expense	175,000	—
Other (income) expense	48,000	(39,000)

Loss before income taxes	(2,639,000)	(571,000)
Income tax expense (benefit)	4,000	(148,000)

Net loss	$(2,643,000)	$(423,000)

Basic loss per share	$(0.26)	$(0.04)

Diluted loss per share	$(0.26)	$(0.04)

Weighted shares outstanding:
Basic	10,180,000	10,169,000
Diluted	10,180,000	10,169,000
See accompanying notes to condensed financial statements.

CHAD THERAPEUTICS, INC.
Condensed Statement of Shareholders’ Equity
For the six months ended September 30, 2007
(Unaudited)

	Common Shares		Accumulated
	Shares	Amount	Deficit
Balance as of March 31, 2007	10,180,000	13,526,000	$(4,432,000)

Stock-based compensation — options	—	6,000	—

Warrants		49,000

Net loss	—	—	(2,643,000)

Balance at September 30, 2007	10,180,000	13,581,000	$(7,075,000)

See accompanying notes to condensed financial statements.

CHAD THERAPEUTICS, INC.
Condensed Statement of Cash Flows
For the six months ended September 30, 2007 and 2006
(Unaudited)

	Six Months Ended
	September 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(2,643,000)	$(423,000)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	152,000	194,000
Amortization of intangibles	21,000	21,000
Loss on impairment of intangible assets	48,000	—
Amortization of deferred financing fees	25,000	—
Provision for losses on receivables	(13,000)	20,000
Decrease (increase) in deferred income taxes	—	16,000
Stock-based compensation	6,000	60,000
Warrant costs	49,000	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	614,000	632,000
Decrease (increase) in inventories	772,000	78,000
Decrease (increase) in income taxes refundable	289,000	201,000
Decrease (increase) in prepaid expenses and other assets	(403,000)	59,000
Increase (decrease) in accounts payable	(424,000)	401,000
Increase (decrease) in accrued expenses	(209,000)	(229,000)

Net cash (used in) provided by operating activities	(1,716,000)	1,030,000
Cash flows from investing activities:
Additions to intangible assets	(30,000)	(122,000)
Capital expenditures	(86,000)	(62,000)

Net cash (used in) provided by investing activities	(116,000)	(184,000)
Cash flows from financing activities:
Borrowings under revolving line of credit	1,094,000	—
Borrowings under long term debt	750,000	—
Other long-term liabilities	—	(4,000)

Net cash (used in) provided by financing activities	1,844,000	(4,000)

Net increase in cash	12,000	842,000
Cash beginning of period	375,000	935,000

Cash end of period	$387,000	$1,777,000

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$124,000
See accompanying notes to condensed financial statements.

CHAD THERAPEUTICS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)
1. Basis of Presentation and Going Concern
CHAD Therapeutics, Inc. (the “Company”) is in the business of developing, producing, and marketing respiratory care devices designed to improve the efficiency of oxygen delivery systems for home health care and hospital treatment of patients suffering from pulmonary diseases.
In the opinion of management, all adjustments necessary, which are of a normal and recurring nature, for a fair presentation of the results for the interim periods presented, have been made. The results for the three and six-month periods ended September 30, 2007, are not necessarily indicative of the results expected for the year ended March 31, 2008. The interim statements are condensed and do not include some of the information necessary for a more complete understanding of the financial data. Accordingly, your attention is directed to the footnote disclosures found in the March 31, 2007, Annual Report and particularly to Note 1 which includes a summary of significant accounting policies.
The Company’s financial statements have been prepared and presented on a basis assuming it will continue as a going concern. However, the Company’s prospects must be considered in light of substantial risks. The Company has experienced net losses since its fiscal year ended March 31, 2006 and as of September 30, 2007, it had an accumulated deficit of approximately $7,075,000. For the six months ended September 30, 2007, the Company had a net loss of $2,643,000 and utilized approximately $1,716,000 of cash in operating activities. The Company expects operating losses to continue through its foreseeable future. At the filing date, the Company had utilized substantially all of the financing available through its revolving line of credit and its term note. These factors, among others, indicate that the Company is in need of additional financing or a strategic arrangement in order to continue operations. These factors could raise doubts about the Company’s ability to continue as a going concern.
In order to address this situation, on November 16, 2007, the Company entered into a definitive agreement, subject to shareholder approval, to sell to Inovo, Inc. (the “Buyer”) substantially all of the assets of the Company related to the oxygen conserver business including accounts receivable, inventory, and certain equipment and intellectual property (the “Asset Sale”) pursuant to an Asset Purchase Agreement (the “APA”). Pursuant to the APA, the Buyer would assume certain liabilities and obligations related to the Company’s oxygen conserver business. If the Asset Sale is approved, the Company will no longer develop and sell oxygen conserver products. The Company will retain the assets related to its TOTAL O2 and in-home transfilling business as well as products in development for the sleep disorder market. The Company’s future efforts will focus on the sleep disorder market and the Company will seek to realize appropriate value for its sleep business as well as its TOTAL O2 and transfilling assets.
The selling price for the Assets is $5,250,000, subject to adjustment for changes in working capital between the execution date of the APA and closing date (the “Selling Price”). The selling price may not exceed $5,500,000. There is no limit on a potential downward adjustment of the selling price based on a reduction in the Company’s working capital.
The Asset Sale is subject to certain closing conditions including approval by the Company’s shareholders. If the Asset Sale is approved and closes during the first calendar quarter of 2008, then the Company anticipates it will have sufficient working capital in place for the next 12 months to continue operations. If the Asset Sale is not approved by the shareholders or is not completed during the first calendar quarter of 2008, then the Company would require additional capital resources which may only be available pursuant to terms and conditions that would result in significant cost to the Company and significant dilution of the shareholders’ interest in the Company and its assets. Moreover, such additional financing may not be available at all, in which event the Company would need to consider other alternatives, including an orderly liquidation of its assets, curtailment of its current operations and seeking protection under the federal bankruptcy laws. The financial statements do not include any adjustments that might be required for the outcome of this uncertainty.

2. Revenue Recognition
Revenue from product sales is recognized upon shipment of merchandise when title and risk of loss transfers to the customer and the earnings process is complete. Products are shipped FOB shipping point and title to the products transfers to the purchaser upon shipment. Under a sales-type lease agreement, revenue is recognized at the time of the shipment with interest income recognized over the life of the lease. Shipping charges billed to customers are included in net sales. Allowances for customer returns have not been established, as historically customer return experience has been minor. Costs paid to shipping companies are recorded as a cost of sales.
3. Major Customers

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Customer A**	34.4%	39.5%	41.8%	38.0%
Customer B	*	10.5%	*	11.7%

*	Indicates sales less than 10% of the Company’s net sales

**	Indicates national chain customer
The Company’s customers are affected by Medicare reimbursement policy as approximately 80% of home oxygen patients are covered by Medicare and other government programs.
4. Concentration of Credit Risk
At times the Company maintains balances of cash that exceed $100,000 per financial institution, the maximum insured by the Federal Deposit Insurance Corporation. Further, the Company maintains a portion of its cash funds in an interest bearing, uninsured account. The Company’s right to the cash is subject to the risk that the financial institution will not pay when cash is requested. The potential loss is the amount in any one financial institution over $100,000 and/or all funds in the interest bearing account. At September 30, 2007, the amount at risk was approximately $287,000.
The significant outstanding accounts receivable balances in 2007 were as follows:

	September 30	March 31
Customer A**	22.0%	41.0%
Customer B**	13.2%	*

*	Indicates receivables balance less than 10% of the Company’s net accounts receivable balance.

**	Indicates national chain customer.
5. Inventories
Inventories in 2007 are summarized as follows:

	September 30	March 31
Finished goods	$1,642,000	$1,841,000
Work-in-process	1,771,000	2,240,000
Raw materials	2,372,000	2,476,000

	$5,785,000	$6,557,000

6. Long-Term Debt and Revolving Line of Credit
Long-term debt in 2007 consists of the following:

	September 30	March 31
Obligations under capital lease, payable in monthly installments through September 2007	$—	$4,000
Long-term note	750,000	—

	750,000	4,000
Less current portion	292,000	4,000

Total long-term debt	$458,000	$—

In March 2007, the Company entered into a one-year factoring arrangement that provided for the sale of up to $1,500,000 of the Company’s accounts receivable. Assignments under the agreement incurred interest at the bank’s prime rate plus two percent (2%) to three percent (3%) depending on the total accounts receivable balance. The Company had a minimum monthly interest payment of $6,000 beginning April 2007. The Company voluntarily terminated the factoring agreement on July 30, 2007.
On July 30, 2007, the Company entered into a financing transaction with Calliope Capital Corporation , a Delaware corporation (the “Investor”) pursuant to which the Company issued to the Investor a $750,000 convertible term note (“Convertible Note”) and a $2,750,000 revolving credit line (“Credit Line”), all secured by the Company’s assets. The Convertible Note is payable in equal installments over 36 months beginning in November 2007 and maturing in July 2010 and bears interest at prime plus 2%, and the Credit Line bears interest at prime plus 1.5%. A portion of the financing was used to pay all outstanding obligations on the Company’s factoring arrangement. At the Investor’s option, the Convertible Note may be converted into shares of the Company’s common stock any time during the term of the note at a conversion price of $1.18. The closing price of the Company’s common stock on the issue date of the Convertible Note was $1.00 per share. In addition, warrants to purchase up to 976,744 shares of the Company’s common stock were issued to the Investor with an exercise price of $1.24 per share. The Investor was granted registration rights with respect to the shares underlying the warrants. The warrants include a lock-up feature for a period of 12 months after any warrants are exercised (see note 12.)
At November 16, 2007, the Company had utilized substantially all of its availability on its financing arrangements based on the lender’s calculation of the Company’s borrowing base. The Company is in negotiations with its lender to obtain additional availability through its revolving line of credit.
For the six months ended September 30, 2007, amortization of deferred financing fees was $25,000. There were no deferred financing fees in fiscal year 2006.
7. Subsequent Event
On November 16, 2007, the Company entered into a definitive agreement, subject to shareholder approval, to sell to Inovo, Inc. (the “Buyer”) substantially all of the assets of the Company related to the oxygen conserver business including accounts receivable, inventory, and certain equipment and intellectual property (the “Asset

Sale”) pursuant to an Asset Purchase Agreement (the “APA”). Pursuant to the APA, the Buyer would assume certain liabilities and obligations related to the Company’s oxygen conserver business. If the Asset Sale is approved, the Company will no longer develop and sell oxygen conserver products. If the Asset Sale is approved, the Company will focus its efforts on the development of products for the sleep disorder market and will seek to realize appropriate value for such products as well as its TOTAL O2 and in-home transfilling products.
The selling price for the oxygen conserver assets is $5,250,000 in cash, subject to adjustment for changes in working capital between the execution date of the APA and closing date (the “Selling Price”). The Selling Price may not exceed $5,500,000. There is no limit on the possible downward adjustment of the Selling Price based upon a decline in the Company’s working capital between November 16, 2007 and the closing date of the Asset Sale.
If the shareholders approve the “Asset Sale”, the Company will no longer obtain revenues from sales of CHAD oxygen conserving devices. Such revenues were approximately 92% and 94% and 90% and 91% of the Company’s revenues for the three and six-month periods ended September 30, 2007, and 2006, respectively. The remaining revenues were derived from the sale of the Company’s TOTAL O2 and in-home transfilling products. If the Asset Sale is approved, the Company will pursue a strategy intended to obtain fair value for its remaining assets. This strategy would include a focus on the development and introduction of diagnostic and therapeutic products for the sleep disorder market over the next twelve months. The first of these products is currently undergoing testing and 510(k) clearance. The channels for sales of the sleep products are not currently established, and the Company faces competitors with substantially greater resources who are already entrenched in these markets.
8. Leasing Arrangements
In the second quarter of fiscal year 2006, the Company entered into a capital lease agreement for certain plant equipment totaling $14,000, with annual lease payments of $7,000, a fixed interest rate of 7% and a purchase option at lease end in August 2007. The Company completed the capital lease obligation in September 2007 and exercised the bargain purchase option at that time. Amortization of plant equipment under capital leases is included in depreciation expense.
9. Loss Per Common Share
Following is a reconciliation of the numerators and denominators used in the calculation of basic and diluted loss per common share:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Basic loss per share:
Numerator-net loss	$(1,353,000)	$(307,000)	$(2,643,000)	$(423,000)
Denominator-weighted average common shares outstanding	10,180,000	10,169,000	10,180,000	10,169,000

Basic earnings loss per share	$(0.13)	$(0.03)	$(0.26)	$(0.04)

Diluted loss per share:
Numerator-net loss	$(1,353,000)	$(307,000)	$(2,643,000)	$(423,000)
Denominator-weighted average common shares outstanding	10,180,000	10,169,000	10,180,000	10,169,000

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Diluted effect of common stock options	—	—	—	—

	10,180,000	10,169,000	10,180,000	10,169,000

Diluted earnings (loss) per share	$(0.13)	$(0.03)	$(0.26)	$(0.04)

Options to purchase 891,000 shares of common stock at prices ranging from $0.50 to $7.62 per share and 935,000 shares of common stock at prices ranging from $0.50 to $11.50 were not included in the computation of diluted earnings per share for the three and six-month periods ended September 30, 2007 and 2006, respectively, because their effect would have been anti-dilutive.
10. Income Tax Expense
Based on management’s earnings projections for the fiscal year ended 2008, the Company has forecasted an effective tax rate of 35 percent. As of March 31, 2007, the Company has Federal net operating loss carryforwards of $1,407,000 expiring in 2027 and California net operating loss carryforwards of $3,422,000 expiring in 2010 through 2017. In assessing the realizability of deferred tax assets, management considered whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. At September 30, 2007, the Company’s deferred tax assets are fully offset by a valuation allowance.
11. Geographic Information
The Company has one reportable operating segment. Geographic information regarding the Company’s net sales is as follows:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
United States	$2,579,000	$3,788,000	$6,158,000	$8,142,000
Canada	33,000	33,000	68,000	87,000
Japan	68,000	69,000	126,000	194,000
Europe	323,000	1,004,000	465,000	1,858,000
Indonesia	145,000	18,000	176,000	20,000
All other countries	58,000	71,000	186,000	158,000

	$3,206,000	$4,983,000	$7,179,000	$10,459,000

All long-lived assets are located in the United States.
Sales of OXYMATIC®, LOTUS and CYPRESS OXYPneumatic® conservers and SAGE Therapeutic devices accounted for 63.2% and 73.4% of the Company’s sales for the three-month periods ended September 30, 2007 and 2006, respectively and 67.0% and 71.5% of the Company’s sales for the six-month periods ended September 30, 2007 and 2006 respectively.
12. Stock Option Plan
On April 1, 2006, the Company adopted Statement of Financial Accounting Standards 123R, “Share-Based Payment,” which revised SFAS 123, “Accounting for Stock-Based Compensation.” The Company adopted FAS 123R using the modified prospective transition method. Previously, the Company had followed APB 25, accounting for employee stock options at intrinsic value. Accordingly, during the three and six-month periods ended September 30, 2007 and 2006, the Company recorded stock-based compensation expense for awards granted prior to, but not yet vested, as of April 1, 2006, as if the fair value method required for pro forma disclosure under FAS 123 were in effect for expense recognition purposes, adjusted for estimated forfeitures. For stock-based awards granted after April 1, 2006, the Company will recognize compensation expense based on the estimated grant date fair value method using the Black-Scholes valuation model. For these awards, the Company will recognize compensation expense using a straight-line method. As FAS 123R requires that stock based compensation expense be based on awards that are ultimately expected to vest, stock-based compensation for the three and six-month periods ended September 30, 2007 and 2006, has been reduced for estimated forfeitures. For the six-month period ended September 30, 2007, stock-based compensation expense of $6,000 was recorded to selling, general, and administrative expenses, all of which was due to FAS 123R option expense. For the six-month period ended September 30, 2006, stock-based compensation expense of $60,000 was recorded to selling, general, and administrative expenses. Of the $60,000 in stock-based compensation recorded for the six-month period ended September 30, 2006, $20,000 related to FAS 123R option expense with the remaining $40,000 related to restricted stock issued to directors that vested April 1, 2006. Due to the prospective adoption of SFAS No. 123R, results for prior period have not been restated.
The Company has an equity incentive plan (the Plan) for key employees as defined under Section 422(A) of the Internal Revenue Code. The Plan provides that 750,000 common shares be reserved for issuance under the Plan, which expires on September 8, 2014, of which approximately 720,000 were available for future grant at September 30, 2007. In addition, the Plan provides that non-qualified options can be granted to directors and independent contractors of the Company. Stock options are granted with an exercise price equal to the market value of a share of the Company’s stock on the date of the grant. Historically, grants to non-employee directors have vested over two years, while the majority of grants to employees have vested over two to five years of continuous service.
The fair value of each stock option award is estimated on the date of the grant using the Black-Scholes option valuation model. Expected volatility is based on the historical volatility of the Company’s stock. No expected dividend yield is used since the Company has not historically declared or paid dividends and no dividends are expected in the foreseeable future. The risk-free interest rate is based on the U.S. treasury yield curve on the grant date for the expected term of the option. The Company did not grant any stock options during the six months ended September 30, 2007 and 2006, respectively. A summary of stock option activity as of and for the six-months ended September 30, 2007, is presented below:

			Remaining
		Exercise	Contractual
		Price Per	Term
	Shares	Share	(in years)

Outstanding at March 31, 2007	904,000	$2.09
Granted	—	—
Exercised	—	—
Forfeited or expired	13,000	3.81

Outstanding at September 30, 2007	891,000	$2.07	3.8

As of September 30, 2007:
Exercisable	879,000	$2.11	3.8
Vested and expected to vest	888,000	$2.11	3.8

No options were granted or exercised during the six months ended September 30, 2007 or 2006.
The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s common stock at September 30, 2007 for the options that were in-the-money September 30, 2007. As of September 30, 2007, there was approximately $4,000 of unrecognized compensation cost related to unvested stock-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 6 months.
13. Warrants
In connection with the Convertible Note financing transaction that the Company entered into in July 2007, the Company issued warrants to purchase up to 976,744 of the Company’s common stock at an exercise price of $1.24 per share. The closing price of the Company’s common stock on the issue date of the warrants was $1.00 per share. The fair value of the warrants was approximately $588,000 and was determined using a Black Scholes pricing model. These warrants expire ten years from the date of issue and have a lock-up period of 12 months after any warrants are exercised. The warrants will be amortized over the 36 month life of the Convertible Note.
For the six months ended September 30, 2007, amortization of the warrants was $49,000. There was no warrant amortization in fiscal year 2006.
14. Commitments
The Company is currently leasing its administrative and plant facilities and certain office equipment under noncancelable operating leases that expire through June 2008.
The Company has minimum annual royalty requirements pursuant to the terms of license agreements related to certain products in the amount of $530,000. License agreements with minimum annual royalty requirements are in place through fiscal year 2016.
Employee obligations consist of an employment agreement (the “Employment Agreement”) with Thomas E. Jones, Chairman of the Board of Directors. The Employment Agreement does not have a specific term and provides for a base salary of $160,000 per year, which is subject to annual review by the Board of Directors. The Employment Agreement may be terminated at any time by the Company, with or without cause, and may be terminated by Mr. Jones upon 90 days’ notice. If Mr. Jones resigns or is terminated for cause (as defined in the Employment Agreement), he is entitled to receive only his base salary and accrued vacation through the effective date of his resignation or termination. If Mr. Jones is terminated without cause, he is entitled to receive a severance benefit in accordance with the Company’s Severance and Change of Control Plan, or if not applicable, a severance benefit equal to 200% of his salary and incentive bonus for the prior fiscal year. In estimating its contractual obligation, the Company has assumed that Mr. Jones will voluntarily retire at the end of the year he turns 65 and that no severance benefit will be payable. This date may not represent the actual date the Company’s payment obligations under the Employment Agreement are extinguished.
The Company is involved in certain legal actions from the ordinary course of business. The Company believes the ultimate outcome of the legal actions will not have a material adverse impact on the Company’s financial statements as a whole.
15. Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results may differ from those estimates.

16. Accounting Standards
In June 2006, the Financial Accounting Standards Board ratified EITF Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income Statement.” The EITF provides guidance on the proper presentation of tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer and requires disclosure of the Company’s accounting policy decision. The consensus becomes effective for periods beginning after December 15, 2006. The implementation of this interpretation did not have a significant impact on the Company’s financial statements.
In June 2006, the Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” Interpretation No. 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The implementation of this interpretation did not have a significant impact on the Company’s financial statements.
In September 2006, the Financial Accounting Standards Board issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB 108 requires registrants to quantify misstatements using both the balance sheet and income-statement approaches and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. The requirements are effective for annual financial statements covering the first fiscal year ending after November 16, 2006. The implementation of this interpretation did not have a significant impact on the Company’s financial statements.
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 157 “Fair Value Measurement.” SFAS 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. SFAS 157 applies only to fair-value measurements that are already required or permitted by other accounting standards. The Statement is effective for fair-value measures already required or permitted by other standards for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is evaluating the impact of this interpretation and does not anticipate a significant impact to its financial statements upon implementation.
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 158 “Employer’s Accounting for Defined Benefit Pension and Other Post-retirement Plans.” SFAS 158 requires employers to recognize on their balance sheets the funded status of pension and other post-retirement benefit plans as of September 30, 2007, for the calendar-year public companies. SFAS 158 will also require fiscal-year-end measurements of plan assets and benefit obligations, eliminating the use of earlier measurement dates currently permissible. The Company does not have a defined benefit pension plan, nor does it have any other post-retirement plans. The implementation of this interpretation did not have a significant impact on the Company’s financial statements.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option of Financial Assets and Financial Liabilities.” SFAS No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected by reported in earnings. SFAS No. 159 is effective as of the beginning of the entity’s first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact that SFAS No. 159 will have on its financial statements.

Annex A
ASSET PURCHASE AGREEMENT
between
INOVO, INC.
and
CHAD THERAPEUTICS, INC.
Dated November 16, 2007

1. DEFINITIONS AND USAGE	1
1.1 Definitions	1
1.2 Usage	9

2. SALE AND TRANSFER OF ASSETS; CLOSING	10
2.1 Assets to Be Sold	10
2.2 Excluded Assets	11
2.3 Consideration	12
2.4 Liabilities	13
2.5 Allocation	15
2.6 Closing	15
2.7 Closing Obligations	16
2.8 Adjustment Amount and Payment	17
2.9 Adjustment Procedure	18

3. REPRESENTATIONS AND WARRANTIES OF SELLER	19
3.1 Organization and Good Standing	19
3.2 Enforceability; Authority; No Conflict	19
3.3 Financial Statements	20
3.4 Books and Records	21
3.5 Sufficiency of Assets	21
3.6 Title to Assets; Encumbrances	21
3.7 Condition of Assets	22
3.8 Accounts Receivable	22
3.9 Inventories	22
3.10 No Undisclosed Liabilities	23
3.11 Taxes	23
3.12 No Material Adverse Change	24
3.13 Employee Benefits	25
3.14 Compliance with Legal Requirements; Governmental Authorizations	26
3.15 Legal Proceedings; Orders	28
3.16 Absence of Certain Changes and Events	29
3.17 Contracts; No Defaults	29
3.18 Insurance	32
3.19 Environmental Matters	33
3.20 Employees	33
3.21 Labor Disputes; Compliance	34
3.22 Intellectual Property Assets	35
3.23 Compliance with the Foreign Corrupt Practices Act and Export Control and Antiboycott Laws	38
3.24 Relationships with Related Persons	38
3.25 Brokers or Finders	39
3.26 Solvency	39
3.27 Bulk Sales	39
3.28 Disclosure	40

4. REPRESENTATIONS AND WARRANTIES OF BUYER	40
4.1 Organization and Good Standing	40
4.2 Authority; No Conflict	41
4.3 Certain Proceedings	41
4.4 Brokers or Finders	41
4.5 Financing	41

5. COVENANTS OF SELLER PRIOR TO CLOSING	42
5.1 Access and Investigation	42
5.2 Operation of the Business	42
5.3 Negative Covenant	43
5.4 Required Approvals	43
5.5 Notification	44
5.6 Competing Transaction	44
5.7 Best Efforts	45
5.8 Interim Financial Statements	45
5.9 Payment of Liabilities	45
5.10 Proxy Statement	45
5.11 Shareholders Meeting	46
5.12 WARN Act Notice	46

6. COVENANTS OF BUYER PRIOR TO CLOSING	46
6.1 Required Approvals	46
6.2 Best Efforts	46
7. CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE	47
7.1 Accuracy of Representations	47
7.2 Seller’s Performance	47
7.3 Consents	47
7.4 Additional Documents	47
7.5 No Proceedings	48
7.6 No Conflict	48
7.7 Governmental Authorizations	49

8. CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE	49
8.1 Accuracy of Representations	49
8.2 Buyer’s Performance	49
8.3 Consents	49
8.4 Additional Documents	49
8.5 No Injunction	50
8.6 Shareholder Approval	50

9. TERMINATION	50
9.1 Termination Events	50
9.2 Effect of Termination	51

10. ADDITIONAL COVENANTS	51
10.1 Employees and Employee Benefits	51
10.2 Payment of All Taxes and Retained Liabilities	54
10.3 Use of Seller’s Name and Marks	54
10.4 Reports and Returns	55
10.5 Assistance in Proceedings	55
10.6 Noncompetition, Nonsolicitation and Nondisparagement	55
10.7 Customer and Other Business Relationships	56
10.8 Retention of and Access to Records	56
10.9 Further Assurances	57
10.10 Removal of Assets	57

11. INDEMNIFICATION; REMEDIES	57
11.1 Survival	57
11.2 Indemnification and Reimbursement by Seller	57
11.3 Indemnification and Reimbursement by Buyer	58
11.4 Time Limitations	58
11.5 Right of Setoff; Escrow	59
11.6 Third Party Claims	59
11.7 Other Claims	61
10.8 Exclusive Remedies	61

12. CONFIDENTIALITY	61
12.1 Definition of Confidential Information	61
12.2 Restricted Use of Confidential Information	62
12.3 Exceptions	63
12.4 Legal Proceedings	63
12.5 Return or Destruction of Confidential Information	63
12.6 Attorney-Client Privilege	64

13. GENERAL PROVISIONS	64
13.1 Expenses	64
13.2 Public Announcements	64
13.3 Notices	64
13.4 Jurisdiction; Service of Process	65
13.5 Enforcement of Agreement	66
13.6 Waiver; Remedies Cumulative	66
13.7 Entire Agreement and Modification	66
13.8 Disclosure Letter	67
13.9 Assignments, Successors and No Third Party Rights	67
13.10 Severability	67
13.11 Construction	68
13.12 Time of Essence	68
13.13 Governing Law	68
13.14 Execution of Agreement	68

ASSET PURCHASE AGREEMENT
     This Asset Purchase Agreement (“Agreement”) is dated November 16, 2007, by and between INOVO, INC., a Florida corporation (“Buyer”), and CHAD THERAPEUTICS, INC., a California corporation (“Seller”).
RECITALS
     Seller desires to sell, and Buyer desires to purchase, the Assets of Seller for the consideration and on the terms set forth in this Agreement.
     The parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS AND USAGE
Section 1.1 Definitions.
     For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:
     “Accounts Receivable” – (a) all trade accounts receivable and other rights to payment from customers of Seller relating to the Business and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, and (b) any claim, remedy, or other right related to any of the foregoing.
     “Active Employee” – as defined in Section 10.1(a).
     “Adjustment Amount” – as defined in Section 2.8.
     “Agreement” – as defined in the first paragraph of this Agreement.
     “Assets” – as defined in Section 2.1.
     “Assignment and Assumption Agreement” – as defined in Section 2.7(a)(ii).
     “Assumed Liabilities” – as defined in Section 2.4(a).
     “Balance Sheet” – as defined in Section 3.3.
     “Bankruptcy and Equity Exception” – as defined in Section 3.2(a).
     “Best Efforts” – the efforts that a reasonably prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided,

however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds, or incur any other material burden.
     “Bill of Sale” – as defined in Section 2.7(a)(i).
     “Breach” – any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy, or failure.
     “Business” – as defined in Section 2.1.
     “Business Day” – any day other than (a) Saturday or Sunday or (b) any other day on which banks in Florida and California are permitted or required to be closed.
     “Buyer” – as defined in the first paragraph of this Agreement.
     “Buyer Contact” – as defined in Section 12.2(a).
     “Buyer Indemnified Persons” – as defined in Section 11.2.
     “Closing” – as defined in Section 2.6.
     “Closing Balance Sheet” – as defined in Section 2.9(b).
     “Closing Date” – the date on which the Closing actually takes place.
     “Closing Working Capital” – as defined in Section 2.9(b).
     “COBRA” – as defined in Section 3.13(f).
     “Code” – the Internal Revenue Code of 1986.
     “Competing Transaction” – as defined in Section 5.6.
     “Confidential Information” – as defined in Section 12.1(a).
     “Consent” – any approval, consent, ratification, waiver, or other authorization.
     “Contemplated Transactions” – all of the transactions contemplated by this Agreement.
     “Contract” – any agreement, contract, Lease, consensual obligation, promise, or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

     “Copyrights” – as defined in Section 3.22(a)(iii).
     “Damages” – as defined in Section 11.2.
     “Disclosing Party” – as defined in Section 12.1(a).
     “Disclosure Letter” – the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.
     “Employee Plans” – as defined in Section 3.13(a).
     “Encumbrance” – any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal, or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income, or exercise of any other attribute of ownership.
     “Environment” – soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.
     “Environmental, Health, and Safety Liabilities” – any cost, damages, fine, penalty, judgment, award, settlement, expense, liability, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law.
     “Environmental Law” – any Legal Requirement that relates to the Environment.
     “ERISA” – the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” – as defined in Section 3.13(a).
     “Escrow Agreement” – as defined in Section 2.7(a)(v).
     “Exchange Act” – the Securities Exchange Act of 1934.
     “Excluded Assets” – as defined in Section 2.2.
     “GAAP” – generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.3 were prepared.
     “Governing Documents” – with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a limited liability company, the articles of organization and operating agreement; (c) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation, or organization of the Person; (f) all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements, or other agreements or documents relating to the organization, management, or operation of any Person or relating to the rights, duties, and obligations of the equityholders of any Person; and (g) any amendment or supplement to any of the foregoing.
     “Governmental Authorization” – any Consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
     “Governmental Body” – any:
          (a) nation, state, county, city, town, borough, village, district, or other jurisdiction;
          (b) federal, state, local, municipal, foreign, or other government;
          (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal, or other entity exercising governmental or quasi-governmental powers);
          (d) multinational organization or body;
          (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power; or
          (f) official of any of the foregoing.
     “Hired Employees” – as defined in Section 10.1(b)(i).
     “Indemnified Person” – as defined in Section 11.6.
     “Indemnifying Person” – as defined in Section 11.6.
     “Interim Working Capital” – as defined in Section 2.9(a).
     “Intellectual Property Assets” – as defined in Section 3.22(a).
     “Interim Balance Sheet” – as defined in Section 3.3.
     “Inventories” – all inventories of Seller associated with the Business, wherever located, including all finished goods, work in process, raw materials, spare parts, and all other materials and supplies to be used or consumed by Seller in the production of finished goods associated with the Business.

     “IRS” – the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.
     “Knowledge” – an individual will be deemed to have Knowledge of a particular fact or other matter if:
          (a) that individual is actually aware of that fact or matter; or
          (b) a reasonably prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.
     A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as a director, executive officer, general partner, manager (of a limited liability company), executor, or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.
     “Lease” – any lease or rental agreement, license, right to use or installment and conditional sale agreement associated with the Business to which Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.
     “Legal Requirement” – any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, ordinance, principle of common law, code, regulation, statute, or treaty.
     “Liability” – with respect to any Person, any liability or obligation of such Person of any kind, character, or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable, or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.
     “Marks” – as defined in Section 3.22(a)(i).
     “Material Consents” – as defined in Section 7.3.
     “Net Names” – as defined in Section 3.22(a)(vi)
     “Occupational Safety and Health Law” – any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     “Order” – any order, injunction, judgment, decree, ruling, assessment, or arbitration award of any Governmental Body or arbitrator.
     “Ordinary Course of Business” – an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:
          (a) is consistent in nature, scope, and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;
          (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and
          (c) is similar in nature, scope, and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.
     “Part” – a part or section of the Disclosure Letter.
     “Patents” – as defined in Section 3.22(a)(ii).
     “Permitted Encumbrances” – as defined in Section 3.6.
     “Person” – an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.
     “Proceeding” – any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
     “Proxy Statement” – as defined in Section 5.8.
     “Purchase Price” – as defined in Section 2.3.
     “Record” – reports, documents, or information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
     “Related Person” – With respect to a particular individual:
          (a) each member of such individual’s Family;
          (b) any Person that is directly or indirectly controlled by any one or more members of such individual’s Family;

          (c) any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and
          (d) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, manager, partner, executor, or trustee (or in a similar capacity).
          With respect to a specified Person other than an individual:
          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;
          (b) any Person that holds a Material Interest in such specified Person;
          (c) each Person that serves as a director, officer, partner, manager, executor, or trustee of such specified Person (or in a similar capacity);
          (d) any Person in which such specified Person holds a Material Interest; and
          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).
     For purposes of this definition, (a) “control” (including “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual; and (c) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.
     “Representative” – with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel, or other representative of that Person.
     “Retained Liabilities” – as defined in Section 2.4(b).
     “SEC” – Securities and Exchange Commission.
     “Securities Act” – the Securities Act of 1933.
     “Seller” – as defined in the first paragraph of this Agreement.

     “Seller Contact” – as defined in Section 12.2(a).
     “Seller Contract” – any Contract associated with the Business (a) under which Seller has or may acquire any rights or benefits; (b) under which Seller has or may become subject to any obligation or liability; or (c) by which Seller or any of the assets owned or used by Seller is or may become bound.
     “Seller Indemnified Person” – as defined in Section 11.3.
     “Seller’s Closing Documents” – as defined in Section 3.2(a).
     “Sleep Therapy Assets” – as defined in Section 2.2.
     “Software” – all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes, and other items and documentation related thereto or associated therewith.
     “Subsidiary” – as defined in the Securities Act.
     “Tangible Personal Property” – all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles, and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller’s books) associated with the Business, together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.
     “Tax” – any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel, or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum, and other tax, fee, assessment, levy, tariff, charge, or duty of any kind whatsoever and any interest, penalty, addition, or additional amount thereon imposed, assessed, or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.
     “Tax Return” – any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of, or compliance with, any Legal Requirement relating to any Tax.
     “Third Party” – a Person that is not a party to this Agreement.

     “Third Party Claim” – any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.
     “Total O2 Assets” – the TOTAL O2 Delivery System, the OMNI-2 In-Home Filling System, the OMNI-5 In-Home Filling System, plus all related inventory, components, parts, accessories, fixed assets, test fixtures and tooling, accounts receivable, contract rights, patents, trademarks, licenses, governmental authorizations, data, records, manuals, and intangible rights and properties. For purposes of clarity, “Total O2 Assets” shall not include any oxygen conserving devices, even if offered or sold in tandem with the Total O2 Assets.
     “Trade Secret” – as defined in Section 3.22(a)(v).
     “Transition Services Agreement” – as defined in Section 2.7(a)(viii).
     “WARN Act” – as defined in Section 5.11.
     “Warranty Cap” – as defined in Section 2.4(a)(vi)
     “Working Capital” – as defined in Section 2.9(a).
Section 1.2 Usage
     (a) Interpretation. In this Agreement, unless a clear contrary intention appears:
(i)	the singular number includes the plural number and vice versa;

(ii)	reference to any Person includes such Person’s successors and assigns;

(iii)	reference to any gender includes each other gender;

(iv)	reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)	reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement, or reenactment of such section or other provision;

(vi)	“hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vii)	“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(viii)	“or” is used in the inclusive sense of “and/or”;

(ix)	with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

(x)	references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.
     (b) Accounting Terms and Determinations. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, and all accounting determinations shall be made, in accordance with GAAP.
     (c) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.
ARTICLE II
SALE AND TRANSFER OF ASSETS; CLOSING
Section 2.1 Assets to be Sold
     Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer, and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller’s right, title, and interest in and to all of Seller’s personal property and assets, tangible and intangible, of every kind and description, wherever located, belonging to Seller and used in or related to the manufacturing, marketing, distributing, and selling of devices and products for the oxygen therapy business as a going concern, including the design, manufacture, and sale of its products and the furnishing of advisory and consulting services to customers as well as any goodwill associated therewith (the “Business”), including the following (but excluding the Excluded Assets):
     (a) all Tangible Personal Property, including those items described in Part 2.1(a);
     (b) all Inventories;
     (c) all Accounts Receivable;
     (d) all Seller Contracts, including those listed in Part 3.20(a), and all outstanding offers or solicitations made by or to Seller to enter into any Contract;

     (e) all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer, including those listed in Part 3.14(b);
     (f) all data and Records related to the operations of Seller’s Business, including client and customer lists and Records, referral sources, research and development Records, production Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence, and other similar Records and, subject to Legal Requirements, copies of all personnel Records for all Hired Employees, and all other Records described in Section 2.2(g) and a copy of any Software necessary to review such data and Records;
     (g) all of the intangible rights and property of Seller related to the Business, including Intellectual Property Assets and those items listed in Parts 3.22(d), (e), (f), (g), (h), (i), and (j);
     (h) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Closing Date, unless expended in accordance with this Agreement;
     (i) all claims of Seller against Third Parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or non-contingent, including all such claims listed in Part 2.1(i);
     (j) all rights of Seller relating to deposits and prepaid expenses, claims for refunds, and rights to offset in respect thereof that are not listed in Part 2.2(d) and that are not excluded under Section 2.2(h);
     (k) all other properties and assets of every kind, character, and description, tangible or intangible, owned by Seller and used or held for use in connection with the Business, whether or not similar to the items specifically set forth above; and
     (l) a copy of the Software described in Part 2.2(i).
     All of the property and assets to be transferred to Buyer under this Agreement are referred to collectively as the “Assets.”
     Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 2.4(a).
Section 2.2 Excluded Assets
     Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the “Excluded Assets”) are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, and shall remain the property of Seller after the Closing, whether or not such Assets are related to the Business:

     (a) all cash, cash equivalents, and short-term investments;
     (b) all real property and real property leases;
     (c) all minute books, stock Records, and corporate seals and the shares of capital stock of Seller held in treasury;
     (d) all personnel Records and other Records that Seller is required by law to retain in its possession;
     (e) all claims for refund of Taxes and other governmental charges of whatever nature and all Tax Returns;
     (f) all rights in connection with, and assets of, the Employee Plans;
     (g) all rights of Seller under this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, and the Escrow Agreement;
     (h) any and all intellectual property or other assets directly and primarily related to the sleep therapy industry, including oxygen technologies embedded in Seller’s sleep therapy license agreements (the “Sleep Therapy Assets”);
     (i) any proprietary Software used for corporate accounting and financial reporting purposes by Seller for both the Business and other operations of Seller, all of which is described in Part 2.2(i);
     (j) the Total O2 Assets;
     (k) any Tax benefits (including net operating losses of Seller or other similar Tax attributes) of Seller; and
     (l) any and all leasehold improvements, fixtures, general office furniture, equipment, and all operation and maintenance manuals and Records relating to the Excluded Assets.
Section 2.3 Consideration
     The consideration for the Assets (the “Purchase Price”) will be (a) five million two hundred fifty thousand dollars ($5,250,000.00) plus or minus the Adjustment Amount, and (b) the assumption of the Assumed Liabilities. In accordance with Section 2.7(b), at the Closing, the Purchase Price, prior to adjustment on account of the Adjustment Amount, shall be delivered by Buyer to Seller as follows: (a) four million nine hundred thousand dollars ($4,900,000.00) by wire transfer to an account specified in writing by Seller; (b) three hundred fifty thousand dollars ($350,000.00) by wire transfer to an escrow account pursuant to the Escrow Agreement; and (c) the balance of the Purchase Price by the execution and delivery of the Assignment and Assumption Agreement. The Adjustment Amount shall be paid in accordance with Section 2.8.

Section 2.4 Liabilities
     (a) Assumed Liabilities. On the Closing Date, Buyer shall assume and agree to discharge only the following Liabilities of Seller (the “Assumed Liabilities”):
(i)	any trade account payable associated with the Business incurred in the Ordinary Course of Business and reflected on the Interim Balance Sheet (other than a trade account payable to any Related Person of Seller) that remains unpaid as of the Closing Date, all of which will be listed on a certificate to be delivered at Closing;

(ii)	any trade account payable associated with the Business (other than a trade account payable to any Related Person of Seller) incurred by Seller in the Ordinary Course of Business between the date of the Interim Balance Sheet and the Closing Date that remains unpaid as of the Closing Date, all of which will be listed on a certificate to be delivered at Closing;

(iii)	any Liability to Seller’s customers incurred by Seller in the Ordinary Course of Business for non-delinquent orders outstanding as of the Closing Date reflected on Seller’s books (other than any Liability arising out of or relating to a Breach that occurred prior to the Closing Date), all of which will be listed on a certificate to be delivered at Closing;

(iv)	any Liability arising after the Closing under the Seller Contracts described in Part 3.17(a) (other than any Liability arising under the Seller Contracts described on Exhibit 2.4(a)(iv) or arising out of or relating to a Breach that occurred prior to the Closing);

(v)	any Liability of Seller arising after the Closing under any Seller Contract included in the Assets that is entered into by Seller after the date hereof in accordance with the provisions of this Agreement (other than any Liability arising out of or relating to a Breach that occurred prior to the Closing), all of which will be listed on a certificate to be delivered at Closing; and

(vi)	any Liability of Seller arising before or after the Closing under any warranty issued by Seller in connection with the sale of any product actually purchased by Buyer or related service in the operation of the Business, whether or not such warranty is accrued on the Closing Balance Sheet; provided, however, that the aggregate of all such Liabilities under this Section 2.4(a)(vi) being assumed by Buyer shall not exceed $100,000.00 (the “Warranty Cap”). In calculating the Liabilities incurred by Buyer for purposes of the Warranty Cap, only goods and materials furnished in connection with a warranty claim shall be counted; the cost of any labor or services or corporate overhead shall not be included in calculating the Warranty Cap.

     (b) Retained Liabilities. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed, and discharged solely by Seller. “Retained Liabilities” shall mean every Liability of Seller other than the Assumed Liabilities, including:
(i)	any Liability, including royalty payments accrued or accruable to the Closing Date, arising out of or relating to products of Seller to the extent manufactured or sold prior to the Closing other than to the extent assumed under Section 2.4(a)(iii), (iv), or (v);

(ii)	any Liability under any Contract assumed by Buyer pursuant to Section 2.4(a) that arises after the Closing but that arises out of or relates to any Breach that occurred prior to the Closing;

(iii)	any Liability for Taxes, including (A) any Taxes arising as a result of Seller’s operation of its business or ownership of the Assets prior to the Closing, (B) except as provided in Section 2.4(c), any Taxes that will arise as a result of the sale of the Assets pursuant to this Agreement, and (C) any deferred Taxes of any nature;

(iv)	any Liability under any Contract not assumed by Buyer under Section 2.4(a), including any Liability arising out of or relating to Seller’s credit facilities or any security interest related thereto;

(v)	any Environmental, Health, and Safety Liabilities;

(vi)	any Liability under the Employee Plans or relating to payroll, vacation, sick leave, workers’ compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits, or any other employee plans or benefits of any kind for Seller’s employees or former employees or both;

(vii)	any Liability under any employment, severance, retention, or termination agreement with any employee of Seller or any of its Related Persons;

(viii)	any Liability arising out of or relating to any employee grievance whether or not the affected employees are hired by Buyer;

(ix)	any Liability of Seller to any of its shareholders or Related Person of Seller;

(x)	any Liability to indemnify, reimburse, or advance amounts to any officer, director, employee, or agent of Seller;

(xi)	any Liability to distribute to any of Seller’s shareholders or otherwise apply all or any part of the consideration received pursuant to this Agreement;

(xii)	any Liability arising out of any Proceeding pending as of the Closing, unless expressly assumed by Buyer;

(xiii)	any Liability arising out of any Proceeding commenced after the Closing and arising out of or relating to any occurrence or event happening prior to the Closing, including any warranty claims related to products sold by Seller prior to the Closing to the extent such warranty claims exceed the Warranty Cap;

(xiv)	any Liability arising out of or resulting from Seller’s compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

(xv)	any Liability of Seller under this Agreement or any other document executed in connection with the Contemplated Transactions; and

(xvi)	any Liability of Seller based upon Seller’s acts or omissions occurring after the Closing.
     (c) Sales Tax. Buyer and Seller shall bear equally any sales tax imposed in connection with the sale by Seller of the Assets to Buyer.
Section 2.5 Allocation
     The Purchase Price shall be allocated in accordance with Exhibit 2.5. After the Closing, the parties shall make consistent use of the allocation, fair market value, and useful lives specified in Exhibit 2.5 for all Tax purposes and in all filings, declarations, and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. Buyer shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing Date to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that such allocation is not a correct allocation. The parties shall promptly advise each other of the existence of any tax audit, controversy, or litigation related to any allocation hereunder.
Section 2.6 Closing
     The purchase and sale provided for in this Agreement (the “Closing”) will take place at the offices of Buyer’s counsel, Porter Wright Morris & Arthur LLP, at 5801 Pelican Bay Boulevard, Suite 300, Naples, Florida 34108, commencing at 10:00 a.m. (local time) as soon as possible after the satisfaction or waiver of all of the conditions specified in Articles 7 and 8, unless Buyer and Seller otherwise agree. Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article IX.

Section 2.7 Closing Obligations
     In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:
     (a) Seller shall deliver to Buyer:
(i)	a bill of sale for all of the Assets that are Tangible Personal Property in the form of Exhibit 2.7(a)(i) (the “Bill of Sale”) executed by Seller;

(ii)	an assignment of all of the Assets that are intangible personal property in the form of Exhibit 2.7(a)(ii), which assignment shall also contain Buyer’s undertaking and assumption of the Assumed Liabilities (the “Assignment and Assumption Agreement”) executed by Seller;

(iii)	assignments of all Intellectual Property Assets and separate assignments of all registered Marks and Patents, in the form of Exhibit 2.7(a)(iii) executed by Seller;

(iv)	such other deeds, bills of sale, assignments, certificates of title, documents, and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;

(v)	an escrow agreement in the form of Exhibit 2.7(a)(v), executed by Seller and the escrow agent (the “Escrow Agreement”);

(vi)	a certificate executed by Seller as to the accuracy of the Seller’s representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to Seller’s compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2;

(vii)	a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller’s board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Seller executing this Agreement, and any other document relating to the Contemplated Transactions; and,

(viii)	a transition services agreement in the form of Exhibit 2.7(a)(viii) executed by Seller (the “Transition Services Agreement”).

     (b) Buyer shall deliver to Seller:
(i)	four million nine hundred thousand dollars ($4,900,000.00) by wire transfer to an account specified by Seller in a writing delivered to Buyer on the Closing Date;

(ii)	the Escrow Agreement, executed by Buyer and the escrow agent, together with the delivery of three hundred fifty thousand dollars ($350,000.00) to the escrow agent thereunder, by wire transfer to an account specified by the escrow agent;

(iii)	the Assignment and Assumption Agreement executed by Buyer;

(iv)	a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2;

(v)	a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer, and certifying and attaching all requisite resolutions or actions of Buyer’s board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement, and any other document relating to the Contemplated Transactions;

(vi)	the Transition Services Agreement executed by Buyer;

(vii)	a license agreement as described in Section 10.3 executed by Buyer; and

(vii)	a resale certificate for sales tax purposes.
Section 2.8 Adjustment Amount and Payment
     The “Adjustment Amount” (which may be a positive or negative number) will be equal to the amount determined by subtracting the Interim Working Capital from the Closing Working Capital; provided, however, that no such positive Adjustment Amount shall exceed two hundred fifty thousand dollars ($250,000.00). If the Adjustment Amount is a positive number, the Adjustment Amount shall be paid by wire transfer by Buyer to an account specified by Seller. If the Adjustment Amount is a negative number, Buyer and Seller shall instruct the escrow agent to pay the Adjustment Amount from the Escrow Account to Buyer by wire transfer to an account specified by Buyer. Within three (3) Business Days after the calculation of the Closing Working Capital becomes binding and conclusive on the parties pursuant to Section 2.9, Seller or Buyer, as the case may be, shall make the wire transfer payment provided for in this Section 2.8.

Section 2.9 Adjustment Procedure
     (a) “Working Capital” as of a given date shall mean the amount calculated by subtracting the current liabilities of Seller included in the Assumed Liabilities as of that date from the current assets of Seller included in the Assets as of that date. The Working Capital of Seller as of the date of the Interim Balance Sheet (the “Interim Working Capital”) was four million, two hundred, ten thousand dollars ($4,210,000.00). The methodology used in calculating the Interim Working Capital is set forth in Part 2.9(a).
     (b) Buyer shall prepare a balance sheet of Seller as of the Closing Date (“Closing Balance Sheet”) on the same basis and applying the same accounting principles, policies, and practices that were used in preparing the Interim Balance Sheet. Buyer shall then determine the Working Capital as of the Closing Date (the “Closing Working Capital”) based upon the Closing Balance Sheet and using the same methodology as was used to calculate the Interim Working Capital; provided, however, that any write down of an Asset, previously approved and consented to in writing by Buyer, shall not be included in the calculation of Closing Working Capital. Buyer shall deliver the Closing Balance Sheet and its determination of the Closing Working Capital to Seller within thirty (30) days following the Closing Date.
     (c) If within fifteen (15) days following delivery of the Closing Balance Sheet and the Closing Working Capital calculation, Seller has not given Buyer written notice of its objection as to the Closing Working Capital calculation (which notice shall state the basis of Seller’s objection), then the Closing Working Capital calculated by Buyer shall be binding and conclusive on the parties and be used in computing the Adjustment Amount.
     (d) If Seller duly gives Buyer such notice of objection, and if Seller and Buyer fail to resolve the issues outstanding with respect to the Closing Balance Sheet and the calculation of the Closing Working Capital within fifteen (15) days of Buyer’s receipt of Seller’s objection notice, Seller and Buyer shall submit the issues remaining in dispute to Hill, Barth & King, LLP, independent public accountants (the “Independent Accountants”) for resolution applying the principles, policies, and practices referred to in Section 2.9(b). If issues are submitted to the Independent Accountants for resolution, (i) Seller and Buyer shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Seller and Buyer within sixty (60) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding, and conclusive on the parties and shall be used in the calculation of the Closing Working Capital; and (iii) Seller and Buyer will each bear fifty percent (50%) of the fees and costs of the Independent Accountants for such determination.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
     Seller represents and warrants to Buyer as follows:
Section 3.1 Organization and Good Standing
     (a) Part 3.1(a) contains a complete and accurate list of Seller’s jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Seller Contracts. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to have such power and authority would not have a material adverse effect on the Business.
     (b) Complete and accurate copies of the Governing Documents of Seller, as currently in effect, are attached to Part 3.1(b).
     (c) Seller has no Subsidiary and, except as disclosed in Part 3.1(c), does not own any shares of capital stock or other securities of any other Person.
Section 3.2 Enforceability; Authority; No Conflict
     (a) Assuming due authorization, execution, and delivery of this Agreement by the other party, this Agreement constitutes the legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms, except that such enforceability: (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally; and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (collectively, the “Bankruptcy and Equity Exception”). Upon the execution and delivery by Seller of the Escrow Agreement, Transition Services Agreement, and each other agreement to be executed or delivered by Seller at the Closing (collectively, the “Seller’s Closing Documents”), assuming due authorization, execution, and delivery of this Agreement by the other party, each of Seller’s Closing Documents will constitute the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the Bankruptcy and Equity Exception. Seller has all necessary corporate power and authority to execute and deliver this Agreement and the Seller’s Closing Documents to which it is a party and, subject to obtaining Seller’s shareholders approval, to perform its obligations under this Agreement and the Seller’s Closing Documents, and such action has been duly authorized by all necessary corporate action.
     (b) Except as set forth in Part 3.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)	Breach (A) any provision of any of the Governing Documents of Seller or (B) any resolution adopted by the board of directors or the shareholders of Seller;

(ii)	Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller, or any of the Assets, may be subject;

(iii)	contravene, conflict with, or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the Assets or to the Business;

(iv)	cause Buyer to become subject to, or to become liable for the payment of, any Tax;

(v)	Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract;

(vi)	result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets; or

(vii)	result in any shareholder of the Seller having the right to exercise dissenters’ appraisal rights.
     (c) Except as set forth in Part 3.2(c), and except for approval by Seller’s shareholders and the filing with the SEC of a proxy statement relating to the shareholders meeting to approve this Agreement and the Contemplated Transactions, and other filings required under the Exchange Act and the rules and regulations promulgated thereunder and the rules of The American Stock Exchange. Seller is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 3.3 Financial Statements
     Seller has delivered to Buyer: (a) an audited balance sheet of Seller as at March 31, 2007 (including the notes thereto, the “Balance Sheet”), and the related audited statements of income, changes in shareholders’ equity, and cash flows for the fiscal year then ended, including in each case the notes thereto, together with the report thereon of Rose, Snyder & Jacobs, independent certified public accountants; (b) an audited balance sheet of Seller as at March 31, 2006 and the related audited statements of income, changes in shareholders’ equity, and cash flows for each of the two fiscal years then ended, including in each case the notes thereto together with the report thereon of KPMG LLP, independent certified public accountants; and (c) an unaudited balance sheet of Seller as at September 30, 2007 (the “Interim Balance Sheet”), and the related unaudited statements of income, changes in shareholders’ equity, and cash flows for the six months then ended, including in each case the notes thereto certified by Seller’s chief financial officer. Such financial statements fairly present (and the financial statements delivered pursuant to Section 5.8 will fairly present) the financial condition and the results of operations, changes in shareholders’ equity, and cash flows of Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.3 and delivered pursuant to Section 5.8 reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements have been and will be prepared from and are in accordance with the accounting Records of Seller. Seller has also delivered to Buyer copies of all letters from Seller’s auditors to Seller’s board of directors or the audit committee thereof during the thirty-six months preceding the execution of this Agreement, together with copies of all responses thereto.
Section 3.4 Books and Records
     The books of account and other financial Records related to the Business, all of which have been made available to Buyer, are complete and correct in all material respects and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including the maintenance of an adequate system of internal controls. The minute books of Seller for meetings held since January 1, 2002, all of which have been made available to Buyer (subject to redaction of material which is not directly or indirectly related to the Business), contain accurate and complete Records of all meetings held of, and corporate action taken by, the shareholders, the board of directors, and committees of the board of directors of Seller, and no meeting of any such shareholders, board of directors, or committee has been held since January 1, 2002, for which minutes have not been prepared or are not contained in such minute books.
Section 3.5 Sufficiency of Assets
     Except as set forth in Part 3.5, the Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Business in the manner presently operated by Seller and (b) include all of the operating assets of Seller other than the Sleep Therapy Assets and the Total O2 Assets.
Section 3.6 Title To Assets; Encumbrances
     Seller owns good and transferable title to all of the Assets, free and clear of any Encumbrances other than those described in Part 3.6. Seller warrants to Buyer that, at the time of Closing, all Assets shall be free and clear of all Encumbrances other than those identified on Part 3.6 as acceptable to Buyer (“Permitted Encumbrances”). All royalty and financial obligations or other payments due or accrued to the Closing Date with respect to the Assets will be paid at or prior to the time of Closing.

Section 3.7 Condition of Assets
     Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for use in the Ordinary Course of Business, and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in Part 3.7 all Tangible Personal Property used in Seller’s business is in the possession of Seller.
Section 3.8 Accounts Receivable
     All Accounts Receivable associated with the Business that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting Records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible, net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the Closing Balance Sheet (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve on the Closing Balance Sheet, will not represent a greater percentage of the Accounts Receivable reflected on the Closing Balance Sheet than the reserve reflected on the Interim Balance Sheet represented of the Accounts Receivable reflected thereon, and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Except as set forth on the Disclosure Letter and subject to such reserves, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, defense, or right of setoff, other than returns in the Ordinary Course of Business of Seller, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Part 3.8 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of each such Account Receivable.
Section 3.9 Inventories
     All items included in the Inventories consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of Seller except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting Records of Seller as of the Closing Date, as the case may be. Seller is not in possession of any inventory not owned by Seller, including goods already sold. All of the Inventories have been valued at the lower of cost or market value on a first in, first out basis. Inventories now on hand that were purchased after the date of the Balance Sheet or the Interim Balance Sheet were purchased in the Ordinary Course of Business of Seller at a cost not exceeding market prices prevailing at the time of purchase. Subject to the reserves established in accordance with GAAP, the quantities of each item of Inventories (whether raw materials, work-in-process, or finished goods) are not excessive but are reasonable in the present circumstances of Seller. Work-in-process Inventories are now valued, and will be valued on the Closing Date, according to GAAP.

Section 3.10 No Undisclosed Liabilities
     Except as set forth in Part 3.10, Seller has no material Liability except for Liabilities reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business of Seller since the date of the Interim Balance Sheet.
Section 3.11 Taxes
     Except as would not, individually or in the aggregate, result in an Encumbrance on the Assets, a liability for Buyer, or a restriction on Buyer’s ownership of the Business following the Closing:
     (a) Tax Returns Filed and Taxes Paid. Seller has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. All Tax Returns and reports filed by Seller are true, correct, and complete. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, as are listed in Part 3.11(a) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet. Except as provided in Part 3.11(a), Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made or is expected to be made by any Governmental Body in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.
     (b) Delivery of Tax Returns and Information Regarding Audits and Potential Audits. Seller has delivered or made available to Buyer copies of all Tax Returns filed since January 1, 2004. Part 3.11(b) contains a complete and accurate list of all Tax Returns of Seller that have been audited or are currently under audit and accurately describe any deficiencies or other amounts that were paid or are currently being contested. To the Knowledge of Seller, no undisclosed deficiencies are expected to be asserted with respect to any such audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or are being contested in good faith by appropriate proceedings as described in Part 3.11(b). Seller has delivered, or made available to Buyer, copies of any examination reports, statements or deficiencies, or similar items with respect to such audits. Except as provided in Part 3.11(b), Seller has no Knowledge that any Governmental Body is likely to assess any additional taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Taxes of Seller either (i) claimed or raised by any Governmental Body in writing or (ii) as to which Seller has Knowledge. Part 3.11(b) contains a list of all Tax Returns for which the applicable statute of limitations has not run. Except as described in Part 3.11(b), Seller has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Seller or for which Seller may be liable.

     (c) Proper Accrual. The charges, accruals, and reserves with respect to Taxes on the Records of Seller are adequate (determined in accordance with GAAP) and are at least equal to Seller’s liability for Taxes. There exists no proposed tax assessment or deficiency against Seller except as disclosed in the Interim Balance Sheet or in Part 3.11(c).
     (d) Specific Potential Tax Liabilities and Tax Situations.
(i)	Withholding. All Taxes that Seller is or was required by Legal Requirements to withhold, deduct, or collect have been duly withheld, deducted, and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(ii)	Tax Sharing or Similar Agreements. There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation, or similar written or unwritten agreement, arrangement, understanding, or practice with respect to Taxes (including any advance pricing agreement, closing agreement, or other arrangement relating to Taxes) that will require any payment by Seller.

(iii)	Consolidated Group. Seller (A) has not been a member of an affiliated group within the meaning of Code Section 1504(a) (or any similar group defined under a similar provision of state, local, or foreign law) and (B) has no liability for Taxes of any person (other than Seller) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor by contract or otherwise.

(iv)	S Corporation. Seller is not an S corporation as defined in Code Section 1361.

(v)	Substantial Understatement Penalty. Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.
Section 3.12 No Material Adverse Change
     Since the date of the Balance Sheet, there has not been any material adverse change in the business, financial condition, operations, prospects, assets, results of operations, or condition (financial or other) related to the Business, and no event has occurred or circumstance exists that may result in a material adverse change; provided, however, that in no event shall any of the following constitute a material adverse change in the business, financial condition, operations, prospects, assets, results of operations, or condition related to the Business: (a) any change resulting from conditions affecting the industry in which Seller operates or from changes in general business or economic conditions, including changes or proposed changes regarding reimbursement policies for the supply of supplemental oxygen and related equipment and services; (b) any change resulting from the announcement or pendency of any of the transactions contemplated by this

Agreement; or (c) any change resulting from compliance by Seller with the terms of, or the taking of any action contemplated or permitted by, this Agreement.
Section 3.13 Employee Benefits
     (a) Set forth in Part 3.13(a) is a complete and correct list of all “employee benefit plans” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee stock ownership, savings, severance, change-in-control, supplemental unemployment, layoff, salary continuation, retirement, pension, health, dental, vision, life insurance, disability, accident, group insurance, vacation, holiday, sick-leave, fringe-benefit, or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract, or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow, or other agreement related thereto that (i) is maintained, administered, or contributed to by Seller or any other corporation or trade or business controlled by, controlling, or under common control with Seller (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA) (“ERISA Affiliate”) or has been maintained administered, or contributed to in the last six years by Seller or any ERISA Affiliate, (ii) provides benefits or describes policies or procedures applicable to any current or former director, officer, employee, or service provider of Seller or any ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof, or (iii) Seller or any ERISA Affiliate has or may have any liability (collectively, the “Employee Plans”). Also set forth on Part 3.13(a) is a complete and correct list of all ERISA Affiliates of Seller during the last six years.
     (b) Seller has delivered or made available to Buyer true, accurate and complete copies of (i) the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets, and any other matters which relate to the obligations of Seller or any ERISA Affiliate); (ii) all trust agreements, insurance contracts, or any other funding instruments related to the Employee Plans; (iii) if applicable, the annual report (Form 5500) and all related schedules, attachments, and reports filed with any Government Body with respect to the Employee Plans during the current year and each of the three preceding years; and (iv) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks, and other material written communications regarding the Employee Plans.
     (c) Neither Seller nor any ERISA Affiliate has ever sponsored, maintained, contributed to, had any obligation to contribute to, or incurred any other Liability under or with respect to any (i) Employee Plan covered by Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code; (ii) “multiemployer plan” as defined in ERISA Section 3(37); (iii) “multiple employer welfare arrangement” as defined in Section 3(40)(A) of ERISA; (iv) voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code; or (v) Employee Plan which provides health, life or other coverage for former directors, officers or employees (or any spouse or former spouse or other dependent thereof), other than benefits required by Section 4980B of the Code, Part 6 of Title I of ERISA, or similar state Legal Requirements.

     (d) Each Employee Plan at all times in all material respects has been administered in accordance with the terms of the applicable documents establishing such Employee Plan and has complied in operation with the requirements provided by any and all applicable Legal Requirements, including but not limited to ERISA and the Code. Without limiting the generality of the foregoing, Seller has, at all times, complied, and currently complies, in all material respects with the applicable requirements for each such Employee Plan imposed by (i) Section 4980B of the Code, Part 6 of Title I of ERISA, or similar state Legal Requirements, and (ii) Section 409A of the Code.
     (e) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (“IRS”), or the plan sponsor is entitled to rely on a favorable advisory or opinion letter issued with respect to such plan document in accordance with IRS Announcement 2001-77; and, to the Knowledge of Seller, nothing has occurred that could reasonably expected to adversely affect such determination or opinion. Seller and each ERISA Affiliate have timely amended and operated each of the applicable Employee Plans to comply with the Economic Growth Tax Relief and Reconciliation Act of 2001 and subsequent legislation and administrative guidance enacted or promulgated through the date hereof.
     (f) With respect to each applicable Employee Plan, no action or claims (other than routine claims for benefits made in the ordinary course of plan administration for which internal administrative review procedures have not been exhausted) are pending or, to the Knowledge of Seller, threatened against or with respect to the Employee Plan, any participating employer, or any fiduciary (as defined in Section 3(21) of ERISA), of the Employee Plan, and neither Seller, nor any fiduciary, has any Knowledge of any facts could reasonably be expected to give rise to any such action or claim. There is no liability related to any Employee Plan that may become the liability of the Buyer.
Section 3.14 Compliance With Legal Requirements; Governmental Authorizations
     (a) Except as set forth in Part 3.14(a):
(i)	Seller has operated the Business at all times since January 1, 2004, in material compliance with each Legal Requirement that is or was applicable to the conduct or operation of the Business or the ownership or use of any of the Assets;

(ii)	no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement applicable to the Business or the Assets, or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature with respect to the Business or affecting the Assets; and

(iii)	Seller has not received, at any time since January 1, 2004, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement affecting the Business or the Assets, or (B) any actual, alleged, possible, or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature with respect to the Business or affecting the Assets.
     (b) Part 3.14(b) contains a complete and accurate list of each Governmental Authorization that is held by Seller or that otherwise relates to the Business or the Assets. Each Governmental Authorization listed or required to be listed in Part 3.14(b) is valid and in full force and effect. Except as set forth in Part 3.14(b):
(i)	Seller is, and at all times since January 1, 2004, has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14(b);

(ii)	no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14(b) or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14(b);

(iii)	Seller has not received, at any time since January 1, 2004, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14(b), or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization listed or required to be listed in Part 3.14(b); and

(iv)	all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.
The Governmental Authorizations listed in Part 3.14(b) collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate the Business in the manner in which it currently conducts and operates the Business and to permit Seller to own and use the Assets in the manner in which it currently owns and uses such Assets.

Section 3.15 Legal Proceedings; Orders
     (a) Except as set forth in Part 3.15(a), there is no pending or, to Seller’s Knowledge, threatened Proceeding:
(i)	by or against Seller or that otherwise relates to or may affect the Business, or any of the Assets; or

(ii)	that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.
To the Knowledge of Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15(a). There are no Proceedings listed or required to be listed in Part 3.15(a) that could have a material adverse effect on the Business, the prospects of the Business, or the Assets.
     (b) Except as set forth in Part 3.15(b):
(i)	there is no Order to which Seller, the Business, or any of the Assets is subject; and

(ii)	to the Knowledge of Seller, no officer, director, agent, or employee of Seller is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the Business.
     (c) Except as set forth in Part 3.15(c):
(i)	Seller is, and, at all times since January 1, 2004, has been in compliance with all of the terms and requirements of each Order to which it or any of the Assets is or has been subject;

(ii)	no event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Seller or any of the Assets is subject; and

(iii)	Seller has not received, at any time since January 1, 2004, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller or any of the Assets is or has been subject.

Section 3.16 Absence of Certain Changes And Events
     Except as set forth in Part 3.16, since the date of the Balance Sheet, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:
     (a) amendment to the Governing Documents of Seller;
     (b) payment (except in the Ordinary Course of Business) or increase by Seller of any bonuses, salaries, or other compensation to any shareholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;
     (c) adoption of, amendment to, or increase in the payments to or benefits under, any Employee Plan;
     (d) damage to or destruction or loss of any Asset, whether or not covered by insurance;
     (e) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar Contract relating to the Business to which Seller is a party, or (ii) any Contract or transaction relating to the Business involving a total remaining commitment by Seller of at least $20,000;
     (f) sale (other than sales of Inventories in the Ordinary Course of Business), lease, or other disposition of any Asset (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset;
     (g) cancellation or waiver of any claims or rights related to the Business with a value to Seller in excess of $20,000;
     (h) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Seller as it relates to the Business;
     (i) material change in the accounting methods used by Seller; or
     (j) Contract by Seller to do any of the foregoing.
Section 3.17 Contracts; No Defaults
     (a) Part 3.17(a) contains an accurate and complete list, and Seller has delivered to Buyer accurate and complete copies, of:
(i)	each Seller Contract that involves performance of services or delivery of goods or materials by Seller;

(ii)	each Seller Contract that involves performance of services or delivery of goods or materials to Seller or any Related Person of Seller;

(iii)	each Seller Contract that was not entered into in the Ordinary Course of Business;

(iv)	each Seller Contract affecting the ownership of, leasing of, title to, or use of any Asset;

(v)	each Seller Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Seller with any other Person;

(vi)	each Seller Contract containing covenants that in any way purport to restrict the Business or limit the freedom of Seller to engage in any line of business or to compete with any Person;

(vii)	each Seller Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(viii)	each power of attorney of Seller that is currently effective and outstanding;

(ix)	each Seller Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller to be responsible for consequential damages;

(x)	each Seller Contract for capital expenditures in excess of $20,000;

(xi)	each Seller Contract not denominated in U.S. dollars;

(xii)	each form of written warranty, guaranty, and/or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business; and

(xiii)	each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.
Part 3.17(a) sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of Seller under the Contracts, and the location of Seller’s office where details relating to the Contracts are located.
     (b) Except as set forth in Part 3.17(b), no Related Person of the Seller has or may acquire any rights under, and no Related Person of the Seller has or may become subject to any obligation or liability under, any Contract that relates to the Business or any of the Assets.
     (c) Except as set forth in Part 3.17(c):
(i)	each Contract identified or required to be identified in Part 3.17(a) and which is to be assigned to or assumed by Buyer under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms by Seller, subject to the Bankruptcy and Equity Exception;
(ii)	each Contract identified or required to be identified in Part 3.17(a) and which is being assigned to or assumed by Buyer is assignable by Seller to Buyer without the consent of any other Person; and

(iii)	to the Knowledge of Seller, no Contract identified or required to be identified in Part 3.17(a) and which is to be assigned to or assumed by Buyer under this Agreement will, upon completion or performance thereof, have a material adverse affect on the Business or the Assets.
     (d) Except as set forth in Part 3.17(d):
(i)	Seller is, and at all times since January 1, 2004, has been, in material compliance with all applicable terms and requirements of each Seller Contract which is being assumed by Buyer;

(ii)	to the Knowledge of Seller, each other Person that has or had any obligation or liability under any Seller Contract which is being assigned to Buyer is, and at all times since January 1, 2004, has been, in full compliance with all applicable terms and requirements of such Contract;

(iii)	to the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a Breach of, or give Seller or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate, or modify, any Seller Contract that is being assigned to or assumed by Buyer;

(iv)	to the Knowledge of Seller, no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance, other than a Permitted Encumbrance, affecting any of the Assets; and

(v)	Seller has not given to or received from any other Person, at any time since January 1, 2007, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or Breach of, or default under, any Seller Contract which is being assigned to or assumed by Buyer.
     (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Seller Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

     (f) Each Seller Contract relating to the sale, design, manufacture, or provision of products or services by Seller has been entered into in the Ordinary Course of Business of Seller and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.
Section 3.18 Insurance
     (a) Seller has delivered to Buyer:
(i)	accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder) to which Seller is a party or under which Seller is or has been covered at any time since January 1, 2004, a list of which is included in Part 3.18(a);

(ii)	accurate and complete copies of all pending applications by Seller for policies of insurance; and

(iii)	any statement by the auditor of Seller’s financial statements or any consultant or risk management advisor with regard to the adequacy of Seller’s coverage or of the reserves for claims.
     (b) Part 3.18(b) describes:
(i)	any self-insurance arrangement by or affecting Seller, including any reserves established thereunder;

(ii)	any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk to which Seller is a party or which involves the Business; and

(iii)	all obligations of Seller to provide insurance coverage to Third Parties (for example, under Leases or service agreements) and identifies the policy under which such coverage is provided.
     (c) Part 3.18(c) sets forth, by year, for the current policy year and each of the four preceding policy years:
(i)	a summary of the loss experience under each policy of insurance;

(ii)	a statement describing each claim under a policy of insurance for an amount in excess of $5,000.00, which sets forth: (A) the name of the claimant; (B) a description of the policy by insurer, type of insurance, and period of coverage; and (C) the amount and a brief description of the claim; and

(iii)	a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.
     (d) Except as set forth in Part 3.18(d):
(i)	all policies of insurance to which Seller is a party or that provide coverage to Seller: (A) are valid, outstanding and enforceable; (B) are issued by an insurer that is financially sound and reputable; (C) taken together, provide adequate insurance coverage for the Assets and the Business for all risks normally insured against by a Person carrying on the same business as Seller in the same location; and (D) are sufficient for compliance with all Legal Requirements and Seller Contracts;

(ii)	Seller has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

(iii)	Seller has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to Seller; and

(iv)	Seller has given notice to the insurer of all claims that may be insured thereby.
Section 3.19 Environmental Matters
     Except as disclosed in Part 3.19:
     (a) Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.
     (b) There are no pending or, to the Knowledge of Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law.
Section 3.20 Employees
     (a) Part 3.20(a) contains a complete and accurate list of the following information for each employee, independent contractor, consultant, and agent of Seller, including each employee on leave of absence or layoff status: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since March 31, 2007; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee benefit plan.

     (b) Part 3.20(b) states the number of employees terminated by Seller since March 31, 2007, and contains a complete and accurate list of the following information for each employee of Seller who has been terminated or laid off, or whose hours of work have been reduced by more than 50% by Seller, in the six months prior to the date of this Agreement: (i) the date of such termination, layoff, or reduction in hours; (ii) the reason for such termination, layoff, or reduction in hours; and (iii) the location to which the employee was assigned.
          (c) Seller has not violated the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state or local Legal Requirement. During the ninety (90) day period prior to the date of this Agreement, Seller has terminated seven (7) employees.
     (d) To the Knowledge of Seller, no officer, director, agent, employee, consultant, or contractor of Seller is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties, or practice relating to the Business, or (ii) to assign to Seller or to any other Person any rights to any invention, improvement, or discovery. No former or current employee of Seller is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Seller or Buyer to conduct the Business.
     (e) Part 3.20(e) contains a complete and accurate list of (a) all former employees and other qualified beneficiaries that are receiving continuation medical coverage under COBRA under an Employee Plan, and (b) all former employees and other qualified beneficiaries that are still eligible to elect to receive continuation medical coverage under COBRA under and Employee Plan.
Section 3.21 Labor Disputes; Compliance
     (a) Seller has complied in all respects with all Legal Requirements relating to employment practices, terms, and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, and occupational safety and health. Seller is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.
     (b) Except as disclosed in Part 3.21(b), (i) Seller has not been, and is not now, a party to any collective bargaining agreement or other labor contract; (ii) since January 1, 2004, there has not been, there is not presently pending or existing, and, to Seller’s Knowledge, there is not threatened, any strike, slowdown, picketing, work stoppage, or employee grievance process involving Seller; (iii) to Seller’s Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or, to Seller’s Knowledge, threatened against or affecting Seller any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting Seller; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no grievance or arbitration Proceeding exists that might have an adverse effect upon Seller or the conduct of its business; (vii) there is no lockout of any employees by Seller, and no such action is contemplated by Seller; and (viii) to Seller’s Knowledge, there has been no charge of discrimination filed against or threatened against Seller with the Equal Employment Opportunity Commission or similar Governmental Body.
Section 3.22 Intellectual Property Assets
     (a) The term “Intellectual Property Assets” means all intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest associated with the Business, including:
(i)	Seller’s name, “Chad Therapeutics”, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks, CE marks, and applications (collectively, “Marks”);

(ii)	all issued or pending patents and patent applications and all inventions and discoveries that may be patentable (collectively, “Patents”);

(iii)	all registered and unregistered copyrights in both published works and unpublished works (collectively, “Copyrights”);

(iv)	all rights in mask works;

(v)	all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); and

(vi)	all rights in internet web sites and internet domain names presently used by Seller, including www.chadtherapeutics.com (collectively “Net Names”).
     (b) Part 3.22(b) contains a complete and accurate list and summary description, and Seller has delivered to Buyer accurate and complete copies, of all Seller Contracts relating to the Intellectual Property Assets, except for paid-up licenses for commonly available Software programs with a value of less than $1,000 under which Seller is the licensee. Part 3.22(b) includes a history of all royalties associated with each such Seller Contract, including the amount paid, the date payment was made, the period of time over which such payment applied, and the date and amount of future royalty payments. There are no outstanding and, to Seller’s Knowledge, no threatened disputes or disagreements with respect to any such Seller Contract.
     (c) Except as set forth in Part 3.22(c), the Intellectual Property Assets are all those necessary for the operation of the Business as it is currently conducted. Seller is the owner or licensee of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets, other than in respect of licenses listed in Part 3.22(c). Except as set forth in Part 3.22(c), all former and current employees of Seller have executed written Contracts with Seller that assign to Seller all rights to any inventions, improvements, discoveries, or information relating to the Business.
     (d) Part 3.22(d) contains a complete and accurate list and summary description of all Patents related to the Business. All of such issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date. No such Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. To Seller’s Knowledge, there is no potentially interfering patent or patent application of any Third Party. Except as set forth in Part 3.22(d), (A) no such Patent is infringed or, to Seller’s Knowledge, has been challenged or threatened in any way and (B) none of the products related to the Business manufactured or sold, nor any process or know-how used in the Business, by Seller infringes or is alleged to infringe any patent or other proprietary right of any other Person. All products made, used or sold under the Patents have been marked with the proper patent notice.
     (e) Part 3.22(e) contains a complete and accurate list and summary description of all Marks related to the Business. All such Marks have been registered with the United States Patent and Trademark Office, are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date. No such Mark has been or is now involved in any opposition, invalidation, or cancellation Proceeding and, to Seller’s Knowledge, no such action is threatened with respect to any of the Marks. To Seller’s Knowledge, there is no potentially interfering trademark or trademark application of any other Person. No such Mark is infringed or, to Seller’s Knowledge, has been challenged or threatened in any way. None of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark or service mark of any other Person. All products and materials containing a Mark bear the proper federal registration notice where permitted by law.
     (f) Part 3.22(f) contains a complete and accurate list and summary description of all Copyrights related to the Business. All of such registered Copyrights are currently in compliance with formal Legal Requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the date of Closing. No such Copyright is infringed or, to Seller’s Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any Third Party or is a derivative work based upon the work of any other Person. All works encompassed by the Copyrights have been marked with the proper copyright notice.
     (g) Part 3.22(g) contains a complete and accurate list and summary description of all Trade Secrets, including Software, related to the Business. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. Seller has taken all reasonable precautions to protect the secrecy, confidentiality, and value of all such Trade Secrets (including the enforcement by Seller of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in Seller’s standard form, and all current and former employees and contractors of Seller have executed such an agreement). Seller has good title to and an absolute right to use such Trade Secrets. Such Trade Secrets are not part of the public knowledge or literature and, to Seller’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than Seller) or to the detriment of Seller. No such Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.
     (h) Part 3.22(h) contains a complete and accurate list and summary description of all Net Names used in the Business. All such Net Names have been registered in the name of Seller and are in compliance with all formal Legal Requirements. No such Net Name has been or is now involved in any dispute, opposition, invalidation, or cancellation Proceeding and, to Seller’s Knowledge, no such action is threatened with respect to any Net Name. To Seller’s Knowledge, there is no domain name application pending of any other person which would or would potentially interfere with or infringe any such Net Name. No such Net Name is infringed or, to Seller’s Knowledge, has been challenged, interfered with, or threatened in any way. No Net Name infringes, interferes with, or is alleged to interfere with or infringe the trademark, copyright, or domain name of any other Person.
     (i) Part 3.22(i) contains a complete and accurate list and summary description of all Software related to the Business which is used or owned by Seller or used pursuant to, and within the scope of, a valid license or other enforceable right and is not a “bootleg” or otherwise unauthorized version or copy. Seller possesses such working copies of all of such Software, including object and source codes and all related manuals, licenses, and other documentation, as are necessary for the current conduct of the Business and consistent with prudent business practices in businesses similar to the Business. The Software and other information technology used to operate the Business, to the Knowledge of the Seller, and consistent with prudent business practices in businesses similar to the Business, (i) are in satisfactory working order and are scalable to meet current and reasonably anticipated capacity; (ii) have appropriate security, back ups, disaster recovery arrangements, and hardware and software support and maintenance to minimize the risk of material error, breakdown, failure, or security breach occurring and to ensure if such event does occur it does not cause a material disruption to the Business; (iii) are reasonably configured and maintained to minimize the effects of viruses and do not contain Trojan horses and other malicious code; and (iv) have not suffered any material error, breakdown, failure, or security breach which has caused disruption or damage to the Business.
     (j) All open source Software used by Seller in the Business, including that set forth in Part 3.22(j), is fully segregable and independent from any of Seller’s proprietary Software and no open source code, including any general public license source code, is or has been incorporated or otherwise integrated into, aggregated, or compiled with any of Seller’s proprietary Software. Except as set forth in Part 3.22(j), Seller has not made any improvements or changes to any such open source code, including any general public license source code, that would constitute improvements that Seller would be obligated to share with the open source community under any applicable Open Source License, nor has Seller based any proprietary software on open source Software.

Section 3.23 Compliance With The Foreign Corrupt Practices Act And Export Control And Antiboycott Laws
     (a) Seller and its Representatives have not, to obtain or retain business, directly or indirectly offered, paid, or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense, or entertainment with a value in excess of $100.00 in the aggregate to any one individual in any year) or any commission payment, to:
(i)	any person who is an official, officer, agent, employee, or representative of any Governmental Body or of any existing or prospective customer (whether government owned or non-government owned);

(ii)	any political party or official thereof;

(iii)	any candidate for political or political party office; or

(iv)	any other individual or entity;
while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party, or official or political office.
     (b) Except as set forth in Part 3.23(b), Seller has made all payments to Third Parties by check mailed to such Third Parties’ principal place of business or by wire transfer to a bank located in the same jurisdiction as such party’s principal place of business.
     (c) Each transaction is properly and accurately recorded on the books and Records of Seller, and each document upon which entries in Seller’s books and Records are based is complete and accurate in all material respects. Seller maintains a system of internal accounting controls adequate to insure that Seller maintains no off-the-books accounts and that Seller’s assets are used only in accordance with Seller’s management directives.
     (d) Seller has at all times been in compliance with all Legal Requirements relating to export control and trade embargoes. No product sold or service provided by Seller during the last 5 years has been, directly or indirectly, sold to or performed on behalf of Cuba, Iraq, Iran, Libya, or North Korea.
     (e) Except as set forth in Part 3.23(e), Seller has not violated the anti-boycott prohibitions contained in 50 U.S.C. sect. 2401 et seq. or taken any action that can be penalized under Section 999 of the Code.
Section 3.24 Relationships With Related Persons
     Except as disclosed in Part 3.24, neither Seller nor any Related Person has, or since March 31, 2006, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the Business. Neither Seller nor any Related Person of Seller owns, or since March 31, 2006, has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in Part 3.24, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Seller with respect to any line of the products or services of Seller (a “Competing Business”) in any market presently served by Seller, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.24, neither Seller nor any Related Person is a party to any Contract with, or has any claim or right against, Seller.
Section 3.25 Brokers or Finders
     With the exception of Seller’s obligations in connection with the engagement letter with Ewing, Bemiss & Co., dated as of June 18, 2007, a copy of which has been provided to Buyer, neither Seller nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the sale of Seller’s business or the Assets or the Contemplated Transactions.
Section 3.26 Solvency
     (a) Seller is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, “insolvent” means that the sum of the debts and other probable Liabilities of Seller exceeds the present fair saleable value of Seller’s assets.
     (b) Immediately after giving effect to the consummation of the Contemplated Transactions: (i) Seller will be able to pay its Liabilities as they become due in the usual course of its business; (ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.
Section 3.27 Bulk Sales
     Neither Buyer nor Seller need to comply with any Legal Requirement related to the bulk-transfer provisions of the Uniform Commercial Code or any similar Legal Requirement under any applicable jurisdiction in connection with the Contemplated Transactions.

Section 3.28 Disclosure
     (a) Since January 1, 2002, Seller has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the Securities and Exchange Commission, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, and (ii) any applicable state securities authorities.
     (b) As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, together with any amendments thereto, complied in all material respects with all applicable Legal Requirements. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
     (c) No representation or warranty or other statement made by Seller in this Agreement, the Disclosure Letter, any supplement to the Disclosure Letter, or the certificates delivered pursuant to Section 2.7(a), contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.
     (d) Seller does not have Knowledge of any event, condition, or other fact or any series of events, conditions, or other facts that has specific application to Seller (other than general economic or industry conditions) and that, individually or in the aggregate, may materially adversely affect the Assets, Business, prospects, financial condition, or results of operations of Seller that has not been set forth in this Agreement or the Disclosure Letter.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER
     Buyer represents and warrants to Seller as follows:
Section 4.1 Organization And Good Standing
     Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida, with full power and authority to conduct its business as it is now conducted.
Section 4.2 Authority; No Conflict
     (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Assignment and Assumption Agreement, the Escrow Agreement, the Transition Services Agreement, and each other agreement to be executed or delivered by Buyer at Closing (collectively, the “Buyer’s Closing Documents”), each of the Buyer’s Closing Documents will constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, subject to the Bankruptcy and Equity Exception. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer’s Closing Documents and to perform its obligations under this Agreement and the Buyer’s Closing Documents, and such action has been duly authorized by all necessary corporate action.
     (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:
(i)	any provision of Buyer’s Governing Documents;

(ii)	any resolution adopted by the board of directors or the shareholders of Buyer;

(iii)	any Legal Requirement or Order to which Buyer may be subject; or

(iv)	any Contract to which Buyer is a party or by which Buyer may be bound.
Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 4.3 Certain Proceedings
     There is no pending Proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer’s Knowledge, no such Proceeding has been threatened.
Section 4.4 Brokers or Finders
     Neither Buyer nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Contemplated Transactions.
Section 4.5 Financing.
     Buyer will have at the Closing Date sufficient cash resources available to pay the cash portion of the aggregate Purchase Price as required in accordance with this Agreement.

ARTICLE V
COVENANTS OF SELLER PRIOR TO CLOSING
Section 5.1 Access and Investigation
     Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Seller shall (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, “Buyer Group”) full and free access, during regular business hours, to Seller’s personnel, properties, Contracts, Governmental Authorizations, books and Records, and other documents and data relating to the Business or the Assets, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller; (b) furnish Buyer Group with copies of all such Contracts, Governmental Authorizations, books and Records, and other existing documents and data relating to the Business or the Assets, as Buyer may reasonably request; (c) furnish Buyer Group with such additional financial, operating, and other relevant data and information relating to the Business or the Assets, as Buyer may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer’s investigation of the Business and the Assets. In addition, Buyer shall have the right to have the Tangible Personal Property inspected by Buyer Group, at Buyer’s sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Tangible Personal Property.
Section 5.2 Operation of the Business
Between the date of this Agreement and the Closing, Seller shall:
     (a) conduct the Business only in the Ordinary Course of Business;
     (b) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer’s behalf, use its Best Efforts to preserve intact the current Business and business organization, keep available the services of its officers, employees, and agents, and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with it;
     (c) confer with Buyer prior to implementing operational decisions of a material nature affecting the Business;
     (d) otherwise report periodically to Buyer concerning the status of the Business, its operations, and its finances;
     (e) make no material changes in management personnel of the Business without prior written consent of Buyer, other than changes necessitated by management resignations or terminations for cause;
     (f) maintain the Assets in a state of repair and condition that complies with Legal Requirements and is consistent with the requirements and normal conduct of the Business;

     (g) keep in full force and effect, without amendment, all material rights relating to the Business;
     (h) comply in all material respects with all Legal Requirements and contractual obligations applicable to the operations of the Business;
     (i) continue in full force and effect the insurance coverage under the policies set forth in Part 3.18 or substantially equivalent policies;
     (j) except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify, or terminate any Employee Plan without the express written consent of Buyer, and except as required under the provisions of any Employee Plan, not make any contributions to or with respect to any Employee Plan without the express written consent of Buyer, provided that Seller shall contribute that amount of cash to each Employee Plan necessary to fully fund all of the benefit liabilities of such Employee Plan on a plan-termination basis as of the Closing Date;
     (k) cooperate with Buyer and assist Buyer, to the extent reasonably requested by Buyer, in identifying the Governmental Authorizations required by Buyer to operate the Business from and after the Closing Date and either transferring existing Governmental Authorizations of Seller to Buyer, where permissible, or obtaining new Governmental Authorizations for Buyer;
     (l) upon request from time to time, execute and deliver all documents, make all truthful oaths, testify in any Proceedings, and do all other acts that may be reasonably necessary or desirable in the opinion of Buyer to consummate the Contemplated Transactions, all without further consideration; and
     (m) maintain all books and Records of Seller relating to the Business in the Ordinary Course of Business.
Section 5.3 Negative Covenant
     Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Seller shall not, without the prior written Consent of Buyer: (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Sections 3.12 or 3.16 would be likely to occur; (b) make any modification to any material Contract or Governmental Authorization related to the Business; (c) allow the levels of raw materials, supplies, or other materials included in the Inventories to vary materially from the levels customarily maintained; or (d) enter into any compromise or settlement of any litigation, proceeding, or governmental investigation relating to the Assets, the Business, or the Assumed Liabilities.
Section 5.4 Required Approvals
     As promptly as practicable after the date of this Agreement, Seller shall make, or cause to be made, all filings required by Legal Requirements to be made by Seller in order to consummate the Contemplated Transactions, including any filings with the Securities and Exchange Commission. Seller also shall cooperate, and cause its Related Persons to cooperate, with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the Contemplated Transactions. Seller also shall cooperate with Buyer and its Representatives in obtaining all Consents identified in Part 3.2(c).
Section 5.5 Notification
     Between the date of this Agreement and the Closing, Seller shall promptly notify Buyer in writing if it becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Seller’s representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller’s discovery of, such fact or condition. Should any such fact or condition require any change to the Disclosure Letter, Seller shall promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, Seller also shall promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely.
Section 5.6 Competing Transaction
     (a) Until such time as this Agreement shall be terminated pursuant to Section 9.1, neither Seller nor Seller’s Representatives will, directly or indirectly, solicit, initiate, encourage, or, except to the extent necessary to comply with the fiduciary duties of Seller’s board of directors as advised by counsel, entertain any inquiry, offer, or proposal from, any Third Party relating to the transfer or acquisition by purchase, merger, lease, recapitalization, or otherwise of any of the capital stock of Seller, the Business or any of the Assets (other than in the Ordinary Course of Business) or any combination of the foregoing (a “Competing Transaction”). Seller shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Seller. Notwithstanding anything to the contrary, if Seller or Seller’s Representatives receive an unsolicited offer or proposal providing for the acquisition of the Seller, the Business, the Assets, or a similar transaction (a “Competing Offer”), and the Seller’s Board of Directors determines in good faith, after consulting with outside counsel, that responding to such Competing Offer is necessary in order for the Board to comply with its fiduciary duties to the Seller’s shareholders under applicable law, then the Seller and the Seller’s Representatives may (i) participate in discussions and negotiations with the person making the Competing Offer, and (ii) furnish information with respect to the Seller and the Business to such person; provided that (x) the Competing Offer was not made in violation of this Agreement, (y) the Seller has entered into a customary non-disclosure agreement with such person, and (z) the Seller does not enter into any agreement with such person providing for exclusive negotiations.
     (b) In the event that (i) Seller or its Representatives breach the Seller’s obligations under this Section 5.6, (ii) in the event that Seller consummates a Competing Transaction within one year from the date this Agreement terminates in accordance with Section 9 (other than a termination (1) resulting from a breach by Buyer of its representations and warranties hereunder pursuant to Section 9.1(a), or (2) resulting from a breach by Buyer of its covenants and agreements hereunder pursuant to section 9.1(b), or pursuant to Section 9.1(d) or 9.1(e)), (iii) in the event this Agreement is terminated pursuant to Section 9.1(f), or (iv) in the event Seller’s Board of Directors fails to recommend the approval of the Contemplated Transactions as contemplated by Section 5.11, Seller shall immediately pay to Buyer the sum of two hundred thousand dollars ($200,000).
     (c) Notwithstanding anything to the contrary herein, Seller shall be free to take all reasonable and necessary steps to pursue the sale of any of (i) its assets not associated with the Business, (ii) the Sleep Therapy Assets or related sleep therapy business, (iii) the Total O2 Assets or the related business, and (iv) the capital stock of Seller, provided that any such sale of capital stock shall not interfere with the sale of the Business to Buyer.
Section 5.7 Best Efforts
     Seller shall use Seller’s Best Efforts to cause the conditions in Article 7 and Section 8.3 to be satisfied.
Section 5.8 Interim Financial Statements
     Until the Closing Date, Seller shall deliver to Buyer within 20 days after the end of each month a copy of the detailed income statement, balance sheet, and, within twenty days after the end of each quarter, a cash flow statement for such month or quarter, as applicable, and year-to-date, prepared in a manner and containing information consistent with Seller’s current practices and certified by Seller’s chief financial officer as to compliance with Section 3.3.
Section 5.9 Payment of Liabilities
     Between the date of this Agreement and the Closing Date, Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations relating to the Business and the Assets.
Section 5.10 Proxy Statement
     As promptly as practicable after the execution of this Agreement, Seller shall prepare and file with the SEC under the Exchange Act a proxy statement and form of proxy (such proxy statement, together with any amendments or supplements thereto (the “Proxy Statement”)) relating to the shareholders’ meeting and the vote of the shareholders of Seller with respect to the sale of the Business to Buyer and any other matters to be voted on at the shareholder meeting. Seller will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. Upon the request of Seller, Buyer shall promptly furnish to the Seller all information about itself and its business and operations as is required to be included in the Proxy Statement. Each of Buyer and Seller agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and Seller further agrees to take all steps necessary to amend or supplement the Proxy Statement. Each of Buyer and Seller agrees that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the shareholders meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller shall deliver a draft or drafts of the Proxy Statement to Buyer and its counsel and provide Buyer and its counsel a reasonable opportunity to review such draft or drafts prior to filing the same.
Section 5.11 Shareholders Meeting
     As soon as practicable after filing the Proxy Statement with the SEC, Seller shall call a meeting of its shareholders and will mail notice of the meeting, together with the Proxy Statement in accordance with its Governing Documents and Legal Requirements. The Board of Directors of Seller will recommend (subject to compliance with their fiduciary duties under applicable law as advised by outside counsel) to its shareholders that they vote their shares in favor of the Contemplated Transactions.
Section 5.12 WARN Act Notice
     On or immediately prior to the Closing Date, Seller agrees to provide any required notice under and in accordance with the Worker Adjustment and Retraining Notification Act, as amended (the “ WARN Act “).
ARTICLE VI
COVENANTS OF BUYER PRIOR TO CLOSING
Section 6.1 Required Approvals
     As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings required by Legal Requirements to be made by Buyer to consummate the Contemplated Transactions. Buyer also shall cooperate, and cause its Related Persons to cooperate, with Seller and its Representatives: (a) with respect to all filings Seller shall be required by Legal Requirements to make, and (b) in obtaining all Consents identified in Part 3.2(c), provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds, or incur any other burden in order to comply with this Section 6.1.
Section 6.2 Best Efforts
     Buyer shall use its Best Efforts to cause the conditions in Article 8 and Section 7.3 to be satisfied.

ARTICLE VII
CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE
     Buyer’s obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):
Section 7.1 Accuracy of Representations
     (a) All of Seller’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the Closing Date, as the case may be, in which case such representations and warranties shall be true and correct in all material respects as of such date or period), without giving effect to any supplement to the Disclosure Letter.
     (b) Each of Seller’s representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of the Closing as if then made (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the Closing Date, as the case may be, in which case such representations and warranties shall be true and correct in all material respects as of such date or period), without giving effect to any supplement to the Disclosure Letter.
Section 7.2 Seller’s Performance
     All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.
Section 7.3 Consents
     Each of the Consents identified in Exhibit 7.3 (the “Material Consents”) shall have been obtained and shall be in full force and effect.
Section 7.4 Additional Documents
     Seller shall have caused the documents and instruments required by Section 2.7(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:
     (a) an opinion of Morrison & Foerster LLP, counsel to Seller, dated the Closing Date, as to the matters specified in Exhibit 7.4(a);

     (b) the articles of incorporation and all amendments thereto of Seller, duly certified as of a recent date by the Secretary of State of the jurisdiction of Seller’s incorporation;
     (c) if requested by Buyer, any Consents or other instruments that may be required to permit Buyer’s qualification in each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation under the name “Chad Therapeutics, Inc.” or any derivative thereof;
     (d) releases of all Encumbrances on the Assets, other than Permitted Encumbrances;
     (e) certificates dated as of a date not earlier than the tenth Business Day prior to the Closing as to the good standing of Seller and payment of all applicable state Taxes by Seller, executed by the appropriate officials of the State of California and each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation as specified in Part 3.1(a); and
     (f) Such other documents as Buyer may reasonably request for the purpose of:
(i)	evidencing the accuracy of any of Seller’s representations and warranties;

(ii)	evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller;

(iii)	evidencing the satisfaction of any condition referred to in this Article 7; or

(iv)	otherwise facilitating the consummation or performance of any of the Contemplated Transactions.
Section 7.5 No Proceedings
     Since the date of this Agreement, there shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding: (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations, or conditions on or otherwise interfering with any of the Contemplated Transactions.
Section 7.6 No Conflict
     Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

Section 7.7 Governmental Authorizations
     Buyer shall have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Assets from and after the Closing.
ARTICLE VIII
CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE
     Seller’s obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):
Section 8.1 Accuracy Of Representations
     (a) All of Buyer’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the Closing Date, as the case may be, in which case such representations and warranties shall be true and correct in all material respects as of such date or period).
     (b) Each of Buyer’s representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of the Closing as if then made (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the Closing Date, as the case may be, in which case such representations and warranties shall be true and correct in all material respects as of such date or period.
Section 8.2 Buyer’s Performance
     All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.
Section 8.3 Consents
     Each of the Material Consents shall have been obtained and shall be in full force and effect.
Section 8.4 Additional Documents
     Buyer shall have caused the documents and instruments required by Section 2.7(b) and the following documents to be delivered (or tendered subject only to Closing) to Seller:

     (a) the articles of organization and all amendments thereto of Buyer, duly certified as of a recent date by the Secretary of State of the jurisdiction of Buyer’s organization;
     (b) certificates dated as of a date not earlier than the tenth Business Day prior to the Closing as to the good standing of Buyer, executed by the appropriate officials of the State of Florida and each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation; and
     (c) such other documents as Seller may reasonably request for the purpose of
(i)	evidencing the accuracy of any of Buyer’s representations and warranties;

(ii)	evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer; or

(iii)	evidencing the satisfaction of any condition referred to in this Article 8.
Section 8.5 No Injunction
     There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.
Section 8.6 Shareholder Approval.
     The shareholders of Seller shall have approved this Agreement and the Contemplated Transaction, as required by any Legal Requirement and by the provisions of its Governing Documents.
ARTICLE IX
TERMINATION
Section 9.1 Termination Events
     By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:
     (a) by Buyer or Seller (provided that the terminating party is not then in material Breach of this Agreement) in the event that any representation or warranty contained in this Agreement of the non-terminating party is Breached in any material respect and such Breach cannot be or has not been cured within 30 days after the giving of written notice to such terminating party of such inaccuracy and which Breach would provide the terminating party the ability to refuse to consummate the Contemplated Transactions under the applicable standard set forth in Section 7.1 of this Agreement in the case of any termination by Buyer and Section 8.1 of this Agreement in the case of any termination by Seller;
     (b) by Buyer or Seller (provided that the terminating party is not then in material Breach of this Agreement) in the event of a material Breach by the non-terminating party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the non-terminating party of such breach;
     (c) by Buyer if any condition in Article 7 has not been satisfied on or before March 31, 2008, or such later date upon which the parties may agree, or if satisfaction of any such condition by such date is or becomes impossible (other than as a result of Buyer’s material Breach of this Agreement), and Buyer has not waived such condition on or before such date;
     (d) by Seller if any condition in Article 8 has not been satisfied on or before March 31, 2008, or such later date upon which the parties may agree, or if satisfaction of any such condition by such date is or becomes impossible (other than as a result of Seller’s material Breach of this Agreement), and Seller has not waived such condition on or before such date;
     (e) by mutual consent of Buyer and Seller; or
     (f) by Seller if it receives a Competing Bid prior to shareholder approval of this Agreement, and Seller’s Board of Directors determines, after consultation with Seller’s legal counsel and financial advisers, that accepting such Competing Offer is necessary in order for the Board to comply with its fiduciary duties to the Seller’s shareholders under applicable law.
Section 9.2 Effect of Termination
     Each party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 9.2, Section 5.6(b), and Articles 12 and 13 (except for those in Section 13.5) will survive, provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the non-terminating party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.
ARTICLE X
ADDITIONAL COVENANTS
Section 10.1 Employees and Employee Benefits
     (a) Information on Active Employees. For the purpose of this Agreement, the term “Active Employees” shall mean all employees employed on the Closing Date by Seller for the Business who are:

(i)	bargaining unit employees currently covered by a collective bargaining agreement, or

(ii)	employed exclusively in Seller’s business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability, or sick leave, but excluding employees on long-term disability leave.
     (b) Employment of Certain Active Employees by Buyer.
(i)	Buyer has provided Seller with a list of Active Employees to whom Buyer intends to make an offer of employment, subject to final employment interviews, compliance with Buyer’s employment criteria, and agreement on the terms of employment between Buyer and each such Active Employee. Buyer is not obligated to hire any Active Employee, whether or not such Active Employee’s name is on the list provided to Seller. Seller shall cooperate with Buyer’s efforts to assess which, if any, of Seller’s employees that the Buyer wishes to hire. No later than 20 calendar days prior to Closing, Buyer will provide Seller with a final list of Active Employees to whom Buyer has made an offer of employment that has been accepted, to be effective on the Closing Date (the “Hired Employees”). Subject to Legal Requirements, Buyer will have reasonable access to the personnel Records (including performance appraisals, disciplinary actions, grievances, and medical Records) of Seller for the purpose of preparing for and conducting final employment interviews with Active Employees and will conduct the interviews as expeditiously as possible after the date of this Agreement. Access will be provided by Seller upon reasonable prior notice during normal business hours. Effective immediately before the Closing, Seller will terminate the employment of all of its Hired Employees.

(ii)	Neither Seller nor Seller’s Representatives shall solicit the continued employment of any Active Employee whose name appears on the list provided to Seller by Buyer (unless and until Buyer has informed Seller in writing that the particular Active Employee will not receive any employment offer from Buyer) or the employment of any Hired Employee after the Closing. Seller shall assist Buyer in complying with the WARN Act as to those Active Employees who will not become Hired Employees.

(iii)	It is understood and agreed that (A) Buyer’s expressed intention to extend offers of employment as set forth in this Section 10 shall not constitute any commitment, Contract, or understanding (expressed or implied), or any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer is “at will” and may be terminated by

Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote, or demote any of the Hired Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation, or terms or conditions of employment of such employees.
     (c) Compensation and Benefits.
(i)	Seller shall be responsible for (A) the payment of all wages and other remuneration, including pro rata bonus payments and all vacation pay earned prior to the Closing Date, due to Active Employees with respect to their services as employees of Seller through the close of business on the Closing Date (or thereafter if they remain Active Employees of Seller after the Closing Date); (B) the payment of any required termination or severance payments; and (C) any and all payments to employees required under the WARN Act.

(ii)	Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date (or thereafter if they remain Active Employees of Seller after the Closing Date) under the Employee Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical, or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the Active Employee to the benefit.

(iii)	After the Closing Date, Seller shall be responsible for providing contribution coverage required under COBRA to all former employees of Seller who terminated employment on or before the Closing Date or who otherwise constitute a “M&A qualified beneficiary” under Treasury Regulation Section 54.4980B-9.

(iv)	All Hired Employees who are participants in Seller’s Employee Plans shall retain their accrued benefits, if any under Seller’s Employee Plans (e.g., retirement plans), as of the Closing Date, and Seller (or Seller’s Employee Plans) shall retain sole liability for the payment of such benefits as and when such Hired Employees become eligible therefor under such plans. All Hired Employees shall become fully vested in their accrued benefits under Seller’s retirement plans as of the Closing Date, and Seller will so amend such plans if necessary to achieve this result. Seller shall cause the assets of each Employee Plan to equal or exceed the benefit liabilities of such Employee Plan on a plan-termination basis as of the Closing Date.

     (d) No Transfer of Assets. Neither Seller nor its Related Persons will make any transfer of pension or other employee benefit plan assets to Buyer.
     (e) General Employee Provisions.
(i)	Seller and Buyer shall give any notices required by Legal Requirements and take whatever other actions with respect to the plans, programs, and policies described in this Section 10.1 as may be necessary to carry out the arrangements described in this Section 10.1.

(ii)	Seller shall provide Buyer with such plan documents and summary plan descriptions, employee data, or other information as may be reasonably required to carry out the arrangements described in this Section 10.1.

(iii)	If any of the arrangements described in this Section 10.1 are determined by the IRS or other Governmental Body to be prohibited by law, Seller and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

(iv)	Seller shall provide Buyer with completed I-9 forms and attachments with respect to all Hired Employees, except for such employees as Seller certifies in writing to Buyer are exempt from such requirement.

(v)	Buyer shall not have any responsibility, liability, or obligation, whether to Hired Employees, Active Employees, former employees, their beneficiaries, or to any other Person, with respect to any compensation, benefits, employee benefit plans, practices, programs, arrangements, or agreements (including the establishment, operation, or termination thereof and the notification and provision of COBRA coverage extension) paid, payable, or maintained by Seller.
Section 10.2 Payment of All Taxes and Retained Liabilities
     (a) Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.
     (b) Seller shall pay, or make adequate provision for the payment, in full all of the Retained Liabilities and other Liabilities of Seller under this Agreement.
Section 10.3 Use of Seller’s Name and Marks
     From and after the Closing, Seller will cease all use in all markets of all Marks, except that at Closing, Buyer will grant to Seller a non-assignable license to use the name “Chad” or “Chad

Therapeutics” solely (1) for purposes of labeling and marketing the Total O2 product line and (2) in connection with winding up its business. Under no circumstances will Chad sell or otherwise transfer the right to use the name “Chad” or “Chad Therapeutics” to any Third Party. As soon as practicable after Closing, Buyer will establish links on the www.chadtherapeutics.com website directing Seller’s shareholders and the customers interested in or purchasing the Total O2 Assets to a site or sites specified by Seller to Buyer in writing.
Section 10.4 Reports and Returns
     Seller shall promptly after the Closing prepare and file all reports and returns required by Legal Requirements relating to the business of Seller as conducted using the Assets, to and including the Closing.
Section 10.5 Assistance In Proceedings
     Seller will cooperate with Buyer and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction, or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status, or transaction on or before the Closing Date involving Seller or the Business.
Section 10.6 Noncompetition, Non-solicitation, and Non-disparagement
     (a) Noncompetition. For a period of five (5) years after the Closing Date, Seller shall not, anywhere in the world, directly or indirectly, invest in, own, manage, operate, finance, control, advise, render services to, or guarantee the obligations of any Person engaged in or planning to become engaged in a business which competes with the Business or the business of marketing, distributing, and selling devices and products related to the oxygen therapy business (collectively, a “Competing Business”); provided, however, that Seller shall be permitted to continue to develop, manufacture, distribute, and market (i) products that are primarily designed for diagnosis and treatment of sleep disorders, some of which may have collateral therapeutic benefits for patients requiring supplemental oxygen, and (ii) products included within the Total O2 Assets.
     (b) Non-solicitation. For a period of five (5) years after the Closing Date, Seller shall not, directly or indirectly:
(i)	cause, induce, or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant, or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer, or in any way interfere with its relationship with Buyer;

(ii)	cause, induce, or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant, or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer, to deal with any competitor of Buyer, or in any way interfere with its relationship with Buyer; or
(iii)	hire, retain, or attempt to hire or retain any employee of Buyer or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.
     (c) Non-disparagement. After the Closing Date, Seller will not, and will cause its Related Persons not to, disparage Buyer or any of Buyer’s Representatives.
     (d) Modification of Covenant. If a final judgment of a Governmental Body of competent jurisdiction determines that any term or provision contained in Section 10.6(a) through (c) is invalid or unenforceable, then the parties agree that the Governmental Body will have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 10.6 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Seller acknowledges that this Section 10.6 is reasonable and necessary to protect and preserve Buyer’s legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Seller.
Section 10.7 Customer and Other Business Relationships
     After the Closing, Seller will cooperate with Buyer, as Buyer may reasonably request from time to time, in its efforts to continue and maintain for the benefit of Buyer those business relationships of Seller existing prior to the Closing and relating to the Business, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers, and others, and Seller will satisfy the Retained Liabilities in a manner that is not detrimental to any of such relationships. Seller will refer to Buyer all inquiries relating to such Business. Neither Seller nor any of its Related Persons shall take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the Business, including disparaging the name or business of Buyer.
Section 10.8 Retention of and Access to Records
     After the Closing Date, Buyer shall retain for a period consistent with Buyer’s record-retention policies and practices those Records of Seller delivered to Buyer. Buyer also shall provide Seller and Seller’s Representatives reasonable access thereto, during normal business hours and on at least three days’ prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits. After the Closing Date, Seller shall provide Buyer and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three days’ prior written notice, for any reasonable business purpose specified by Buyer in such notice.

Section 10.9 Further Assurances
     Subject to the proviso in Section 6.1, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.
Section 10.10 Removal of Assets
     Buyer shall remove at its expense all tangible Assets from Seller’s premises in Chatsworth, California, no later than June 15, 2008. Any Assets remaining at the Chatsworth premises after such date may be disposed of by Seller in its sole discretion, without any further obligation to Buyer.
ARTICLE XI
INDEMNIFICATION; REMEDIES
Section 11.1 Survival
     All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Section 2.7, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to Section 11.4.
Section 11.2 Indemnification and Reimbursement By Seller
     Seller will indemnify and hold harmless Buyer and its Representatives, members, and Related Persons (collectively, the “Buyer Indemnified Persons”), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), or diminution of value, whether or not involving a Third Party Claim (collectively, “Damages”), arising from or in connection with:
     (a) any Breach of any representation or warranty made by Seller in (i) this Agreement, (ii) the Disclosure Letter, (iii) the supplements to the Disclosure Letter, (iv) the certificates delivered pursuant to Section 2.7, (v) any transfer instrument, or (vi) any other certificate, document, writing, or instrument delivered by Seller pursuant to this Agreement;
     (b) any Breach of any covenant or obligation of Seller in this Agreement or in any other certificate, document, writing, or instrument delivered by Seller pursuant to this Agreement;
     (c) any Liability arising out of the ownership or operation of the Assets prior to the Closing other than the Assumed Liabilities;

     (d) any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller (or any Person acting on Seller’s behalf) in connection with any of the Contemplated Transactions;
     (e) the operation of the Business or any product or component thereof manufactured by or shipped, or any services provided by, Seller, in whole or in part, on or prior to the Closing Date;
     (f) any noncompliance with any Bulk Sales Laws or fraudulent transfer law in respect of the Contemplated Transactions;
     (g) any liability under the WARN Act or any similar state or local Legal Requirement that may result from an “Employment Loss”, as defined by 29 U.S.C. sect. 2101(a)(6), caused by any action of Seller prior to the Closing or by Buyer’s decision not to hire previous employees of Seller;
     (h) any Employee Plan established or maintained by Seller; or
     (i) any Retained Liabilities.
Section 11.3 Indemnification and Reimbursement by Buyer
     Buyer will indemnify and hold harmless Seller, its Representatives and Related Persons collectively, the “Seller Indemnified Persons”), and will reimburse the Seller Indemnified Persons, for any Damages arising from or in connection with:
     (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing, or instrument delivered by Buyer pursuant to this Agreement;
     (b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing, or instrument delivered by Buyer pursuant to this Agreement;
     (c) any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Buyer (or any Person acting on Buyers behalf) in connection with any of the Contemplated Transactions;
     (d) the operation of the Business or any product or component thereof manufactured by or shipped, or any services provided by, Buyer, in whole or in part, after the Closing Date; or
     (e) any Assumed Liabilities.
Section 11.4 Time Limitations
          (a) If the Closing occurs, Seller will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date (other than those in Sections 2.1 and 2.4(b) and Articles 10 and 12, as to which a claim may be made at any time) or (ii) a representation or warranty (other than those in Sections 3.6, 3.11, 3.13, 3.19, 3.24, 3.25, and 3.26, as to which a claim may be made at any time), only if on or before the second anniversary of the Closing Date, Buyer notifies Seller of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer.
     (b) If the Closing occurs, Buyer will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date (other than those in Article 12, as to which a claim may be made at any time) or (ii) a representation or warranty (other than that set forth in Section 4.4, as to which a claim may be made at any time), only if on or before the second anniversary of the Closing Date, Seller notifies Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Seller.
Section 11.5 Right of Setoff; Escrow
     Upon notice to Seller specifying in reasonable detail the basis therefor, Buyer may give notice of a claim in such amount under the Escrow Agreement. Such notice of claim under the Escrow Agreement will not constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.
Section 11.6 Third Party Claims
     (a) Promptly after receipt by a Person entitled to indemnity under Section 11.2 or 11.4 (an “Indemnified Person”) of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an “Indemnifying Person”) of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person’s failure to give such notice.
     (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.6(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying

Person assumes the defense of a Third-Party Claim, no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person’s Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person’s notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.
     (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).
     (d) Seller hereby consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller with respect to such a claim anywhere in the world.
     (e) With respect to any Third-Party Claim subject to indemnification under this Article 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.
     (f) With respect to any Third-Party Claim subject to indemnification under this Article 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

Section 11.7 Other Claims
     A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.
Section 11.8 Exclusive Remedies
     After the Closing, the indemnities provided in this Article XI shall constitute the sole and exclusive remedy of any Indemnified Persons for Damages arising out of, resulting from, or incurred in connection with the breach of any representation, warranty, covenant, or agreement made by the parties in this Agreement; provided, however, that this exclusive remedy for Damages does not preclude a party from bringing an action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement.
ARTICLE XII
CONFIDENTIALITY
Section 12.1 Definition of Confidential Information
     (a) As used in this Article 12, the term “Confidential Information” includes any and all of the following information of Seller or Buyer that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection, or otherwise by either party (Buyer on the one hand or Seller on the other hand) or its Representatives (collectively, a “Disclosing Party”) to the other party or its Representatives (collectively, a “Receiving Party”):
(i)	all information that is a trade secret under applicable trade secret or other law;

(ii)	all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions, and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software, and database technologies, systems, structures, and architectures;

(iii)	all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants’ materials, historical, current, and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel, personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party’s documents or property or discussions with the Disclosing Party regardless of the form of the communication; and
(iv)	all notes, analyses, compilations, studies, summaries, and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.
     (b) Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Article 12, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Article 12 to the extent included within the definition. In the case of trade secrets, each of Buyer and Seller hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.
Section 12.2 Restricted Use of Confidential Information
     (a) Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent Seller of an authorized representative of Seller with respect to Confidential Information (each, a “Seller Contact”) or an authorized representative of Buyer with respect to Confidential Information of Buyer (each, a “Buyer Contact”). Each of Buyer and Seller shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by Buyer or Seller, as the case may be, of the obligations of this Article 12 with respect to such information. Each of Buyer and Seller shall enforce the terms of this Article 12 as to its respective Representatives; take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this Article 12; and be responsible and liable for any breach of the provisions of this Article 12 by it or its Representatives.
     (b) Unless and until this Agreement is terminated, Seller shall maintain as confidential any Confidential Information (including for this purpose any information of Seller of the type referred to in Sections 12.1(a)(i), (ii) and (iii), whether or not disclosed to Buyer) of the Seller relating to any of the Assets or Assumed Liabilities. Notwithstanding the first sentence of this Section 12.2(b), Seller may use any Confidential Information of Seller before the Closing in the Ordinary Course of Business in connection with the transactions permitted by Section 5.2.
     (c) From and after the Closing, the provisions of Section 12.2(a) above shall not apply to or restrict in any manner Buyer’s use of any Confidential Information of the Seller relating to any of the Assets or the Assumed Liabilities. Any such Confidential Information of Seller relating to any of the Assets or Assumed Liabilities shall become Confidential Information of the Buyer at the Closing and Buyer shall be deemed to be the Disclosing Party for purposes of this Article 12.
Section 12.3 Exceptions
     Section 12.2 does not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is, or becomes generally available to the public other than as a result of a breach of this Article 12 by the Receiving Party or its Representatives; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is, or becomes available to the Receiving Party on a non-confidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary, or other obligation restricting disclosure. Seller shall not disclose any Confidential Information of Seller relating to any of the Assets or the Assumed Liabilities in reliance on the exceptions in clauses (b) or (c) above.
Section 12.4 Legal Proceedings
     If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Article 12, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Article 12. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party’s counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 12.4 do not apply to any Proceedings between the parties to this Agreement.
Section 12.5 Return or Destruction of Confidential Information
     If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody, or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party), destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party’s Confidential Information is returned.

Section 12.6 Attorney-Client Privilege
     The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges, or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party’s Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Closing, the Receiving Party shall have the right to assert such protections and privileges.
ARTICLE XIII
GENERAL PROVISIONS
Section 13.1 Expenses
     Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. Buyer will pay the fees and expenses of the escrow agent under the Escrow Agreement. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.
Section 13.2 Public Announcements
     Any public announcement, press release, or similar publicity with respect to this Agreement or the Contemplated Transactions will be in a form mutually acceptable to Buyer and Seller. Seller and Buyer will consult with each other concerning the means by which Seller’s employees, shareholders, customers, suppliers, and others having dealings with Seller will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such personal communication and will have the right to review and approve any written communication.
Section 13.3 Notices
     All notices, Consents, waivers, and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers, or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address, or person as a party may designate by notice to the other parties):
Seller:
CHAD Therapeutics, Inc.
21622 Plummer St.
Chatsworth, CA 91311
Attention: Earl L. Yager, Chief Executive Officer and President
Fax no.: (818) 882-1809
E-mail address: eyager@chadtherapeutics.com
with a copy to:
Hillel T. Cohn
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California 90013-1024
Fax no.: (213) 892-5454
E-mail address: hcohn@mofo.com
Buyer:
Inovo, Inc.
2975 Horseshoe Drive South
Suite 600
Naples, Florida 34104
Attention: Michael J. Mulroy
Fax no.: (239) 643-6530
E-mail address: mmulroy@inovoinc.com
with a copy to:
Mary Beth M. Clary
Porter Wright Morris & Arthur, LLP
5801 Pelican Bay Boulevard, Suite 300
Naples, Florida 34108-2709
Fax: 239-593-2990
E-mail address: mbclary@porterwright.com
Section 13.4 Jurisdiction; Service of Process
     Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of Florida, County of Collier, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary, and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.
Section 13.5 Enforcement of Agreement
     Seller acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Seller could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary, and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.
Section 13.6 Waiver; Remedies Cumulative
     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
Section 13.7 Entire Agreement and Modification
     This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Disclosure Letter, Exhibits, and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

Section 13.8 Disclosure Letter
     (a) The information in the Disclosure Letter constitutes (i) exceptions to particular representations, warranties, covenants, and obligations of Seller as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in this Agreement will control.
     (b) The statements in the Disclosure Letter, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.
     (c) To the extent that any representation or warranty set forth in this Agreement is qualified by the materiality of the matters to which the representation or warranty relates, the inclusion of any matter in the Disclosure Letter does not constitute a determination by Seller that any such matter is material.
     (d) The disclosures in the Disclosure Letter shall modify and relate to the representations and warranties and covenants in the Section of this Agreement to which they expressly refer. No disclosure in the Disclosure Letter relating to any possible breach or violation of any agreement or applicable Legal Requirement shall be construed as an admission, indication, or otherwise that any such breach or violation exists or has actually occurred, and nothing in the Disclosure Letter shall constitute an admission of any liability or obligation of Seller to any third party, nor an admission against Seller’s interest.
Section 13.9 Assignments, Successors, and No Third Party Rights
     No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Related Party of Buyer and may collaterally assign its rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Third Party any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.9.
Section 13.10 Severability
     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable

Section 13.11 Construction
     The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Articles,” “Sections” and “Parts” refer to the corresponding Articles, Sections, and Parts of this Agreement and the Disclosure Letter.
Section 13.12 Time of Essence
     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
Section 13.13 Governing Law
     This Agreement will be governed by and construed under the laws of the State of Florida without regard to conflicts-of-laws principles that would require the application of any other law.
Section 13.14 Execution of Agreement
     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by electronic means shall be deemed to be their original signatures for all purposes.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Buyer:		Seller:

INOVO, INC.		CHAD THERAPEUTICS, INC.

By:	/s/ George A. Harris	By:	/s/ Earl L. Yager

	George A. Harris, President		Earl L. Yager, Chief Executive
Officer and President

List of Exhibits

Exhibit 2.7(a)(i)	Bill of Sale
Exhibit 2.7(a)(ii)	Assignment and Assumption
Exhibit 2.7(a)(iii) — Part I	Patent Assignment
Exhibit 2.7(a)(iii) — Part II	Trademark Assignment
Exhibit 2.7(a)(iii) — Part III	Domain Name Assignment
Exhibit 2.5	Purchase Price Allocation
Exhibit 2.7(a)(v)	Escrow Agreement
Exhibit 2.7(a)(viii)	Transition Services Agreement

CHAD THERAPUTICS, INC.
Proxy Solicited By The Board Of Directors
For the Special Meeting of Stockholders
To be held                     , 2008
     The undersigned hereby appoints Thomas E. Jones and Earl L. Yager, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of CHAD Therapeutics, Inc., which the undersigned may be entitled to vote at the Special Meeting of Stockholders of CHAD Therapeutics, Inc. to be held at the Company’s executive offices at 21622 Plummer Street, Chatsworth, California 91311, on                     , 2008 at [     ] a.m. (local time), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following materials and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTES, TO VOTE AS SPECIFIED ON THIS PROXY CARD WITH RESPECT TO THE PROPOSALS LISTED IN THE PARAGRAPH ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREFOR.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
(continued on reverse side)

THE BOARD OF DIRECTORS OF CHAD THERAPEUTICS, INC. UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSALS:
Vote on Proposals:

1. To approve the sale of our oxygen conserver business in accordance with the terms and conditions of an Asset Purchase Agreement, dated as of November 16, 2007, between Inovo, Inc., a Florida corporation (“Inovo”), and CHAD Therapeutics, Inc., a California corporation. Pursuant to the Asset Purchase Agreement, Chad would sell substantially all of the assets related to its oxygen conserver business to Inovo and Inovo would assume certain liabilities related to the oxygen conserver business.
☐ FOR ☐ AGAINST ☐ ABSTAIN

2. To authorize proxy holders to vote to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, with respect to Proposal 1 above.	☐ FOR ☐ AGAINST ☐ ABSTAIN

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PRIOR TO THE MEETING.	The undersigned hereby acknowledges notification of the special meeting and receipt of the proxy statement dated , 2007, relating to the special meeting.

In case of joint owners, each joint owners must sign. If signing for a corporation or partnership as an agent, attorney or fiduciary, indicate the capacity in which you are singing.

Please indicate if you plan to attend this meeting ☐
Signature:                                                      Signature if jointly held*                                                      Date
* Please sign exactly as name appears on this form. When signing as attorney, executor, administer, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign name by authorized person.

//FOLD AND DETACH HERE//
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if your marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/ctu		1-866-540-5760

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date our proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement on the internet at www.chadtherapeutics.com